Exhibit 4.9
Execution Version
INDENTURE
among
MNR ABS ISSUER I, LLC,
as Issuer
MNR ABS AGENT CORP.,
as AgentCorp
and
UMB BANK, N.A.
as Indenture Trustee, Note Registrar, Paying Agent and Securities Intermediary
Dated as of October 26, 2023
4135-9059-6169.10
TABLE OF CONTENTS
Page
ARTICLE I
DEFINITIONS AND INCORPORATION BY REFERENCE
Section 1.01Definitions2
ARTICLE II
THE NOTES
Section 2.01Notes3
Section 2.02Registration of Transfer and Exchange of Notes3
Section 2.03Book-Entry Notes9
Section 2.04Mutilated, Destroyed, Lost or Stolen Notes11
Section 2.05Persons Deemed Owner12
Section 2.06Certification by Note Owners12
Section 2.07Notes Issuable in Series12
Section 2.08Payment of Principal and Interest13
Section 2.09Cancellation14
Section 2.10Release of Collateral14
Section 2.11Tax Treatment15
Section 2.12CUSIP and Private Placement Numbers15
Section 2.13Additional Notes16
ARTICLE III
REPRESENTATIONS AND WARRANTIES
Section 3.01Organization and Good Standing17
Section 3.02Authority; No Conflict18
Section 3.03Legal Proceedings; Orders19
Section 3.04Compliance with Laws and Governmental Authorizations19
Section 3.05Compliance with Leases19
Section 3.06Material Liabilities20
Section 3.07Employee Benefit Plans20
Section 3.08Use of Proceeds; Margin Regulations20
Section 3.09Existing Indebtedness; Future Liens20
Section 3.10Foreign Assets Control Regulations, Etc20
Section 3.11Status under Certain Statutes21
Section 3.12Single Purpose Entity22
Section 3.13Solvency22
Section 3.14Security Interest22
ARTICLE IV
COVENANTS
Section 4.01Payment of Principal and Interest22
Section 4.02Maintenance of Office or Agency23
Section 4.03Money for Payments to Be Held on behalf of the Secured Parties23
Section 4.04Compliance With Law23
Section 4.05Insurance23
Section 4.06No Change in Fiscal Year24
Section 4.07Payment of Taxes and Claims24
Section 4.08Existence24
Section 4.09Books and Records24
Section 4.10Performance of Material Agreements24
Section 4.11Maintenance of Lien25
Section 4.12Further Assurances25
Section 4.13Use of Proceeds26
Section 4.14Separateness26
Section 4.15Transactions with Affiliates28
Section 4.16Merger, Consolidation, Etc28
Section 4.17Lines of Business29
Section 4.18Economic Sanctions, Etc29
Section 4.19Liens29
Section 4.20Sale of Assets, Etc29
Section 4.21Permitted Indebtedness29
Section 4.22Amendment to Organizational Documents30
Section 4.23No Loans30
Section 4.24Permitted Investments; Subsidiaries30
Section 4.25Employees; ERISA30
Section 4.26Tax Treatment30
Section 4.27Hedging Requirements31
Section 4.28Replacement of Manager or Back-up Manager32
Section 4.29Manager Failure33
Section 4.30Characterization33
Section 4.31Amendments to Basic Documents33
Section 4.32Operator Account34
ARTICLE V
REMEDIES
Section 5.01Events of Default34
Section 5.02Acceleration of Maturity; Rescission and Annulment37
Section 5.03Collection of Indebtedness and Suits for Enforcement by Indenture
Trustee38
Section 5.04Remedies; Priorities41
Section 5.05Optional Preservation of the Assets42
Section 5.06Limitation of Suits43
Section 5.07Unconditional Rights of Hedge Counterparties and Noteholders to
Receive Principal and Interest43
Section 5.08Restoration of Rights and Remedies44
Section 5.09Rights and Remedies Cumulative44
Section 5.10Delay or Omission Not a Waiver44
Section 5.11Control by Noteholders44
Section 5.12Waiver of Past Defaults45
Section 5.13Undertaking for Costs46
Section 5.14Waiver of Stay or Extension Laws46
Section 5.15Action on Notes46
Section 5.16Performance and Enforcement of Certain Obligations46
ARTICLE VI
THE INDENTURE TRUSTEE
Section 6.01Duties of Indenture Trustee47
Section 6.02Rights of Indenture Trustee49
Section 6.03Individual Rights of Indenture Trustee52
Section 6.04Indenture Trustees Disclaimer52
Section 6.05Notice of Manager Termination Events or Events of Default52
Section 6.06Reports by Indenture Trustee53
Section 6.07Compensation and Indemnity53
Section 6.08Replacement of Indenture Trustee54
Section 6.09Successor Indenture Trustee by Merger55
Section 6.10Appointment of Co-Indenture Trustee or Separate Indenture Trustee56
Section 6.11Eligibility; Disqualification57
Section 6.12Representations and Warranties of the Indenture Trustee57
ARTICLE VII
INFORMATION REGARDING THE ISSUER
Section 7.01Financial and Business Information58
Section 7.02Visitation60
ARTICLE VIII
ACCOUNTS, DISBURSEMENTS AND RELEASES
Section 8.01Deposit of Collections60
Section 8.02Establishment of Accounts61
Section 8.03Collection of Money66
Section 8.04Permitted Dispositions; Additional Assets66
Section 8.05Reserve Reports72
Section 8.06Distributions74
Section 8.07Liquidity Reserve Account; Operating Expenses80
Section 8.08Statements to Noteholders82
Section 8.09[Reserved.]85
Section 8.10[Reserved.]85
Section 8.11Original Documents85
Section 8.12Equity Contribution Cures85
ARTICLE IX
SUPPLEMENTAL INDENTURES
Section 9.01Supplemental Indentures without Consent of Noteholders86
Section 9.02Supplemental Indentures with Consent of Noteholders and Hedge
Counterparties87
Section 9.03Execution of Supplemental Indentures90
Section 9.04Effect of Supplemental Indenture91
Section 9.05Reference in Notes to Supplemental Indentures91
ARTICLE X
REDEMPTION OF NOTES
Section 10.01Redemption91
Section 10.02Form of Redemption Notice91
Section 10.03Notes Payable on Redemption Date92
ARTICLE XI
SATISFACTION AND DISCHARGE
Section 11.01Satisfaction and Discharge of Indenture92
Section 11.02Application of Trust Money94
Section 11.03Repayment of Monies Held by Paying Agent94
ARTICLE XII
MISCELLANEOUS
Section 12.01Compliance Certificates and Opinions, etc94
Section 12.02Form of Documents Delivered to Indenture Trustee95
Section 12.03Acts of Noteholders96
Section 12.04Notices, etc., to Indenture Trustee and Issuer96
Section 12.05Notices to Noteholders; Notices to Hedge Counterparties; Waiver97
Section 12.06Alternate Payment and Notice Provisions98
Section 12.07Effect of Headings and Table of Contents98
Section 12.08Successors and Assigns98
Section 12.09Severability99
Section 12.10Benefits of Indenture99
Section 12.11Legal Holidays99
Section 12.12GOVERNING LAW; CONSENT TO JURISDICTION99
Section 12.13Counterparts; Electronic Execution100
Section 12.14Recording of Indenture100
Section 12.15No Petition101
Section 12.16Waiver of Jury Trial101
Section 12.17Rating Agency Notice101
Section 12.18[Reserved]101
Section 12.19Extinguishment of Obligations101
Section 12.20Agency Agreement Acknowledgment102
APPENDIX ADefinitions
EXHIBIT A-1Form of Rule 144A Global Note
EXHIBIT A-2Form of Regulation S Global Note
EXHIBIT A-3Form of Definitive Note
EXHIBIT B-1Form of Transferor Certificate for Transfers of Beneficial Interests in
Regulation S Global Note for Beneficial Interests in Rule 144A Global
Note
EXHIBIT B-2Form of Transferor Certificate for Transfers of Beneficial Interests in
Rule 144A Global Note for Beneficial Interests in Regulation S Global
Note
EXHIBIT B-3Form of Transferee Certificate for Transfers of Definitive Notes to
Qualified Institutional Buyers
EXHIBIT B-4Form of Transferee Certificate for Transfers of Definitive Notes to
Institutional Accredited Investors
EXHIBIT B-5Form of Transferor Certificate for Transfers of Definitive Notes to
Qualified Institutional Buyers
EXHIBIT B-6Form of Transferor Certificate for Transfers of Definitive Notes to
Institutional Accredited Investors
EXHIBIT CForm of Noteholder Statement
EXHIBIT DP&A Reserve Trigger
THIS INDENTURE dated as of October 26, 2023 (as it may be amended, restated, supplemented or otherwise modified and in effect from time to time, this Indenture) is entered into by and among MNR ABS ISSUER I, LLC, a Delaware limited liability company (the
Issuer), MNR ABS AGENT CORP., a Delaware corporation (AgentCorp, and together with the Issuer, the Restricted Parties), UMB BANK, N.A., a national banking association, as indenture trustee and not in its individual capacity (in such capacity, the Indenture Trustee), as note registrar and not in its individual capacity (in such capacity, the Note Registrar), as paying agent and not in its individual capacity (in such capacity, the Paying Agent) and, as securities intermediary and not in its individual capacity (the Securities Intermediary).
WHEREAS, the parties hereto have duly authorized the execution and delivery of this Indenture to provide for the issuance from time to time by the Issuer of one or more Series of
Notes, issuable as provided in this Indenture and the applicable Series Supplement;
WHEREAS, it is hereby agreed between the Restricted Parties and the Indenture
Trustee, on behalf of itself, the Noteholders and the Hedge Counterparties, that in the performance of any of the agreements of the Issuer herein contained, any obligation the Issuer may thereby incur for the payment of money shall not be general debt on its part, but shall be secured by and payable solely from the Collateral, payable in such order of preference and priority as provided herein;
WHEREAS, each Series will be constituted by this Indenture and a Series
Supplement; and
WHEREAS, the Notes of any Series issued pursuant to this Indenture will be divided into classes as provided in this Indenture and the applicable Series Supplement;
NOW, THEREFORE, in consideration of the premises and the agreements, provisions and covenants herein contained, each party hereto agrees as follows:
GRANTING CLAUSE
Each Restricted Party hereby Grants to the Indenture Trustee on the Initial Closing
Date, and on, with respect to any Additional Assets, each date in which a Joinder Supplement identifying such Additional Asset is entered into after the Initial Closing Date, as Indenture
Trustee, for the benefit of the Holders of the Notes, each Hedge Counterparty and the other Secured
Parties, all of such Restricted Partys right, title and interest, whether now or hereafter acquired, and wherever located, in and to (a) the Assets identified in the Asset Purchase Agreement entered into on the Initial Closing Date, any Additional Assets identified in any Joinder Supplement entered into after the Initial Closing Date, and in each case, all monies received thereon and in respect thereof as of or after the applicable Effective Time; (b) the Issuer Accounts, the Operator
Account and all funds on deposit therein, and financial assets (as such term is defined in the
Uniform Commercial Code as from time to time in effect), instruments, money, and other property credited to or on deposit in the Issuer Accounts and the Operator Account, from time to time, including the Liquidity Reserve Account Initial Deposit, and in all investments and proceeds thereof (including all income thereon); (c) the Asset Purchase Agreement (including such

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Restricted Partys right to exercise remedies against the Initial Sellers and any Additional Sellers with respect to the Assets pursuant to the terms of the Basic Documents); (d) the Operating
Agreement, (e) the Management Services Agreement; (f) the Hedge Agreements; (g) the Back-up
Management Agreement; (h) the Guarantee and Security Agreement; (i) each other Basic
Document to which it is a party; (j) the representations, warranties and covenants contained in each of the Basic Documents; (k) all accounts, chattel paper, commercial tort claims, deposit accounts, documents, equity interests (including, with respect to the Issuer, the Issuers equity interests in
AgentCorp), accounts receivable, general intangibles, goods, instruments, investment property, letter-of-credit rights, letters of credit, money, and oil, gas, and other minerals; and (l) all proceeds of any and all of the foregoing and all present and future claims, demands, causes of action and choses in action in respect of any or all of the foregoing and all payments on or under and all proceeds of every kind and nature whatsoever in respect of any or all of the foregoing, including all proceeds of the conversion thereof, voluntary or involuntary, into cash or other liquid property, all cash proceeds, accounts, accounts receivable, notes, drafts, acceptances, chattel paper, checks, deposit accounts, insurance proceeds, condemnation awards, rights to payment of any and every kind and other forms of obligations and receivables, instruments, general intangibles and other property which at any time constitute all or part of or are included in the proceeds of any of the foregoing (collectively, the Collateral).
The foregoing Grant is made in trust to secure the Secured Obligations.
The Indenture Trustee, as Indenture Trustee on behalf of the Holders of the Notes, each Hedge Counterparty and the other Secured Parties, acknowledges such Grant, accepts the trusts under this Indenture in accordance with the provisions of this Indenture and agrees to perform its duties required in this Indenture to the end that the interests of the Holders of the Notes, the Hedge Counterparties and the other Secured Parties may be adequately and effectively protected.
ARTICLE I
DEFINITIONS AND INCORPORATION BY REFERENCE
Section 1.01 Definitions. Certain capitalized terms used in this Indenture shall have the respective meanings assigned to them in Part I of Appendix A attached hereto or, if not defined therein, as defined in the Asset Purchase Agreement. All references herein to the Indenture or this Indenture are to this Indenture as it may be amended, restated, supplemented or otherwise modified from time to time, the exhibits hereto and the capitalized terms used herein which are defined in such Appendix A. All references herein to Articles,
Sections, subsections and exhibits are to Articles, Sections, subsections and exhibits contained in or attached to this Indenture unless otherwise specified. All terms defined in this Indenture shall have the defined meanings when used in any certificate, notice, Note or other document made or delivered pursuant hereto unless otherwise defined therein. The rules of construction set forth in Part II of such Appendix A shall be applicable to this Indenture.

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ARTICLE II
THE NOTES
Section 2.01Notes.
(a)The Notes shall be substantially in the form attached as Exhibit A-1 and Exhibit
A-2, as applicable; provided, that any of the Notes may be issued with appropriate insertions, omissions, substitutions and variations, and may have imprinted or otherwise reproduced thereon such legend or legends, not inconsistent with the provisions of this Indenture, as may be required to comply with any law or with rules or regulations pursuant thereto, or with the rules of any securities market in which the Notes may be admitted to trading. Unless otherwise specified in the
Series Supplement for a Series of Notes, the Notes shall be issuable in book-entry form and in accordance with Section 2.03(a), Ownership Interests in the Book-Entry Notes shall initially be held and transferred through the book-entry facilities of the Depositary; provided, that Notes purchased by Institutional Accredited Investors that are not Qualified Institutional Buyers will be delivered in fully registered, certificated form substantially in the form attached as Exhibit A-3
(the Definitive Notes). The Notes shall be issued in minimum denominations specified in the related Series Supplement.
(b)The Definitive Notes shall be executed by manual signature by an authorized officer of the Issuer. Definitive Notes bearing the manual signatures of individuals who were at any time authorized officers of the Issuer shall be entitled to all benefits under this Indenture, notwithstanding that such individuals or any of them have ceased to hold such offices prior to the authentication and delivery of such Definitive Notes or did not hold such offices at the date of such
Definitive Notes. The Indenture Trustee shall, upon receipt of an Issuer Order, authenticate and deliver any Definitive Notes executed by the Issuer for issuance pursuant to this Indenture. No
Definitive Note shall be entitled to any benefit under this Indenture, or be valid for any purpose, however, unless there appears on such Definitive Note a certificate of authentication substantially in the form provided for in Exhibit A-3 executed by the Indenture Trustee by the manual signature of one of its Responsible Officers, and such certificate of authentication upon any Definitive Note shall be conclusive evidence, and the only evidence, that such Definitive Note has been duly authenticated and delivered hereunder. All Definitive Notes shall be dated the date of their authentication.
(c)Subject to Section 2.13, the aggregate principal amount of the Notes which may be authenticated and delivered under this Indenture shall be unlimited.
Section 2.02Registration of Transfer and Exchange of Notes.
(a)The Issuer may, at its own expense, appoint any Person with appropriate experience as a securities registrar to act as the note registrar hereunder (the Note Registrar).
The Indenture Trustee initially shall be the Note Registrar for the purpose of registering Notes and transfers of Notes as herein provided. Upon any resignation of any Note Registrar, the Issuer shall promptly appoint a successor or, if it elects not to make such an appointment, assume the duties of

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Note Registrar. The Note Registrar shall be subject to the same standards of care, limitations on liability and rights to indemnity as the Indenture Trustee and the provisions of Section 6.07 shall apply to the Note Registrar to the same extent that they apply to the Indenture Trustee and with the same rights of recovery (other than the prudent person standard after an Event of Default). Any
Note Registrar appointed in accordance with this Section 2.02(a) may at any time resign by giving at least 30 days advance written notice of resignation to the Indenture Trustee and the Issuer. The
Issuer may at any time terminate the agency of any Note Registrar appointed in accordance with this Section 2.02(a) by giving written notice of termination to such Note Registrar.
At all times during the term of this Indenture, there shall be maintained at the office of the Note Registrar a register (the Note Register) in which, subject to such reasonable regulations as the Note Registrar may prescribe, the Note Registrar shall provide for the registration of Notes and of transfers and exchanges of Notes as herein provided (or as set forth in any Series Supplement with respect to the transfer and registration or de-registration of any
Uncertificated Note). The Issuer and the Indenture Trustee shall have the right to inspect the Note
Register or to obtain a copy thereof at all reasonable times, and to rely conclusively upon a certificate of the Note Registrar as to the information set forth in the Note Register.
(b)No transfer, sale, pledge or other disposition of any Note or interest therein shall be made unless such transfer, sale, pledge or other disposition is exempt from the registration and/or qualification requirements of the Securities Act and any applicable state securities laws, or is otherwise made in accordance with the Securities Act and such state securities laws.
If a transfer of any Note that constitutes a Definitive Note is to be made without registration under the Securities Act (other than in connection with the initial issuance of a Series of the Notes or a transfer of a Book-Entry Note to a successor Depositary as contemplated by
Section 2.03(c)), then such transfer shall not be registered by the Note Registrar unless the Note
Registrar receives (and, upon receipt, may conclusively rely upon) either: (i) a certification from the Noteholder desiring to effect such transfer substantially in the form attached as Exhibit B-5, in the case of a transfer to a Qualified Institutional Buyer, or Exhibit B-6, in the case of a transfer to an Institutional Accredited Investor, and a certification from the prospective transferee substantially in the form attached hereto as Exhibit B-3, in the case of a transfer to a Qualified
Institutional Buyer, or Exhibit B-4, in the case of a transfer to an Institutional Accredited Investor, or (ii) an Opinion of Counsel to the effect that such transfer may be made without registration under the Securities Act (which Opinion of Counsel shall not be an expense of the Issuer, the
Indenture Trustee or the Note Registrar in their respective capacities as such), together with the written certification(s) as to the facts surrounding such transfer from the Noteholder desiring to effect such transfer and/or such Noteholders prospective transferee on which such Opinion of
Counsel is based.
If a transfer of any interest in a Rule 144A Global Note is to be made without registration under the Securities Act to a Person who will take delivery of such interest in the form of an interest in a Regulation S Global Note, then the Note Owner desiring to effect such transfer shall be required to deliver to the Note Registrar (i) a certification substantially in the form attached as Exhibit B-2 and (ii) such written orders and instructions as are required under the Applicable

5
Procedures to direct the Indenture Trustee to approve the debit withdrawal of the account of a
Depositary Participant by a denomination of interests in such Rule 144A Global Note, and credit the account of a Depositary Participant by a denomination of interests in such Regulation S Global
Note, that is equal to the denomination of beneficial interests in the Class of Notes to be transferred.

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Upon delivery to the Note Registrar of such certification and such orders and instructions, the
Indenture Trustee, subject to and in accordance with the Applicable Procedures, shall reduce the denomination of the Rule 144A Global Note in respect of the applicable Class of Notes and increase the denomination of the Regulation S Global Note for such Class by the denomination of the beneficial interest in such Class specified in such orders and instructions. If a transfer of any interest in a Rule 144A Global Note is to be made without registration under the Securities Act to a Person who will take delivery of such interest in the form of an interest in such Rule 144A Global
Note, then the Note Owner desiring to effect such transfer shall be deemed to have represented and warranted that the certifications set forth in Exhibit B-1 are, with respect to such transfer, true and correct.
Any interest in a Rule 144A Global Note with respect to any Class of Book-Entry
Notes may be transferred by any Note Owner holding such interest to any Institutional Accredited
Investor (other than a Qualified Institutional Buyer) that takes delivery in the form of a Definitive
Note of the same Class as such Rule 144A Global Note upon delivery to the Note Registrar of
(i)(A) a certification from such Note Owners prospective transferee substantially in the form of
Exhibit B-4, or (B) an Opinion of Counsel to the effect that such transfer may be made without registration under the Securities Act (which Opinion of Counsel shall not be an expense of the
Issuer, the Indenture Trustee or the Note Registrar in their respective capacities as such), together with the written certification(s) as to the facts surrounding such transfer from the Noteholder desiring to effect such transfer and/or such Noteholders prospective transferee on which such
Opinion of Counsel is based, and (ii) such written orders and instructions as are required under the
Applicable Procedures to direct the Indenture Trustee to approve the debit withdrawal of the account of a Depositary Participant by the denomination of the transferred interests in such Rule
144A Global Note. Upon delivery to the Note Registrar of such certification or Opinion of Counsel and such orders and instructions, the Indenture Trustee, subject to and in accordance with the
Applicable Procedures, shall reduce the denomination of such Rule 144A Global Note by the denomination of the transferred interests in such Rule 144A Global Note specified in such orders and instructions, and shall cause a Definitive Note of the same Class as such Rule 144A Global
Note, and in a denomination equal to the reduction in the denomination of such Rule 144A Global
Note, to be executed, authenticated and delivered in accordance with this Indenture to the applicable transferee.
Except as provided in the next sentence, on and prior to the Release Date, a beneficial interest in a Regulation S Global Note for any Class of Book-Entry Notes may be
transferred only to a Person who takes delivery in the form of a beneficial interest in such
Regulation S Global Note. On and prior to the Release Date, a Note Owner holding an interest in a Regulation S Global Note desiring to effect a transfer to a Person who takes delivery of such interest in the form of a beneficial interest in the Rule 144A Global Note for such Class of Notes shall be required to deliver to the Note Registrar (i) a certification substantially in the form attached as Exhibit B-1 and (ii) such written orders and instructions as are required under the Applicable
Procedures to direct the Indenture Trustee to approve the debit withdrawal of the account of a
Depositary Participant by a denomination of interests in such Regulation S Global Note, and credit the account of a Depositary Participant by a denomination of interests in such Rule 144A Global
Note, that is equal to the denomination of beneficial interests in the Class of Notes to be transferred.

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Upon delivery to the Note Registrar of such certification and such orders and instructions, the
Indenture Trustee, subject to and in accordance with the Applicable Procedures, shall reduce the

8
denomination of the Regulation S Global Note in respect of the applicable Class of Notes and increase the denomination of the Rule 144A Global Note for such Class by the denomination of the beneficial interest in such Class specified in such orders and instructions. On or prior to the
Release Date, beneficial interests in the Regulation S Global Note for each Class of Book-Entry
Notes may be held only through Euroclear or Clearstream.
None of the Issuer, the Indenture Trustee or the Note Registrar shall be obligated to register or qualify any Class of Notes under the Securities Act or any other securities law or to take any action not otherwise required under this Indenture to permit the transfer of any Note or interest therein without registration or qualification. Any Noteholder or Note Owner desiring to effect a transfer, sale, pledge or other disposition of any Note or interest therein shall, and does hereby agree to, indemnify the Parent, Holdings, the Issuer, the Indenture Trustee, the Manager,
the Back-up Manager, and the Note Registrar against any liability that may result if such transfer, sale, pledge or other disposition is not exempt from the registration and/or qualification requirements of the Securities Act and any applicable state securities laws or is not made in accordance with such federal and state laws.
(c)No transfer of any Note or any interest therein shall be made to any Plan or to any Person who is directly or indirectly acquiring such Note on behalf of, as fiduciary of, as trustee of, or with the assets of, a Plan, except in each such case, in accordance with the following provisions of this Section 2.02(c). Any attempted or purported transfer of a Note in violation of this Section 2.02(c) will be null and void and vest no rights in any purported transferee.
Each purchaser and transferee (and its fiduciary, if applicable) of a Note (other than an ERISA Restricted Note) is deemed to represent and warrant that either: (i) it is not acquiring and will not hold such Note (or interest therein) with the assets of a Plan or (ii) the acquisition and holding of such Note (or interest therein) will not give rise to a nonexempt prohibited transaction under Section 406 of ERISA or Section 4975 of the Code or result in a violation of any similar law.
Each purchaser and transferee (and its fiduciary, if applicable) of an ERISA
Restricted Note is deemed to represent and warrant that it is not acquiring and will not hold such
Note (or interest therein) with the assets of a Benefit Plan Investor or Plan subject to a law that is substantially similar to Title I of ERISA or Section 4975 of the Code.
The Note Registrar shall not register the transfer of a Note that constitutes a Book-
Entry Note to a successor Depositary as contemplated by Section 2.03(c) or the transfer of an interest in a Book-Entry Note that following such purported transfer will constitute a Definitive
Note unless the Note Registrar has received from the prospective transferee a certification as to the foregoing, as applicable. It is hereby acknowledged that either of the forms of certification attached B-3 and Exhibit B-4 is acceptable for purposes of the preceding sentence.
The Note Owner desiring to effect a transfer of an interest in a Book-Entry Note
(other than a transfer of an interest in a Book-Entry Note that following such purported transfer will constitute a Definitive Note, which transfer shall be subject to the forms of certification

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attached as Exhibit B-3 and Exhibit B-4 as provided for above) shall obtain from its prospective transferee a certification that (a) such prospective transferee is not a Plan and is not directly or indirectly acquiring, holding and subsequently disposing of such Note or any interest in such Note on behalf of, as fiduciary of, as trustee of, or with assets of, a Plan or (b) the transfer is exempt from registration requirements under the Securities Act.
(d)Unless an Event of Default has occurred and is continuing, no transfer of any
Note or any interest therein shall be made to any Unpermitted Assignee or to any Person who is directly or indirectly acquiring such Note on behalf of, as fiduciary of, as trustee of, or with the assets of, any Unpermitted Assignee. Any attempted or purported transfer of a Note in violation of this Section 2.02(d) will be null and void and vest no rights in any purported transferee. The
Note Registrar shall not register the transfer of a Note that constitutes a Definitive Note or the transfer of an interest in a Book-Entry Note that following such purported transfer will constitute a Definitive Note unless, if no Event of Default has occurred and is continuing, the Note Registrar has received from the prospective transferee a certification that such prospective transferee is not an Unpermitted Assignee and is not directly or indirectly acquiring or holding such Note or any interest in such Note on behalf of, as fiduciary of, as trustee of, or with assets of, an Unpermitted
Assignee.
It is hereby acknowledged that either of the forms of certification attached as
Exhibit B-1 and Exhibit B-2 is acceptable for purposes of the preceding sentence.
(e)If a Person is acquiring a Note as a fiduciary or agent for one or more accounts, such Person shall be required to deliver to the Note Registrar a certification to the effect that, and such other evidence as may be reasonably required by the Note Registrar or the Issuer to confirm that, it has (i) sole investment discretion with respect to each such account and (ii) full power to make the applicable foregoing acknowledgments, representations, warranties, certifications and/or agreements with respect to each such account as set forth in subsections (b)
and/or (c), as appropriate, of this Section 2.02.
(f)Subject to the preceding provisions of this Section 2.02, upon surrender for registration of transfer of any Note at the offices of the Note Registrar maintained for such purpose
(or as set forth in any Series Supplement with respect to the transfer and registration or de-
registration of any Uncertificated Note), one or more new Notes of authorized denominations of the same Class and Series evidencing a like aggregate principal balance shall (except in the case of Uncertificated Notes) be executed, authenticated and delivered, in the name of the designated transferee or transferees, in accordance with Section 2.01(b).
(g)At the option of any Noteholder, its Notes may be exchanged for other Notes of authorized denominations of the same Class and Series evidencing a like aggregate principal balance, upon surrender (or de-registration) of the Notes to be exchanged (or deregistered) at the offices of the Note Registrar maintained for such purpose. Whenever any Notes are so surrendered for exchange (or de-registration), the Notes which the Noteholder making the exchange (or request for de-registration) is entitled to receive shall be executed, authenticated and delivered (or registered in the case of Uncertificated Notes) in accordance with Section 2.01(a) or (b), as applicable.

10
(h)Every Note (other than Uncertificated Notes) presented or surrendered for transfer or exchange shall (if so required by the Note Registrar) be duly endorsed by, or be accompanied by a written instrument of transfer in a form satisfactory to, the Note Registrar duly executed by the Noteholder thereof or his attorney duly authorized in writing, with such signature guaranteed by an eligible guarantor institution meeting the requirements of the Note Registrar, which requirements include membership or participation in the Securities Transfer Agent
Medallion Program (STAMP) or such other signature guarantee program as may be determined by the Note Registrar in addition to, or in substitution for, STAMP, all in accordance with the Exchange Act.
(i)No service charge shall be charged to a Holder for any registration of transfer or exchange of Notes, but the Issuer or the Note Registrar may require payment by such Holder of a sum sufficient to cover any tax or other governmental charge that may be imposed in connection with any registration of transfer or exchange of Notes.
(j)All Notes surrendered for transfer and exchange shall be physically canceled by the Note Registrar, and the Note Registrar shall dispose of such canceled Notes in accordance with its standard procedures.
(k)None of the Parent, the Manager, the Operator, Holdings, the Issuer, the
Manager, the Back-up Manager, the Indenture Trustee, the Note Registrar or any agent of any of the foregoing shall have any responsibility for any actions taken or not taken by the Depositary.
(l)The Indenture Trustee and the Note Registrar shall have no responsibility or obligation to any Person with respect to the accuracy of the books or records, or the acts or omissions, of the Depositary or its nominee or of any Depositary Participant, with respect to any
Ownership Interest in the Notes or with respect to the delivery to any Person (other than the
Depositary) of any notice (including any notice of prepayment) or the payment of any amount, under or with respect to the Notes. All notices and communications to be given to the Holders and all payments to be made to the Holders hereunder shall be given or made only to or upon the order of the Holders (which shall be the Depositary or its nominee in the case of a Book-Entry Note).
The rights of Note Owners in any Book-Entry Note shall be exercised only through the Depositary subject to the customary procedures of the Depositary. The Indenture Trustee may rely and shall be fully protected in relying upon information furnished by the Depositary.
(m)The Indenture Trustee and the Note Registrar shall have no obligation or duty to monitor, determine or inquire as to compliance with any restrictions on transfer imposed under this Indenture or under applicable law with respect to any transfer of any Note or any transfer of any interest in any Book-Entry Note, other than to require delivery of the certificates and other documentation or evidence as are expressly required by, and to do so if and when expressly required by, the terms of this Indenture, and to examine the same to determine substantial compliance on their face to the express requirements of this Indenture. In connection with any transfer of any Note, the Indenture Trustee and the Note Registrar shall be under no duty to inquire into the validity, legality and due authorization of such transfer.

11
(n)The Note Registrar shall provide to each of the other parties hereto, upon reasonable written request and at the expense of the requesting party, an updated copy of the Note
Register.
(o)[Reserved].
(p)No Tax Restricted Note or interest therein shall be owned by, and no transfer, sale or other disposition of any Tax Restricted Note or interest therein may be made to a Person who is other than a U.S. Person that has provided the Indenture Trustee and the Manager with a properly completed and signed IRS Form W-9 (or applicable successor form). No Tax Restricted
Note shall be sold in offshore transactions in reliance on Regulation S and/or designated as a
Regulation S Note.
(q)Each Noteholder, by its acceptance of a Tax Restricted Note (or beneficial interest therein), covenants, represents and agrees with the Issuer that (a) the Noteholder is not and will not become, for U.S. federal, and applicable state and local, income tax purposes, a partnership, S corporation, or grantor trust (each such entity a flow-through entity) or (b) if the
Noteholder is or becomes a flow-through entity, then (1) none of the direct or indirect beneficial owners of any of the interests in such flow-through entity has or ever will have more than 50% of the value of its interest in such flow-through entity attributable to the beneficial interest of such flow-through entity in such Tax Restricted Notes, other interests (direct or indirect) in the Issuer, or any interests created under this Indenture and (2) it is not and will not be a principal purpose of the arrangement involving the flow-through entity's beneficial interest in any Tax Restricted Note to permit any entity to satisfy the 100-partner limitation of Section 1.7704-1(h)(1)(ii) of the U.S.
Treasury Regulations necessary for such entity not to be classified as a publicly traded partnership for U.S. federal income tax purposes.
(r)Tax Restricted Notes shall not be sold or transferred to any Person unless (i) the
Note Registrar and the Manager have received on the date of such sale or transfer a Qualifying
Debt Opinion with respect to such Notes or (ii) the restrictions described in Section 2.02(p) shall have been complied with.
(s)Each transferor of a Tax Restricted Note or an interest therein shall be deemed to have agreed to deliver to the transferee, with a copy to the Indenture Trustee, prior to the transfer of such Tax Restricted Note or an interest therein, a properly completed certificate, in a form reasonably acceptable to the transferee and the Issuer, stating, under penalty of perjury, the transferors United States taxpayer identification number and that the transferor is not a foreign person within the meaning of Section 1445(b)(2) and Section 1446(f)(2) of the Code (such certificate, a Non-Foreign Status Certificate). Each transferor of a Tax Restricted Note or an interest therein will be deemed to understand that the failure to provide a Non-Foreign Status
Certificate to the transferee may result in withholding on the amount realized on its disposition of the Tax Restricted Note.
(t)Each Person acquiring a Tax Restricted Note shall comply with the limitations, representations and covenants set forth in Section 2.02(p)-(s). Any attempted transfer in contravention of Sections 2.02(p)-(s) will be void ab initio and the purported transferor will continue to be treated as the owner of the Tax Restricted Note.

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Section 2.03Book-Entry Notes.

13
(a) Each Class and Series of Notes initially issued as Book-Entry Notes shall initially be issued as one or more Notes registered in the name of the Depositary or its nominee and, except as provided in Section 2.03(c), transfer of such Notes may not be registered by the
Note Registrar unless such transfer is to a successor Depositary that agrees to hold such Notes for the respective Note Owners with Ownership Interests therein. Such Note Owners shall hold and, subject to Sections 2.02(b) and 2.02(c), transfer their respective Ownership Interests in and to such
Notes through the book-entry facilities of the Depositary and, except as provided in
Section 2.03(c), shall not be entitled to Definitive Notes in respect of such Ownership Interests.
Unless otherwise specified in the related Series Supplement, Notes of each Class and Series of
Notes initially sold in reliance on Rule 144A shall be represented by the Rule 144A Global Note for such Class and Series, which shall be deposited with the DTC Custodian and registered in the name of Cede & Co. as nominee of the Depositary. Notes of each Class and Series of Notes (other than Tax Restricted Notes) initially sold in offshore transactions in reliance on Regulation S shall be represented by the Regulation S Global Note for such Class and Series, which shall be deposited with the DTC Custodian and registered in the name of Cede & Co. as nominee of the Depositary.
All transfers by Note Owners of their respective Ownership Interests in the Book-Entry Notes shall be made in accordance with the procedures established by the Depositary Participant or brokerage firm representing each such Note Owner. Each Depositary Participant shall only transfer the
Ownership Interests in the Book-Entry Notes of Note Owners it represents or of brokerage firms for which it acts as agent in accordance with the Depositarys normal procedures.
(b)The Issuer, the Indenture Trustee and the Note Registrar shall for all purposes, including the making of payments due on the Book-Entry Notes, deal with the Depositary as the authorized representative of the Note Owners with respect to such Notes for the purposes of exercising the rights of Noteholders hereunder. The rights of Note Owners with respect to the
Book-Entry Notes shall be limited to those established by law and agreements between such Note
Owners and the Depositary Participants and indirect participating brokerage firms representing such Note Owners. Multiple requests and directions from, and votes of, the Depositary as holder of the Book-Entry Notes with respect to any particular matter shall not be deemed inconsistent if they are made with respect to different Note Owners. The Indenture Trustee may establish a reasonable record date in connection with solicitations of consents from or voting by Noteholders and shall give notice to the Depositary of such record date.
(c)Notes initially issued in the form of Book-Entry Notes will thereafter be issued as Definitive Notes to applicable Note Owners or their nominees, rather than to the Depositary or its nominee, only (i) if the Issuer advises the Indenture Trustee in writing that the Depositary is no longer willing or able to properly discharge its responsibilities as Depositary with respect to such
Notes and the Issuer is unable to locate a qualified successor or (ii) in connection with the transfer by a Note Owner of an interest in a Book-Entry Note to an Institutional Accredited Investor that is not a Qualified Institutional Buyer. Upon the occurrence of the event described in clause (i) of the preceding sentence, the Indenture Trustee will be required to notify, in accordance with the
Depositarys procedures, all Depositary Participants (as identified in a listing of Depositary
Participant accounts to which each Class and Series of Book-Entry Notes is credited) through the
Depositary of the availability of such Definitive Notes. Upon surrender to the Note Registrar of any Class of Book-Entry Notes (or any portion of any Class thereof) by the Depositary,

14
accompanied by re-registration instructions from the Depositary for registration of transfer,
Definitive Notes in respect of such Class (or portion thereof) and Series shall be executed and

15
authenticated in accordance with Section 2.01(b) and delivered to the Note Owners identified in such instructions. None of the Issuer, the Indenture Trustee or the Note Registrar shall be liable for any delay in the delivery of such instructions and may conclusively rely on, and shall be protected in relying on, such instructions. Upon the issuance of Definitive Notes for purposes of evidencing ownership of any Book-Entry Notes, the registered holders of such Definitive Notes shall be recognized as Noteholders hereunder and, accordingly, shall be entitled directly to receive payments on, to exercise voting rights with respect to, and to transfer and exchange such Definitive
Notes.
Section 2.04 Mutilated, Destroyed, Lost or Stolen Notes. If (i) any mutilated
Note is surrendered to the Indenture Trustee or Note Registrar, or the Indenture Trustee
receives evidence to its satisfaction of the destruction, loss or theft of any Note, and (ii) there is delivered to the Indenture Trustee such security or indemnity as may be required by it to hold the Issuer and the Indenture Trustee harmless, then, in the absence of notice to the Issuer, the Note Registrar or the Indenture Trustee that such Note has been acquired by a protected purchaser, the Issuer shall execute, and upon its request the Indenture Trustee shall authenticate and deliver, in exchange for or in lieu of any such mutilated, destroyed, lost or stolen Note, a replacement Note; provided, that if any such destroyed, lost or stolen Note, but not a mutilated Note, shall have become or within seven days shall be due and payable, or shall have been called for redemption, instead of issuing a replacement Note, the Issuer may pay such destroyed, lost or stolen Note when so due or payable or upon the Redemption Date without surrender thereof. If, after the delivery of such replacement Note or payment of a destroyed, lost or stolen Note pursuant to the proviso to the preceding sentence, a protected purchaser of the original Note in lieu of which such replacement Note was issued presents for payment such original Note, the Issuer and the Indenture Trustee shall be entitled to recover such replacement Note (or such payment) from the Person to whom it was delivered or any
Person taking such replacement Note from such Person to whom such replacement Note was delivered or any assignee of such Person, except a protected purchaser, and shall be entitled to recover upon the security or indemnity provided therefor to the extent of any loss, damage, cost or expense incurred by the Issuer or the Indenture Trustee in connection therewith.
Upon the issuance of any replacement Note under this Section, the Issuer shall pay to the Indenture Trustee any reasonable expenses in connection therewith, and the Issuer may require the payment by the Holder of such Note of a sum sufficient to cover any tax or other governmental charge that may be imposed in relation thereto and any other reasonable expenses
(including the fees and expenses of the Indenture Trustee) connected therewith in excess of
$10,000 in the aggregate per Noteholder.
Every replacement Note issued pursuant to this Section in replacement of any mutilated, destroyed, lost or stolen Note shall constitute an original additional contractual obligation of the Issuer, whether or not the mutilated, destroyed, lost or stolen Note shall be at any time enforceable by anyone, and shall be entitled to all the benefits of this Indenture equally and proportionately with any and all other Notes duly issued hereunder.

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The provisions of this Section are exclusive and shall preclude (to the extent lawful)
all other rights and remedies with respect to the replacement or payment of mutilated, destroyed, lost or stolen Notes.
Section 2.05 Persons Deemed Owner. Prior to due presentment for registration of transfer of any Note, the Issuer, the Indenture Trustee and any agent of the
Issuer or the Indenture Trustee may, as of the day of determination, treat the Person in whose name any Note is registered as the owner of such Note for the purpose of receiving payments of principal of and interest, if any, on such Note and for all other purposes whatsoever, whether or not such Note be overdue, and none of the Issuer, the Indenture Trustee or any agent of the Issuer or the Indenture Trustee shall be affected by notice to the contrary.
Section 2.06Certification by Note Owners.
(a)Each Note Owner is hereby deemed, by virtue of its acquisition of an
Ownership Interest in the Book-Entry Notes, to agree to comply with the transfer requirements set forth in Section 2.02(c).
(b)To the extent that under the terms of this Indenture, it is necessary to determine whether any Person is a Note Owner, the Indenture Trustee may conclusively rely on a certificate of such Person, in such form as shall be reasonably acceptable to the Indenture Trustee, that specifies the Class, Series and aggregate principal balance of the Book-Entry Note beneficially owned by such Person.
Section 2.07 Notes Issuable in Series. The Notes of the Issuer may be issued in one or more Series subject to satisfaction of the applicable conditions set forth in
Section 2.13. Prior to the issuance of Notes of any Series, its Series Supplement shall establish:
(a)the title of the Notes of such Series (which shall distinguish the Notes of such
Series from Notes of other Series);
(b)any limit upon the aggregate principal balance of the Notes of such Series that may be authenticated and delivered (other than with respect to Uncertificated Notes, which shall be registered) under this Indenture (except for Notes authenticated and delivered (or with respect to Uncertificated Notes, registered) upon registration of transfer of, in exchange for, or in lieu of, other Notes of such Series pursuant to Section 2.02 or 2.04);
(c)the rate or rates at which the Notes of such Series shall bear interest, if any, or the method by which such rate shall be determined, the date or dates from which such interest shall accrue, the Payment Dates on which such interest shall be payable and the record date or dates for the determination of Holders to whom interest is payable (in each case to the extent such items are not specified herein or if specified herein, to the extent such items are modified by such Series
Supplement);
(d)whether the Notes of such Series are Uncertificated Notes, Book-Entry Notes or Definitive Notes; and

17
(e)any other terms of such Series (which terms shall not be inconsistent with the provisions of this Indenture except to the extent that such Series Supplement also constitutes an amendment of this Indenture pursuant to Article IX).
The Notes of a Series may have more than one settlement or issue date. The Notes of each Series will be assigned to one or more Classes and shall satisfy the requirements of
Section 2.13 as of the date of issuance. Notes of any Series bearing the same alphabetical designation but a different numerical designation shall be paid in the relative payment priority specified in the related Series Supplement, but the relative payment priority of such Notes collectively with other Notes bearing the same alphabetical designation in a different Series shall be determined in accordance with the Applicable Payment Priority.
Section 2.08Payment of Principal and Interest.
(a)On each Payment Date, Note Interest then due on such Payment Date for each
Note of each Class shall be paid in accordance with the Priority of Payments or the Special Priority of Payments, as applicable. The Note Interest for each Payment Date shall accrue during each
Interest Accrual Period at the applicable Interest Rate with respect to each Series and Class of
Notes with respect to any Class of Notes, on the Outstanding Principal Balance of such Notes immediately prior to the related Payment Date.
(i)Other than with respect to the Controlling Class, any
payment of Note Interest which is not available to be paid in accordance with the Priority of Payments or the Special Priority of Payments, as applicable, on any Payment Date shall not be considered due and payable for purposes of the Indenture, and the failure to pay such Note Interest shall not be an Event of
Default. Any such unpaid Note Interest on any Class of Notes shall be added to the Outstanding Principal Balance of such Notes and shall be payable on the first Payment Date on which funds are available to be used for such purpose in accordance with the Priority of Payments or the Special Priority of Payments,
as applicable. Regardless of whether any Class of Notes is the Controlling
Class, to the extent that funds are not available on any Payment Date to pay previously accrued Note Interest that was deferred at a time when such Class was not the Controlling Class, such previously accrued Note Interest shall not be considered due and payable on such Payment Date, and the failure to pay such previously accrued Note Interest on such Payment Date shall not be an
Event of Default.
(b)Any installment of interest or principal payable on a Note that is punctually paid or duly provided for by the Issuer on the applicable Payment Date shall be paid to the Person in whose name such Note is registered on the Record Date by wire transfer in immediately available funds to the account designated by such person or nominee, except for the final installment of principal payable with respect to such Note on a Payment Date or on the applicable Legal Final
Maturity Date (and except for the Optional Redemption Price for any Note called for redemption pursuant to Section 10.01) which shall be payable as provided in Section 2.08(e).

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(c)On each Payment Date, any applicable Principal Distribution Amount, any
Excess Amortization Amount or any amount payable following the occurrence and during the continuance of a Senior Diversion Event will be payable to the Holders of each Class and Series of Notes entitled thereto, in each case, to the extent of Available Funds for such Payment Date and in accordance with the Priority of Payments or the Special Priority of Payments, as applicable.
Any Principal Distribution Amount for any Series of Notes will be set forth in the related Series
Supplement.
(d)Prior to the occurrence of an Event of Default and a declaration in accordance with Section 5.02 that the Notes have become immediately due and payable, the Outstanding
Principal Balance of the Notes of a Series shall be due and payable in full on the applicable Legal
Final Maturity Date. The Indenture Trustee shall notify the Person in whose name a Note is registered at the close of business on the Record Date preceding the Payment Date on which the
Issuer expects that the final installment of principal of and interest on such Note will be paid. Such notice shall be mailed or transmitted by first-class mail, postage prepaid, or mailed or transmitted by email prior to such final Payment Date and shall specify that such final installment will be payable only upon presentation and surrender of such Note and shall specify the place where such
Note may be presented and surrendered for payment of such installment. Notices in connection with redemptions of Notes shall be mailed to Noteholders as provided in Section 10.02.
Section 2.09 Cancellation. All Notes surrendered for payment, registration of transfer, exchange or redemption shall be delivered to the Indenture Trustee and shall be promptly cancelled by the Indenture Trustee. The Issuer may at any time deliver to the
Indenture Trustee for cancellation any Notes previously authenticated and delivered hereunder which the Issuer may have acquired in any manner whatsoever, and all Notes so delivered shall be promptly cancelled by the Indenture Trustee. No Notes shall be authenticated in lieu of or in exchange for any Notes cancelled as provided in this Section, except as expressly permitted by this Indenture. All cancelled Notes may be held or disposed of by the Indenture Trustee in accordance with its standard retention or disposal policy as in effect at the time unless the Issuer shall direct by an Issuer Order that they be returned to it;
provided, that such Issuer Order is timely and the Notes have not been previously disposed of by the Indenture Trustee. The Indenture Trustee shall provide notice to each Rating Agency of all cancelled Notes.
Section 2.10 Release of Collateral. (a) Subject to Section 12.01 and the terms of the Basic Documents, the Indenture Trustee shall release property from the lien of this
Indenture only in accordance with the terms of the Indenture and upon receipt of (A) an Issuer
Order accompanied by an Officers Certificate of the Issuer, and in the case of a release other than a Permitted Disposition, an Opinion of Counsel, in each case, stating that the conditions precedent to such release have been satisfied and (B) in the event the Issuer requests a release of all or substantially all of the Collateral not otherwise expressly permitted by this Indenture, prior written consent to such release from each Hedge Counterparty and each Holder of Class
A Notes. With respect to clause (B) in the foregoing sentence, any such release of Collateral shall require ten (10) Business Days advance written notice from the Issuer to each Hedge
Counterparty and each Noteholder.

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(b) In connection with the release of any property described above, the Indenture
Trustee shall, pursuant to an Issuer Order, execute instruments prepared by or on behalf of the
Issuer in order to release such property from the lien of this Indenture, or convey the Indenture
Trustees interest in the same, in a manner and under circumstances that are consistent with the provisions of this Indenture.
Section 2.11Tax Treatment.
(a)The Issuer has entered into this Indenture, and the Notes will be issued, with the intention that, for all purposes including U.S. federal, state and local income, single business and franchise Tax and any other Tax imposed on, or measured by, income, the Notes are treated as indebtedness secured by the Collateral. The Issuer, by entering into this Indenture, each
Noteholder, by its acceptance of a Note, and each holder of a beneficial interest in the Note, by purchasing or otherwise acquiring an interest in a Note, agree to treat the Notes for all purposes including U.S. federal, state and local income, single business and franchise Tax and any other
Tax imposed on, or measured by, income as indebtedness (other than those Notes or Ownership
Interests that are, at any time, held by any Section 385 Related Party to the extent that a different treatment may be required by law or regulation as a result of the relationship between the Issuer and such Section 385 Related Party or unless otherwise provided in the applicable Series
Supplement).
(b)Each Noteholder, by its acceptance of a Note (or beneficial interest therein), agrees to provide and shall provide to the Indenture Trustee, the Note Registrar and/or the Issuer
(or other Person responsible for withholding of Taxes) with the Noteholder FATCA Information and Noteholder Tax Identification Information, and shall update or replace such Noteholder
FATCA Information and Noteholder Tax Identification Information as necessary at any time required by law or promptly upon request. Further, each Noteholder is deemed to understand, acknowledge and agree that the Indenture Trustee and the Issuer (or other Person responsible for withholding of Taxes) have the right to deduct and withhold on payments with respect to a Note and such amounts deducted or withheld shall be treated as paid to such Noteholder (without any corresponding gross-up) where the Noteholder or another applicable party fails to comply with the requirements set forth in the preceding sentence or otherwise establish a complete exemption from withholding, or the Indenture Trustee or the Issuer (or other Person responsible for withholding of
Taxes) is otherwise required to so withhold under applicable law.
Section 2.12 CUSIP and Private Placement Numbers.The Issuer
shall obtain Private Placement Numbers or CUSIP numbers issued by the CUSIP Service
Bureau with respect to each Class and Series of Notes. The Indenture Trustee shall use such
Private Placement Numbers or CUSIP numbers in notices of redemption as a convenience to Noteholders; provided, that any such notice may state that no representation is made as to the correctness of such Private Placement Numbers or CUSIP numbers either as printed on the Notes or as contained in any notice of a redemption and that reliance may be placed only on the other identification numbers printed on the Notes and any such redemption shall not be affected by any defect in or omission of such numbers. The Issuer shall promptly notify the Indenture Trustee and each Noteholder in writing of any change in such Private
Placement Numbers or CUSIP numbers.

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Section 2.13Additional Notes.
The Issuer may, at any time and from time to time, after the Initial Closing Date issue additional Notes of a new Series (Additional Notes) in the manner set forth in Section 2.07 pursuant to a Series Supplement, in one or more Classes that may rank (other than with respect to
Class A Notes) senior to, pari passu with, or subordinate to, any Series of Notes that will remain
Outstanding after the issuance of such Additional Notes; provided, that (x) if any Notes (other than such Additional Notes) will remain Outstanding after the issuance of such Additional Notes (such existing Notes, the Continuing Notes), then the following conditions shall have been satisfied with respect to such issuance, or (y) if no Continuing Notes will remain outstanding after giving effect to such issuance, but any Hedge Counterparties will have outstanding Hedge Agreements, then the conditions set forth in clause (c)(ii), clauses (d) through (i), and clause (k) shall have been satisfied with respect to such issuance:
(a)the relative payment priority of such Additional Notes of a particular Class to the Continuing Notes, if any, of the Class of Notes bearing the same alphabetical Class designation
(regardless of Series or date of issuance) shall be determined in accordance with the Applicable
Payment Priority;
(b)each Rating Agency then rating any Continuing Notes shall have confirmed that immediately after the issuance of any Additional Notes, its rating of Continuing Notes will be no lower than its initial rating as of the applicable Closing Date of such Continuing Notes;
(c)such Additional Notes are rated by a Rating Agency and (i) such ratings shall be no lower than the then-current rating (or its equivalent) assigned by each Rating Agency to the
Continuing Notes (if any) of the same Class and (ii) solely to the extent that such rating of such
Additional Notes is lower than or equal to BB+ by Fitch (or otherwise the equivalent rating by at least one of by DBRS, Moodys, KBRA or S&P), after giving effect to the issuance thereof, (A)
the sum of the Outstanding Principal Balance of the Additional Notes plus any Continuing Notes with an equal or lower rating to such Additional Notes is less than or equal to (B) fifteen percent
(15%) of the aggregate Outstanding Amount (determined inclusive of all Additional Notes and
Continuing Notes);
(d)immediately prior to and immediately following such issuance, no Material
Event shall have occurred and be continuing;
(e)such issuance shall not, in the reasonable opinion of the Manager, be reasonably expected to have a Material Adverse Effect;
(f)no breakage or termination amounts in connection with any Hedge Agreement are then due and unpaid;
(g)after giving effect to the issuance of such Additional Notes and any concurrent acquisition of Additional Assets, the following conditions are satisfied as evidenced by calculations and reasonable supporting information set forth in an Officers Certificate delivered in connection with such issuance: (1) the Pro Forma Senior DSCR is equal to or greater than 1.35x,

21
(2) the Pro Forma Aggregate DSCR is equal to or greater than 1.15x, (3) the Aggregate LTV will not be greater than 64%, and (4) the Senior LTV will not be greater than 55%;
(h)the Issuer shall have entered into such additional Hedge Agreements as are required by Section 4.27;
(i)the Key Person Condition and the Tangible Net Worth Test shall be satisfied as of the date of issuance of such Additional Notes; and;
(j)the Indenture Trustee and each Hedge Counterparty shall have received certificates and legal opinions substantially of the same scope as those delivered in connection with those Notes issued as of the Initial Closing Date;
(k)the Issuer and the Indenture Trustee receive an Opinion of Counsel (which opinion may contain similar assumptions and qualifications as are contained in the Opinion of
Counsel with respect to the tax treatment of the Notes delivered on the Initial Closing Date) to the effect that the issuance of such Additional Notes will not (i) cause the Issuer to be treated as an association that is taxable as a corporation, a publicly traded partnership that is taxable as a corporation, or a taxable mortgage pool that is taxable as a corporation, in each case for U.S.
federal income tax purposes, (ii) cause any of the Continuing Notes of any Outstanding Series
(other than those that are, at any time, held by any Section 385 Related Party) that were characterized as indebtedness for U.S. federal income tax purposes, as of the applicable Closing
Date, to be characterized as other than indebtedness for U.S. federal income tax purposes and (iii)
will not cause any Continuing Notes of any Outstanding Series to undergo a significant modification within the meaning of Treasury Regulations Section 1.1001-3;
(l)no breakage or termination amounts (including Over Hedged Payments) are then owed in connection with any Hedge Agreement;
(m)any other conditions relating to the issuance of Additional Notes set forth in any
Series Supplement for any Outstanding Series of Notes are satisfied; and
(n)the Indenture Trustee shall have received an Officers Certificate of the Issuer stating that (1) all conditions precedent to the issuance of the Additional Notes under the Indenture have been satisfied and (2) the representations and warranties of the Maverick Parties under the
Basic Documents are true and correct in all material respects as of the date of such issuance.
ARTICLE III
REPRESENTATIONS AND WARRANTIES
Each Restricted Party represents and warrants as of the Initial Closing Date and as of the date of issuance of any Additional Notes as follows:
Section 3.01Organization and Good Standing. Each Restricted Party (i) is
duly organized, validly existing, and in good standing under the laws of the State of Delaware,

22
(ii) is in good standing under every state in which it is qualified to do business and (iii) has

23
full power and authority under its Organizational Documents to conduct its business as it is now being conducted, and to own or use the properties and assets that it purports to own or use.
Section 3.02Authority; No Conflict.
(a)The execution, delivery, and performance of this Indenture and the Basic
Documents and the entering into and performance of the Contemplated Transactions have been duly and validly authorized in accordance with the Organizational Documents of each Restricted
Party, as applicable. This Indenture has been duly executed and delivered by each Restricted Party and all instruments executed and delivered by such Restricted Party at or in connection with the applicable Closing Date have been duly executed and delivered by such Restricted Party. This
Indenture constitutes the legal, valid, and binding obligation of each Restricted Party, enforceable against such Restricted Party in accordance with its terms, except as such enforceability may be limited by applicable bankruptcy or other similar laws affecting the rights and remedies of creditors generally and by general principles of equity (regardless of whether such enforceability is considered in a Proceeding in equity or at law).
(b)Neither the execution and delivery of this Indenture or the other Basic
Documents by any Restricted Party, nor the consummation or performance of the Contemplated
Transactions or Basic Documents by such Restricted Party, shall, directly or indirectly (with or without notice or lapse of time or both):
(i)contravene, conflict with, or result in a violation of (A)
any provision of the Organizational Documents of such Restricted Party, as applicable, or (B) any resolution adopted by the board of directors, board of managers, stockholders, members, or partners of such Restricted Party, as applicable;
(ii)contravene, conflict with, or result in a violation of, or give any Governmental Body or other Person the right to notification of or to challenge any of the transactions contemplated by the Basic Documents, to terminate, accelerate, or modify any terms of, or to exercise any remedy or obtain any relief under, any Contract or agreement or any Law or Order to which such Restricted Party, or any of the Assets, may be subject;
(iii)contravene, conflict with, or result in a violation of any of the terms or requirements of, or give any Governmental Body the right to revoke, withdraw, suspend, cancel, terminate, or modify, any Governmental
Authorization that relates to the Assets; or
(iv)result in the imposition or creation of any Encumbrance
or give rise to any breach, right of termination, cancellation, or acceleration under any of the terms, covenants, conditions, or provisions of, or constitute a default or a termination event under, any Lease, Contract, note, bond, mortgage, indenture, license, or other material agreement with respect to any of the Assets,

24
other than any Encumbrance or Lien arising in favor of the Indenture Trustee pursuant to the Basic Documents.
Section 3.03 Legal Proceedings; Orders. There is no pending Proceeding against any Restricted Party or any of its Affiliates (a) that relates to or may affect any of the
Collateral; or (b) that challenges, or that may have the effect of preventing, delaying, making illegal, or otherwise interfering with, any of the Contemplated Transactions or the Basic
Documents. To each Restricted Partys Knowledge, (x) no Proceeding of the type referenced above has been Threatened, (y) there is no Order adversely affecting the use or ownership of the Collateral to which any Restricted Party, or any of the Collateral, is subject, and (z) there is no Order or Proceeding restraining, enjoining, or otherwise prohibiting or making illegal the consummation of the Contemplated Transactions or Basic Documents or which, if determined adversely to a Restricted Party, could result in a material diminution of the benefits contemplated by this Indenture, the Basic Documents or the Contemplated
Transactions.
Section 3.04Compliance with Laws and Governmental Authorizations.
(a)The Collateral has been owned in all material respects in accordance with all
Laws (other than Environmental Laws) of all Governmental Bodies having or asserting jurisdiction relating to the ownership and operation thereof, including the production of all Hydrocarbons attributable thereto.
(b)All necessary Governmental Authorizations with regard to the ownership of the
Restricted Parties interest in the Assets have been obtained and no violations exist or have been recorded in respect of such Governmental Authorizations.
(c)Neither the Restricted Parties nor any of their Affiliates have received any written notice of any violation of any laws or of any Governmental Authorization in connection with the ownership of the Assets that has not been corrected or settled, and there are no Proceedings pending or, to the Knowledge of any Maverick Party, Threatened that might result in any material modification, revocation, termination or suspension of any Governmental Authorization or which would require any material corrective or remedial action by such Restricted Party or any of its
Affiliates in connection with the Collateral.
Section 3.05 Compliance with Leases. Except as set forth on Schedule 3.05, each Restricted Party is in compliance in all material respects with each Lease and Mineral
Interest to the extent relating to the Collateral, including all express and implied covenants thereunder. No written demands or notices of default or non-compliance or dispute (including those received electronically) with respect to a Lease or Mineral Interest to the extent relating to the Collateral have been issued to or received by any Restricted Party that remain uncured or outstanding.
Section 3.06 Material Liabilities. The Restricted Parties do not have any material liabilities other than Permitted Indebtedness.

25
Section 3.07 Employee Benefit Plans. Neither the Restricted Parties nor, to
the extent it would reasonably be expected to have a Material Adverse Effect, any ERISA
Affiliate maintains or has ever maintained any ERISA Plans (including any Non-U.S. Plan)
or has ever had any obligations to make any contribution to a Multiemployer Plan.
Section 3.08 Use of Proceeds; Margin Regulations. The Issuer will apply the proceeds of the sale of the Notes hereunder (i) to finance a portion of the purchase price of the Assets, (ii) to fund the Liquidity Reserve Account, (iii) to pay transaction fees and expenses related to the issuance of the Notes, and (iv) for general limited liability company purposes. After the Initial Closing Date, subject to the conditions set forth in this Indenture, the Issuer may also apply the proceeds of the sale of any Additional Notes hereunder to fund the redemption of any Notes then Outstanding. No part of the proceeds from the sale of the
Notes hereunder will be used, directly or indirectly, for the purpose of buying or carrying any margin stock within the meaning of Regulation U of the Board of Governors of the Federal
Reserve System (12 CFR 221), or for the purpose of buying or carrying or trading in any securities under such circumstances as to involve the Issuer in a violation of Regulation X of said Board (12 CFR 224) or to involve any broker or dealer in a violation of Regulation T of said Board (12 CFR 220).
Section 3.09Existing Indebtedness; Future Liens.
(a)The Restricted Parties have no outstanding Indebtedness other than Permitted
Indebtedness. There are no outstanding Liens on any property of either Restricted Party other than
Permitted Liens.
(b)Except for Permitted Liens, the Restricted Parties have not agreed or consented to cause or permit any of its property, whether now owned or hereafter acquired, to be subject to a Lien that secures Indebtedness or to cause or permit in the future (upon the happening of a contingency or otherwise) any of its property, whether now owned or hereafter acquired, to be subject to a Lien that secures Indebtedness.
(c)Other than the Basic Documents, the Restricted Parties are not a party to, or otherwise subject to any provision contained in, any instrument evidencing Indebtedness of a
Restricted Party, any agreement relating thereto or any other agreement (including its charter or any other Organizational Document) which limits the amount of, or otherwise imposes restrictions on the incurring of, Indebtedness of a Restricted Party.
Section 3.10Foreign Assets Control Regulations, Etc.
(a)Neither Restricted Party nor any Controlled Entity (i) is a Blocked Person,
(ii)has been notified that its name appears or may in the future appear on a State Sanctions List or
(iii)to each Restricted Partys Knowledge, is a target of sanctions that have been imposed by the
United Nations or the European Union.
(b)Neither Restricted Party nor any Controlled Entity (i) has violated or been found in violation of, or been charged or convicted under, any Trade Control Laws or (ii) has been

26
notified that it is, or to its Knowledge is subject to any actions, suits, proceedings, inquiries or investigations by any Governmental Body with respect to any Trade Control Laws.
(c)No part of the proceeds from the sale of the Notes hereunder:
(i)constitutes or will constitute funds obtained on behalf of any Blocked Person or will otherwise be used by a Restricted Party or any
Controlled Entity, directly or knowingly indirectly, (A) in connection with any investment in, or any transactions or dealings with, any Blocked Person,
(B) for any purpose that would cause any Noteholder to be in violation of any
Economic Sanctions Laws, or (C) otherwise in violation of any Economic
Sanctions Laws;
(ii)will be used, directly or knowingly indirectly, in
violation of, or cause any Noteholder to be in violation of, any applicable Anti-
Money Laundering Laws; or
(iii)will be used, directly or knowingly indirectly, in
furtherance of any improper offers, payments, promises to pay, or authorization of the payment of money or anything else of value to any Person, including any
Governmental Official or commercial counterparty in order to obtain, retain or direct business or obtain any improper advantage, in each case, in violation of, or that would cause any Noteholder to be in violation of, any applicable Anti-
Corruption Laws.
(d)Each Restricted Party and its Affiliates maintains procedures and controls which are reasonably designed (and otherwise comply with applicable Law) to ensure that each
Restricted Party and each Controlled Entity is and will continue to be in compliance with all applicable Trade Control Laws.
Section 3.11 Status under Certain Statutes. None of the Issuer, AgentCorp,
Holdings nor the pool of Collateral are subject to regulation under the Investment Company
Act of 1940, the Public Utility Holding Company Act of 2005, the ICC Termination Act of
1995, or the Federal Power Act. Neither the Issuer nor Holdings is (i) a commodity pool as defined in Section 1a(10) of the Commodity Exchange Act or any rule or regulation relating thereto or any interpretation thereof by the Commodity Futures Trading Commission or (ii) a
financial end-user as defined in either 17 CFR § 23.151 or 12 CFR § 349.2. None of
Holdings, the Issuer or the pool of Collateral is registered or required to be registered as an investment company under the Investment Company Act of 1940, as amended, pursuant to
Section 3(c)(9) thereof, although additional exclusions or exemptions may be available to the
Issuer. None of the Issuer, Holdings or the transactions contemplated under this Indenture constitutes a covered fund for purposes of Section 619 of the Dodd-Frank Wall Street

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Reform and Consumer Protection Act, Pub. L. No. 111-203, 124 Stat. 1376 (2010), also known as the Volcker Rule.
Section 3.12 Single Purpose Entity. Each Restricted Party (i) has been formed and organized solely for the purpose of entering into the Basic Documents to which it is a party, and performing its obligations thereunder (including entering into certain agreements in connection therewith), (ii) has not engaged in any business unrelated to clause (i) above, and (iii) does not have any other assets other than those related to its activities in accordance with clause (i) above.
Section 3.13 Solvency. The Restricted Parties, on a consolidated basis, are solvent, have capital not unreasonably small in relation to their business or any contemplated or undertaken transaction and have assets having a value both at fair valuation and at present fair saleable value greater than the amount required to pay their debts as they become due and greater than the amount that will be required to pay their probable liability on their existing debts as they become absolute and matured. No Restricted Party intends to incur, or believes that it will incur, debts beyond its ability to pay such debts as they become due. No Restricted
Party believes that it will be rendered insolvent by the execution and delivery of, and performance of its obligations under, this Indenture, the Notes and the other Basic Documents to which it is a party. No Restricted Party intends to hinder, delay or defraud its creditors by or through the execution and delivery of, or performance of its obligations under, this
Indenture, the Notes or the other Basic Documents to which it is a party.
Section 3.14 Security Interest. The Indenture together with the Mortgages and the Guarantee and Security Agreement create in favor of the Indenture Trustee, on behalf of the Noteholders, the Hedge Counterparties and other Secured Parties, as security for the Secured
Obligations and for the performance of the provisions of this Indenture and the other Basic
Documents, a security interest in or mortgage or deed of trust on all of the right, title, and interest, whether now owned or hereafter acquired, of the Restricted Parties in, to, and under the Collateral.
Upon the filing of the applicable UCC-1 financing statements and the Mortgages and the execution and delivery of the Deposit Account Control Agreements, all action has been taken as is necessary to perfect such security interest or mortgage or deed of trust, and such security interest, mortgage or deed of trust is of first priority.
ARTICLE IV
COVENANTS
Section 4.01  Payment of Principal and Interest. The Issuer will duly and punctually pay the principal of and interest, if any, on the Notes in accordance with the terms of the Notes and this Indenture. Without limiting the foregoing, subject to and in accordance with the Priority of Payments or the Special Priority of Payments, as applicable, the Manager, acting on behalf of the Issuer, will cause the Paying Agent on behalf of the Indenture Trustee to distribute all applicable amounts on deposit in the Collection Account and allocated for distribution to the Noteholders on a Payment Date pursuant to Article VIII hereof for the

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benefit of the Notes, to the Noteholders. Amounts properly withheld under the Code by any
Person from a payment to any Noteholder of interest and/or principal shall be considered as

29
having been paid by the Issuer to such Noteholder for all purposes of this Indenture. Interest on the Notes will be calculated on the basis of the applicable Day Count Convention.
Section 4.02 Maintenance of Office or Agency. The Issuer shall maintain an office or agency where Notes may be surrendered for registration of transfer or exchange, and where notices and demands to or upon the Issuer in respect of the Notes and this Indenture may be served. Such office or agency will initially be at Corporate Trust Office of the
Indenture Trustee, and the Issuer hereby initially appoints the Indenture Trustee to serve as its agent for the foregoing purposes. The Indenture Trustee will give prompt written notice to the Issuer, the Back-up Manager and each Rating Agency of any change in the location of any such office or agency. If at any time the Issuer shall fail to maintain any such office or agency or shall fail to furnish the Indenture Trustee with the address thereof, such surrenders, notices and demands may be made or served at the Corporate Trust Office, and the Issuer hereby appoints the Indenture Trustee as its agent to receive all such surrenders, notices and demands; provided that the Indenture Trustee shall not be deemed an agent of the Issuer for service of process.
Section 4.03 Money for Payments to Be Held on behalf of the Secured
Parties. All payments of amounts due and payable with respect to any Notes and Hedge
Agreements that are to be made from amounts withdrawn from the Collection Account pursuant to the Priority of Payments or the Special Priority of Payments, as applicable, shall be made on behalf of the Issuer by the Indenture Trustee or by another Paying Agent, and no amounts so withdrawn from the Collection Account for payments of Notes and under the
Hedge Agreements shall be paid over to the Issuer except as provided in Section 8.06.
Section 4.04 Compliance With Law. Each Restricted Party will comply with all Laws and regulations to which it is subject (including ERISA, Environmental Laws, and the USA PATRIOT Act) and will obtain and maintain in effect all licenses, certificates, permits, franchises and other Governmental Authorizations necessary to the ownership of its properties or to the conduct of its businesses, in each case, to the extent necessary to ensure that non-compliance with such Laws, ordinances or governmental rules or regulations or failures to obtain or maintain in effect such licenses, certificates, permits, franchises and other
Governmental Authorizations would not, individually or in the aggregate, reasonably be expected to have a Material Adverse Effect.
Section 4.05 Insurance. From and after the Initial Closing Date, each
Restricted Party will maintain (or cause to be maintained), with financially sound and reputable insurers, insurance with respect to its properties and businesses against such casualties and contingencies, of such types, on such terms and in such amounts (including deductibles, co-insurance and self-insurance, if adequate reserves are maintained with respect thereto) as is customary in the case of entities of established reputations engaged in the same or a similar business and similarly situated, and each Restricted Party shall use commercially reasonable efforts to within sixty (60) days after the Initial Closing Date, and in any event within ninety (90) days after the Initial Closing Date shall cause, the Indenture Trustee to be named as a loss payee (in the case of property insurance) or an additional insured (in the case

30
of liability insurance). For the avoidance of doubt, any proceeds received by any Restricted
Party or the Manager for the benefit of a Restricted Party with respect to any claim under such insurance policy shall be deemed to be Collections with respect to the Collection Period in which such proceeds are received and deposited into the Collection Account within two (2)
Business Days of receipt. Amounts paid to a Restricted Party or received for the benefit of a
Restricted Party as insurance proceeds shall be deemed Excess Amounts and applied in accordance with Section 8.06(e) hereof.
Section 4.06 No Change in Fiscal Year. Without the consent of the Majority
Noteholders, each Restricted Party shall not permit its fiscal year to end on a day other than
December 31, change its method of determining fiscal quarters or make, permit any change in accounting policies or reporting practices except as required by GAAP or change its federal employer identification number, in each case, except for any such changes which are not materially adverse to the Noteholders or the Hedge Counterparties.
Section 4.07 Payment of Taxes and Claims. Each of the Restricted Parties
and Holdings will file all U.S. federal, state and any other material Tax returns required to be filed in any jurisdiction and shall pay and discharge all Taxes shown to be due and payable on such Tax returns and all other Taxes, assessments, governmental charges, or levies imposed on them or any of their properties, assets, income or franchises, to the extent the same have become due and payable and before they have become delinquent and all claims for which sums have become due and payable that have or might become a Lien on properties or assets of such Restricted Party or Holdings, provided that such Restricted Party need not pay any such Tax, assessment, charge, levy or claim if the amount, applicability or validity thereof is contested in good faith by such Restricted Party on a timely basis via appropriate proceedings and with adequate reserves established and maintained therefor in accordance with GAAP.
Section 4.08 Existence. Each Restricted Party will at all times preserve and keep (i) its limited liability company or corporate existence, as applicable, in full force and effect and (ii) all foreign qualifications of such Restricted Party and all rights and franchises of such Restricted Party unless, in the case of clause (ii), to the best of its knowledge after reasonable investigation such Restricted Party has determined that the termination of or failure to preserve and keep in full force and effect such right or franchise would not, individually or in the aggregate, reasonably be expected to have a Material Adverse Effect.
Section 4.09 Books and Records. Each Restricted Party will maintain or cause to be maintained proper books of record and account in conformity with GAAP and all applicable requirements of any Governmental Body having legal or regulatory jurisdiction over such Restricted Party. Each Restricted Party will keep or cause to be kept books, records and accounts which, in reasonable detail, accurately reflect all transactions and dispositions of assets. Each Restricted Party or one of its Affiliates has devised a system of internal accounting controls sufficient to provide reasonable assurances that such Restricted Partys books, records, and accounts accurately reflect all transactions and dispositions of assets, and such a system shall be maintained.

31
Section 4.10 Performance of Material Agreements. From and after the Initial
Closing Date, each Restricted Party will at all times (i) observe and perform all obligations, covenants and agreements to be performed by it under, and comply with all conditions under, each material agreement including each Lease to which it is or becomes a party in accordance with the terms thereof and (ii) subject to the terms of this Indenture, diligently exercise, enforce, defend and protect its rights under, and take any action required to collect any and all sums due to it under, each material agreement including each Lease to which it is or becomes a party. Each Restricted Party shall punctually perform and observe all of its obligations and agreements contained in this Indenture, the other Basic Documents to which it is a party and each other instrument and agreement included as part of the Collateral. No
Restricted Party shall take any action or permit any action to be taken by others which would release any Person from any of such Persons covenants or obligations under the Basic
Documents or under any instrument or agreement included as part of the Collateral or that would result in the amendment, hypothecation, subordination, assignment, termination or discharge of, or impair the validity or effectiveness of, any such instrument or agreement, except as ordered by a bankruptcy or other court or as expressly provided in this Indenture, the other Basic Documents or such other instrument or agreement.
Section 4.11 Maintenance of Lien. From and after the Initial Closing Date and for so long as the Notes and Hedge Agreements are outstanding, each Restricted Party will, at its expense, timely take or cause to be taken all action required to maintain and preserve the perfection and first priority of the Lien on the Collateral granted under this
Indenture and the Mortgages (subject to Permitted Liens).
Section 4.12 Further Assurances. From time to time each Restricted Party will perform or cause to be performed any other act as required by Law and will execute or cause to be executed any and all further instruments that may be required by Law or reasonably requested by the Indenture Trustee in order to create, perfect and protect the Lien of the Indenture Trustee on or in the Collateral. Each Restricted Party will promptly do, execute, acknowledge and deliver, or promptly cause to be done, executed, acknowledged and delivered, all such further acts, deeds, conveyances, mortgages, assignments, transfers and assurances as the Majority Noteholders or the Indenture Trustee (at the written direction of the Majority Noteholders or as directed by an opinion of counsel) or, if the Hedge
Counterparties are the Controlling Securities, the Majority Hedge Counterparties may
reasonably require for the creation, perfection and priority of the Liens being herein provided for (subject to Permitted Liens). Each Restricted Party will pay or cause to be paid all filing, registration and recording Taxes and fees incident to such filing, registration and recording, and all expenses incident to the preparation, execution and acknowledgment of this Indenture, and of any instrument of further assurance, and all federal or state stamp Taxes and other
Taxes, duties, imposts, assessments and charges arising out of or in connection with the execution and delivery of this Indenture, the other Basic Documents and such instruments of further assurance. Each Restricted Party hereby authorizes, but does not obligate, the
Indenture Trustee to file one or more financing or continuation statements, and amendments thereto, relative to all or any part of the Collateral without the signature of any Restricted
Party. Each Restricted Party acknowledges and agrees, on behalf of itself, that any such

32
financing statement may describe the Collateral as all assets, all personal property or all assets and all personal property of Debtor, whether now owned or existing or hereafter acquired or arising, wherever located, together with all products and proceeds thereof, substitutions and replacements therefor, and additions and accessions thereto of the applicable Person or words of similar effect.
Section 4.13Use of Proceeds. The Issuer shall apply the proceeds of the sale of the Notes solely as provided in Section 3.08.
Section 4.14Separateness.EachRestrictedPartyherebyrepresents,
warrants, and covenants that since its formation and at all times thereafter that:
(a)Each Restricted Party shall pay its debts and liabilities (including, as applicable, shared personnel and overhead expenses) solely from its own assets as the same shall become due and payable except for expenses paid on its behalf pursuant to arms length contractual arrangements providing for operating, maintenance or administrative expenses.
(b)Each Restricted Party shall observe all limited liability company, corporate or organizational formalities, maintain books, records, financial statements and bank accounts separate from those of its Affiliates, except as expressly permitted by this Indenture and the other
Basic Documents. Each Restricted Partys assets shall not be listed as assets on the financial statement of any other entity except as required by GAAP; provided, that, if any such Restricted
Partys assets shall be listed on the financial statements of any other entity as required by GAAP, appropriate notation shall be made on any consolidated statements to indicate its separateness from any Affiliates and to indicate that its assets and credit are not available to satisfy the debt and other obligations of such Affiliate or any other Person except as otherwise contemplated by the Basic
Documents.
(c)Each Restricted Party shall hold all of its assets in its own name and shall not commingle its funds and other assets with those of any Affiliate, except for U.S. federal and applicable state and local income tax purposes in the case of a Restricted Party that is treated as a disregarded entity for such purposes.
(d)No Restricted Party shall conduct the business of or act on behalf of any other
Person (except as required by the Basic Documents).
(e)Each Restricted Party (i) shall at all times have at least one (1) duly elected
Independent Manager (in the case of the Issuer) or one (1) duly elected Independent Director (in the case of AgentCorp) and (ii) so long as the Notes or Hedge Agreements remain outstanding, shall not remove or replace any Independent Manager or Independent Director without Cause and only after providing the Indenture Trustee, each Noteholder and each Hedge Counterparty with no less than five (5) Business Days prior written notice of (A) any proposed removal of such
Independent Manager or Independent Director, and (B) the identity of the proposed replacement, together with a certification that such replacement satisfies the requirements for an Independent
Manager or Independent Director in the organizational documents for such Restricted Party and this Indenture. No Restricted Party will institute proceedings to be adjudicated bankrupt or

33
insolvent, consent to the institution of bankruptcy or insolvency proceedings against it, or file, or consent to, a petition seeking reorganization or relief under any applicable federal or state Law relating to bankruptcy or insolvency, or consent to the appointment of a receiver, liquidator, assignee, trustee, sequestrator (or other similar official) of such Restricted Party or any substantial part of its property, or make an assignment for the benefit of creditors, or admit in writing its inability to pay its debts generally as they become due, or take limited liability company action in furtherance of any such action without the affirmative vote of at least one (1) duly elected
Independent Manager (in the case of the Issuer) or at least one (1) duly elected Independent
Director (in the case of AgentCorp).
(f)Other than in AgentCorps capacity as agent for the Issuer pursuant to the
Agency Agreement, each Restricted Party will hold itself out to the public and all other Persons as, a legal entity separate and distinct from any other Person (including any Affiliate), correct any known misunderstanding regarding its status as a separate entity, conduct business solely in its own name, and not identify itself as a division of any of its Affiliates or any of its Affiliates as a
division of such Restricted Party (except for tax or accounting purposes). Other than in
AgentCorps capacity as agent for the Issuer pursuant to the Agency Agreement, each Restricted
Party shall conduct and operate its business in its own name.
(g)No Restricted Party shall permit its name to be used by any Affiliate of such
Restricted Party in the conduct of such Affiliates business, and shall not use the name of any
Affiliate in the conduct of such Restricted Partys business except as contemplated by the Agency
Agreement.
(h)Each Restricted Party shall file its own Tax returns, if any, as may be required under applicable law, to the extent (1) not part of a consolidated group filing a consolidated return or returns or (2) not treated as a division for Tax purposes of another taxpayer, and, to the extent there is sufficient cash flow from the Assets to do so, shall pay any Taxes required to be paid by it under applicable law solely from its own funds.
(i)Each Restricted Party shall maintain its assets, including the Collateral, in such a manner that it would not be unreasonably costly or difficult to identify, segregate or ascertain its assets from those of any other Person.
(j)Each Restricted Party shall comply with Section 4.15 hereof.
(k)Other than pursuant to the Agency Agreement, no Restricted Party shall hold out its credit or assets as being available to satisfy the debts or other obligations of others nor guarantee the debts or other obligations of any Person.
(l)No Restricted Party shall grant a security interest in its assets to secure the obligations of any other Person, in each case, except any security interest granted by a Restricted
Party to secure the Secured Obligations as required pursuant to the Basic Documents.
(m)Each Restricted Party intends to maintain, adequate capital in light of its contemplated business purpose, transactions, and liabilities (provided, that no member of such

34
Restricted Party shall have any obligation to make any contribution of capital to such Restricted
Party).
(n)[Reserved].
(o)No Restricted Party shall, directly or indirectly, engage in any business or activity other than the actions that are both (i) required or permitted to be performed under its
Organizational Documents and (ii) permitted by the terms of the Basic Documents.
(p)No Restricted Party shall incur any indebtedness, liability, obligation or expense, or own any assets, other than in each case those that are both (i) necessary to achieve the purposes set forth under its Organizational Documents and (ii) permitted by the Basic Documents;
(q)No Restricted Party shall make or permit to remain outstanding any loan or advance to, or own or acquire any stock or securities of, any Person, other than the Issuers ownership of AgentCorp.
(r)Each Restricted Party shall maintain complete records of all transactions
(including all transactions with any Affiliate).
(s)Each Restricted Party shall comply with all requirements of applicable Law regarding its operations and shall comply with the provisions of this Indenture and its
Organizational Documents (including, without limitation, all separateness provisions herein and therein).
(t)The Issuer shall not form, acquire, or hold any Subsidiary other than
AgentCorp, and AgentCorp shall not form, acquire, or hold any Subsidiary.
(u)Each Restricted Party will maintain a sufficient number of employees (if any)
in light of its contemplated business operations and will pay the salaries of its own employees (if any) only from its own funds.
(v)Each Restricted Party shall use separate stationery, invoices, and checks bearing its own name.
(w)Each Restricted Party shall comply with each of the assumptions made with respect to it in any non-consolidation opinion, and the certifications contained in any certificate referred to therein, delivered by counsel in connection with the transactions contemplated by the
Basic Documents.
Section 4.15 Transactions with Affiliates. No Restricted Party shall enter into directly or indirectly any contract, agreement or transaction or group of related transactions (including the purchase, lease, sale or exchange of properties of any kind or the rendering of any service) with any Affiliate (other than another Restricted Party), except in the ordinary course of its business pursuant to enforceable agreements on terms which are intrinsically fair, commercially reasonable and substantially similar to those of an arms-
length transaction with an unrelated third party.

35
Section 4.16 Merger, Consolidation, Etc. Neither the Restricted Parties nor
Holdings will enter into a Division or consolidate with or merge with any other Person or convey, transfer or lease all or substantially all of its assets in a single transaction or series of transactions to any Person.
Section 4.17 Lines of Business. No Restricted Party shall at any time engage in any business other than those related to the ownership of the Assets and the transactions contemplated by this Indenture and the other Basic Documents to which it is a party and other activities reasonably incidental thereto; provided, that no Restricted Party shall engage in any business or activity or enter into any contractual arrangement which would (i) subject the
Holders or any Hedge Counterparty to regulation or oversight by any Governmental Body
(other than the Governmental Bodies which regulate insurance companies and, following foreclosure, regulations applicable to assets held as a result of such foreclosure) or cause the
Holders or any Hedge Counterparty to breach any Law or regulation or guideline of any
Governmental Body or require Holders or any Hedge Counterparty to obtain a consent, waiver or clarification by any Governmental Body or (ii) cause any of the representations and warranties of the Restricted Parties contained in any of the Basic Documents to be inaccurate as of the date made or deemed made.
Section 4.18 Economic Sanctions, Etc. None of the Restricted Parties nor
any Controlled Entity will (a) become (including by virtue of being owned or controlled by a
Blocked Person), own or control a Blocked Person, in violation of any Trade Control Laws applicable to any party to this Indenture, (b) transact or deal with any Blocked Person that would cause any party to this Indenture to be in violation of any Trade Control Laws, or (c)
directly or indirectly have any investment in or engage in any dealing or transaction (including any investment, dealing or transaction involving the proceeds of the Notes) with any Person if such investment, dealing or transaction (i) would cause any Secured Party or any affiliate of any such Secured Party to be in violation of any applicable Trade Control Laws, or (ii) is in violation of any Trade Control Laws.
Section 4.19 Liens. No Restricted Party shall, directly or indirectly, create, incur, assume or permit to exist (upon the happening of a contingency or otherwise) any Lien on or with respect to any of its property or assets (including the Collateral), whether now owned or held or hereafter acquired, or any income or profits therefrom, or assign or otherwise convey any right to receive income or profits, except for Permitted Liens.
Section 4.20 Sale of Assets, Etc. No Restricted Party shall sell, transfer, convey, assign, exchange or dispose of any of its properties or assets in any single transaction or series of related transactions of any individual asset, or group of related assets, other than
Permitted Dispositions or to the Initial Sellers or any Additional Sellers, as applicable, pursuant to Sections 4.02, 4.03 or 5.12 of the Asset Purchase Agreement.
Section 4.21 Permitted Indebtedness. No Restricted Party shall create, guarantee, assume or suffer to exist, or in any manner be or become liable in respect of, any
Indebtedness of any kind or character, other than the following (such Indebtedness being referred to as Permitted Indebtedness):

36
(a)Indebtedness owing under this Indenture, the Notes or any other Basic
Document, including the Hedge Agreements;
(b)Operating Expenses;
(c)obligations incurred in the ordinary course of its business specified in
Section 4.17 in an aggregate amount not to exceed $500,000 at any one time; and
(d)other Indebtedness with the prior written consent of the Majority Noteholders;
provided, however, that (i) any such Indebtedness is subordinate in right of payment (and, if such
Indebtedness is secured, is secured by a Lien on the Collateral that is subordinate to the Lien of the Indenture Trustee) to the obligations owing to the Hedge Counterparties and the Notes in all respects and (ii) such Indebtedness is subordinate pursuant to documentation reasonably acceptable to the Majority Hedge Counterparties and the Majority Noteholders.
Section 4.22 Amendment to Organizational Documents. No Restricted Party
shall, nor shall it permit, any party to, amend, modify or otherwise change (i) any special purpose entity or separateness provisions in its Organizational Documents, (ii) any other provision of its Organizational Documents, except to the extent such amendment, modification or change would not reasonably be expected to be materially adverse to the
Secured Parties or result in a Material Adverse Effect (as evidenced by an Officers Certificate of the Restricted Parties certifying thereto) or (iii) its jurisdiction of organization, its location of principal place of business or its name, in each case, without the prior written consent of the Majority Noteholders and the Majority Hedge Counterparties (such consent not be unreasonably withheld, conditioned or delayed) and provided that all actions have been taken to maintain the validity, perfection and first priority of the security interest and Lien on the
Collateral granted under this Indenture and the other Basic Documents in favor of the
Indenture Trustee.
Section 4.23 No Loans. No Restricted Party shall, directly or indirectly, make any loan or advance to any Person, other than Permitted Investments.
Section 4.24 Permitted Investments; Subsidiaries. No Restricted Party shall make any Investments other than (a) the Issuers owning the entire equity interest in
AgentCorp, (b) any Investment in Permitted Investments of monies in any Issuer Account, (c)
obligations of account debtors to a Restricted Party arising in the ordinary course of business, and (d) Investments received as consideration from any Permitted Disposition. The Issuer will not form, acquire or hold any Subsidiaries other than AgentCorp or enter into any partnership or joint venture, and AgentCorp will not form, acquire or hold any Subsidiaries or enter into any partnerships or joint ventures.
Section 4.25 Employees; ERISA. No Restricted Party shall maintain any employees or maintain any ERISA Plan or incur or suffer to exist any obligations to make any contribution to a Multiemployer Plan.
Section 4.26 Tax Treatment. Neither the Issuer, nor any party otherwise having the authority to act on behalf of the Issuer, is authorized to, or will, (i) make the election

37
described in U.S. Treasury Regulations Section 301.7701-3(a) to treat the Issuer as an association taxable as a corporation for U.S. federal income tax purposes, or a similar election under any U.S. state or local Law, (ii) report to any Governmental Body on a Tax return or otherwise that the Issuer is a publicly traded partnership or a taxable mortgage pool, in each case, taxable as a corporation for U.S. federal income tax purposes or (iii) take any other action that is reasonably likely to cause the Issuer to be treated as an association, publicly traded partnership or taxable mortgage pool, in each case taxable as a corporation for U.S.
federal income tax purposes. For all U.S. federal, state and local tax purposes, the Issuer has always been and shall continue to be classified as an entity disregarded from its owner and shall not be treated as a partnership, a publicly traded partnership treated as a corporation, a taxable mortgage pool (in whole or in part) taxable as a corporation or as an association taxable as a corporation. The Issuer will treat the Notes and this Indenture for all purposes including federal, state and local income, single business and franchise Tax and any other Tax imposed on or measured by income purposes, as indebtedness secured by the Collateral (other than those Notes that are, at any time, held by any Section 385 Related Party to the extent that a different treatment may be required by law or regulation as a result of the relationship between the Issuer and such Party or unless otherwise provided in the applicable Series
Supplement).
Section 4.27Hedging Requirements.
(a)On the Initial Closing Date, the Issuer shall enter into and thereafter maintain one or more Hedge Agreements and Hedging Transactions thereunder (including by way of assignment and novation from the Maverick Parties to the Issuer) which establish a minimum price level, to hedge at least (i) NYMEX Henry Hub: 85% of projected natural gas Hydrocarbon production from the Assets through the five year anniversary of the Initial Closing Date, (ii)
NYMEX WTI: 85% of projected crude oil Hydrocarbon production from the Assets through the five year anniversary of the Initial Closing Date, (iii) NGLs: 85% of projected natural gas liquid
Hydrocarbon production from the Assets through the three year anniversary of the Initial Closing
Date, and (iv) Gas Basis: 85% of projected natural gas Hydrocarbon production from the Assets through the three year anniversary of the Initial Closing Date, and on or prior to each Quarterly
Determination Date, the Issuer will be required to add hedges, as needed, to maintain hedging on at least 85% of projected production for each of natural gas, oil, NGLs, and gas basis volumes for the lesser of (a) 24 months immediately following such Quarterly Determination Date (but not prior to the dates specified above) and (b) the months remaining until the projected maturity of each of the Class A and Class B Notes calculated using the most recent Reserve Report (the
Minimum Hedging Threshold).
(b)The Issuer (or the person or entity selling the Issuers production) may enter into fixed price production sale agreements for the portion of its production that is not subject to
Hedging Transactions, but may not enter into Hedging Transactions or fixed price production sale agreements if the combination of both would exceed 100% of its projected Hydrocarbon production from the Assets, determined separately for natural gas, crude oil, natural gas liquids and gas basis. Additionally, if at any time the aggregate projected Hydrocarbon production from the Assets covered by Hedging Transactions or fixed price production sale agreements exceeds

38
100% of projected Hydrocarbon production of the then producing Assets for any monthly period as set forth in the most recently delivered Reserve Report (determined separately for natural gas, crude oil, natural gas liquids and gas basis), then the Issuer within ten (10) Business Days after such occurrence shall, take corrective steps to eliminate such over-hedging in any such monthly period by terminating an appropriate portion of Hedging Transactions (or fixed price production sale agreements), or entering into offsetting hedge positions that have the same effect or any combination of the foregoing (such required actions, the Over Hedged Requirement).
(c)The Issuer shall not enter into any amendment to any Hedge Agreements if after giving effect thereto, the requirements of this Section 4.27 would not be satisfied, and the Issuer shall not be a party to any swap, derivative or other similar agreement, including without limitation, any Hedge Agreement, for speculative purposes.
(d)The Issuer shall not early terminate or unwind any Hedge Agreement, or any
Hedging Transactions thereunder, other than (i) in accordance with Section 4.27(b), (ii) in the
Issuers discretion in connection with an Event of Default or Termination Event with respect to the Hedge Counterparty under a Hedge Agreement where such Hedge Counterparty is the
Defaulting Party or sole Affected Party, as applicable or (iii) as a result of a good faith determination by the Issuer or Manager that such Hedge Counterparty or Hedge Agreement should be replaced or terminated, but not solely to recognize a gain and concurrently enter into a replacement Hedge Agreement in order to satisfy the requirements of this Section 4.27 at a lower strike price, provided, for the avoidance of doubt, that the Issuer remains subject to its obligations to maintain compliance with the hedging requirements set forth in Section 4.27(a), 4.27(b) and any supplemental indenture, in connection with any early termination or unwind of any Hedge
Agreement. Any amounts received by the Issuer in connection with any termination of a Hedge
Agreement or a Hedging Transaction thereunder (an Issuer Hedge Termination Receipt) shall be either (A) promptly, and in any event within five (5) Business Days, be applied to the acquisition of a replacement Hedge Agreement or (B) to the extent not applied pursuant to clause (A), transferred to the Collection Account for treatment as Available Funds and applied in accordance with the Priority of Payments provided that, to the extent that an amount up to such Issuer Hedge
Termination Receipt would otherwise be distributed to the Issuer pursuant to clause (xix) of the
Priority of Payments (after application of clauses (i) through (xviii) inclusive of the Priority of
Payments), then such amount (up to such Issuer Hedge Termination Receipt) shall be treated as an
Excess Amount and applied in accordance with Section 8.06(e). For the avoidance of doubt, any determination of Excess Amounts owing pursuant to the foregoing proviso (and paid pursuant to
Section 8.06(e)) shall be determined after giving effect to amounts owing pursuant to clauses (i)
through (xviii) (inclusive) of the Priority of Payments on the applicable Payment Date.
Section 4.28Replacement of Manager or Back-up Manager.
(a)In the event that the Manager shall be terminated or shall resign in accordance with the terms of the Management Services Agreement, the Issuer shall use commercially reasonable efforts to appoint a replacement manager reasonably satisfactory to the Majority
Noteholders in accordance with the terms of the Management Services Agreement; provided that if a Material Event has occurred and is continuing, the Majority Noteholders shall appoint the successor Manager, which successor Manager shall be reasonably acceptable to the Majority

39
Hedge Counterparties. The Issuer shall appoint a replacement manager with the consent of the
Majority Noteholders (such consent not to be unreasonably withheld, conditioned, or delayed) as soon as reasonably practicable, and notify the Noteholders, each Hedge Counterparty and Back-
up Manager in writing of such appointment; provided that if the Issuer shall not have appointed a replacement manager within thirty (30) days following delivery of notice of any such resignation or termination, as applicable, other than as a result of the failure of the Majority Noteholders to have reasonably consented, the Majority Noteholders shall have the right to appoint the replacement manager with the consent of the Issuer (such consent not to be unreasonably withheld, conditioned, or delayed).
(b)In the event that the Back-up Manager shall resign, be terminated or otherwise removed, the Issuer shall appoint a replacement back-up manager with the consent of the Majority
Noteholder (such consent not to be unreasonably withheld, conditioned, or delayed) as soon as reasonably practicable, and notify the Noteholders and each Hedge Counterparty of such appointment; provided that if the Issuer shall not have appointed a replacement back-up manager within thirty (30) days following delivery of notice of any such resignation, termination or removal, other than as a result of the failure of the Majority Noteholders to have reasonably consented, the Majority Noteholders shall have the right to appoint the replacement back-up manager with the consent of the Issuer (such consent not to be unreasonably withheld, conditioned, or delayed).
Section 4.29 Manager Failure. If any Material Event shall arise from the failure of the Manager to perform any of its duties or obligations under the Management
Services Agreement, the Issuer shall take all reasonable steps available to it to remedy such failure, including any such reasonable steps as directed to take by the Majority Noteholders.
Section 4.30 Characterization. The Restricted Parties shall characterize (i)
the transfer of the Assets pursuant to the Asset Purchase Agreement for all purposes as an absolute transfer of legal and beneficial ownership, including on all relevant books, records, financial statements and other applicable documents, other than for U.S. federal and applicable state and local income tax and accounting purposes and (ii) the Grant of the
Collateral by the Restricted Parties under this Indenture as a pledge for U.S. federal income tax purposes and for financial accounting purposes.
Section 4.31 Amendments to Basic Documents. Without derogating from the assignment granted to the Indenture Trustee under this Indenture or the rights of the
Indenture Trustee hereunder, each Restricted Party agrees that it shall not, (a) terminate, amend, waive, supplement or otherwise modify any of, or consent to the assignment
(including any partial assignment) by any party of, the Basic Documents to which it is a party
(other than this Indenture) and (b) to the extent that such Restricted Party has the right to consent to any termination, waiver, amendment, supplement or other modification of, or any assignment (including any partial assignment) by any party of, any Basic Document to which it is not a party, give such consent, in each case, unless, (i) the Rating Agency Condition with respect thereto has been satisfied, (ii) if the rights of the Hedge Counterparties would be materially and adversely affected by such termination, amendment, waiver, supplement or other modification (including, but not limited to, modifications to the definition of Permitted

40
Encumbrances as defined in the Asset Purchase Agreement whereby the rights of the Hedge
Counterparties would be adversely affected in any material respect by such amendment), the
Issuer or Manager shall have obtained the consent of the Majority Hedge Counterparties with respect thereto, and (iii) as evidenced by an Opinion of Counsel delivered to the Indenture
Trustee, (A) such termination, amendment, waiver, supplement or other modification or such assignment, as applicable, is authorized and permitted under the terms of the other Basic
Documents, and (B) all conditions precedent thereto, as applicable, including this Section
4.31, have been satisfied and (C) such termination, amendment, waiver, supplement or other modification or such assignment, as applicable (I) will not cause the Issuer to become treated as an association that is taxable as a corporation, a publicly traded partnership that is taxable as a corporation or a taxable mortgage pool that is taxable as a corporation, in each case for
U.S. federal income tax purposes, and (II) will not cause any of the Notes of any Outstanding
Series (other than those that are, at any time, held by any Section 385 Related Party) that were characterized as indebtedness for U.S. federal income tax purposes, as of the applicable
Closing Date, to be characterized as other than indebtedness for U.S. federal income tax purposes, and, in the case of (I) and (II) above, such opinion may contain similar assumptions and qualifications as are contained in the Opinion of Counsel with respect to the tax treatment of the Notes delivered on the Initial Closing Date. Notwithstanding the foregoing, a Restricted
Party may amend, modify, waive, supplement or agree to any amendment, modification, supplement or waiver of the terms of this Indenture or any Series Supplement thereto in accordance with Section 2.07 and Article IX hereof, but subject to any other conditions set forth in Section 2.07 and Article IX hereof applicable thereto and under any of the other Basic
Documents.
Section 4.32 Operator Account. The Issuer shall cause the Operator Account to at all times be subject to a Deposit Account Control Agreement. The Issuer will not, directly or indirectly, create, incur, assume or permit to exist any Lien on the Operator
Account other than Permitted Liens.
ARTICLE V
REMEDIES
Section 5.01Events of Default.
(a)Event of Default, wherever used herein, means any one of the following events (whatever the reason for such Event of Default and, subject to Sections 5.01(a)(vii) and
(a)(viii) whether it shall be voluntary or involuntary or be effected by operation of Law or pursuant to any judgment, decree or order of any court or any order, rule or regulation of any administrative or governmental body):
(i)the failure to pay all amounts due and owing on the
Notes of a Series in full by the applicable Legal Final Maturity Date or the failure to pay when due and as required to be paid under this Indenture, any amount of principal; provided, that the failure of the Issuer to pay any optional

41
payments of principal on the Notes, Principal Distribution Amounts or Excess
Amortization Amounts, in each case, for which funds are not available in accordance with the Priority of Payments or the Special Priority of Payments,
as applicable, is not an Event of Default;
(ii)default in the payment of interest on any Payment Date
on the Controlling Class of Notes when the same becomes due and payable, and such default shall continue for a period of two (2) Business Days;
(iii)a failure by the Issuer to comply with (A) Section
7.01(c)(i) or Section 7.01(c)(ii) which failure continues for three (3) Business
Days, or (B) Section 4.27(d) which failure with respect to clause (B) continues for five (5) Business Days, or (C) to deliver the financial statements required pursuant to Section 7.01(a) and (b) which failure continues for ten (10) Business
Days;
(iv)default by any Seller in the payment of any amount
under the Asset Purchase Agreement when the same becomes due and payable by such Seller, and such default shall continue for a period of thirty (30) days or a breach by any Seller of a material covenant under the Asset Purchase
Agreement and such breach shall continue for a period of thirty (30) days;
provided, that no breach will be deemed to exist to the extent that the Asset
Purchase Agreement sets forth an express remedy for the applicable covenant and the applicable Seller has satisfied its obligations to provide such remedy;
(v)the failure to maintain a Senior IO DSCR of at least
1.20x as calculated on any Quarterly Determination Date;
(vi)default in the observance or performance of any
covenant or agreement of any Maverick Party made in any Basic Document to which it is a party in any material respect (provided that if such covenant or agreement contains a materiality qualifier, then the materiality qualifier in this clause (vi) shall be of no effect) (other than a covenant or agreement, a default in the observance or performance of which is specifically addressed elsewhere in these Events of Default), or any representation or warranty of any Maverick
Party made in any Basic Document to which it is a party or in any certificate or other writing delivered pursuant to or in connection with the Indenture proving to have been incorrect in any material respect (provided that if such representation or warranty contains a materiality qualifier, then the materiality qualifier in this clause (vi) shall be of no effect) as of the time when the same shall have been made, and such default shall continue or not be cured, or the circumstance or condition in respect of which such representation or warranty was incorrect shall not have been eliminated or otherwise cured, for a period of thirty (30) days after the earlier of (i) Knowledge of a Maverick Party of such default or incorrect representation or warranty or (ii) receipt by the Issuer and the applicable Maverick Party from the Indenture Trustee or receipt by the

42
Issuer, the applicable Maverick Party and a Responsible Officer of the Indenture
Trustee from a Noteholder or a Hedge Counterparty, a written notice specifying such default or incorrect representation or warranty and requiring it to be remedied;
(vii)the filing of a decree or order for relief by a court
having jurisdiction in the premises in respect of any Maverick Party or any substantial part of the Collateral in an involuntary case under any applicable federal or state bankruptcy, insolvency or other similar law now or hereafter in effect, or appointing a receiver, liquidator, assignee, custodian, trustee, sequestrator or similar official of a Maverick Party or for any substantial part of the Collateral, or ordering the winding-up or liquidation of a Maverick
Partys affairs, and such decree or order shall remain unstayed and in effect for a period of sixty (60) consecutive days;
(viii)the commencement by a Maverick Party of a voluntary
case under any applicable federal or state bankruptcy, insolvency or other similar law now or hereafter in effect, or the consent by a Maverick Party to the entry of an order for relief in an involuntary case under any such law, or the consent by a Maverick Party to the appointment or taking possession by a receiver, liquidator, assignee, custodian, trustee, sequestrator or similar official of a Maverick Party or for any substantial part of the Collateral, or the making by a Maverick Party of any general assignment for the benefit of creditors, or the failure by a Maverick Party generally to pay its debts as such debts become due, or the taking of any action by a Maverick Party in furtherance of any of the foregoing;
(ix)the failure of the Indenture Trustee, for the benefit of the Noteholders, the Hedge Counterparties and the other Secured Parties, to have a valid first-priority perfected security interest in any portion of the
Collateral in an aggregate amount which exceeds 2% of the PV-10 of the
Assets at such time (as reflected in the most recently delivered Reserve
Report);
(x)the Issuer shall become an association, a publicly traded partnership or a taxable mortgage pool, that is, in each case, taxable as a corporation for U.S. federal income tax purposes, or AgentCorp shall be treated for U.S. federal income tax purposes as the owner of more than a de minimis amount of the Collateral to which it holds legal title pursuant to the Agency
Agreement;
(xi)the filing of a non-appealable judgment, decree or order for relief by a court having jurisdiction in the premises in respect of the Issuer,
AgentCorp or Holdings in excess of $500,000 or the Parent in excess of
$3,000,000 and, in each case, not discharged, satisfied or stayed within thirty
(30) days;

43
(xii)the adoption in final form of a statute, rule or regulation by a competent legislative or governmental rule-making body that becomes effective following the earliest Closing Date of any Outstanding Series of
Notes, or the entry of a final, non-appealable judgment of a court of competent jurisdiction that is rendered following the earliest Closing Date of any
Outstanding Series of Notes, which in either case, has a Material Adverse
Effect;
(xiii)an ERISA or tax lien is created that secures a due and unpaid payment obligation of the Issuer or Holdings in excess of $500,000;
(xiv)any of the Manager, Operator, the Back-up Manager or
the Indenture Trustee shall be terminated, removed or resign, and is not otherwise replaced, appointed or engaged (except as the result of an act or omission of the Noteholders, the Hedge Counterparties or the Indenture
Trustee) within sixty (60) days of any such resignation, removal or termination with a replacement satisfactory to the Majority Noteholders and the Majority
Hedge Counterparties (such consent to a replacement not to be unreasonably withheld or conditioned);
(xv)the Issuer, AgentCorp, Holdings or the pool of
Collateral is required to be registered as an investment company under the
Investment Company Act;
(xvi)if no Notes are Outstanding, (A) an Event of Default or
Termination Event under any Hedge Agreement has occurred (whether occurring prior to or after such time as no Notes are Outstanding), (B) an Early
Termination Date under any such Hedge Agreement has been designated in connection therewith, or (C) any amounts remain unpaid in connection with any such Early Termination Date; or
(xvii)a Change of Control that is not a Permitted Change of
Control or has not been approved by the Majority Noteholders.
(b)The Issuer shall deliver to (1) a Responsible Officer of the Indenture Trustee,
(2) each Noteholder, (3) each Hedge Counterparty, (4) the Back-up Manager, and (5) each Rating
Agency, within three (3) Business Days after Knowledge of the occurrence thereof, written notice in the form of an Officers Certificate of any event which with the giving of notice and the lapse of time would become an Event of Default under clause (a) above, its status and what action the
Issuer is taking or proposes to take with respect thereto.
(c)Notwithstanding the foregoing, a breach of any covenant or agreement or representation or warranty referred to under clause (a)(vi) above shall not constitute an Event of
Default after such thirty (30) day period if (x) the defaulting party has commenced in a diligent manner a cure of such breach and (y) such remedial action could not reasonably have been expected to fully cure such breach within such 30 days, but could reasonably be expected to be

44
implemented and fully cure such breach within an additional thirty (30) days (but in no event shall the total cure period exceed a total of sixty (60) days); provided, that, an Event of Default pursuant to clause (a)(vi) above shall be deemed to occur upon the earlier of (i) the expiration of such cure period if such breach or misrepresentation shall not have been cured on or prior to such date, and
(ii) the date, if any, as of which it is determined that such breach or misrepresentation is not capable of being cured within such cure period. Upon the occurrence of any such event, the Issuer shall not be relieved from using its best efforts to perform its obligations in a timely manner in accordance with the terms of this Indenture, and the Issuer shall provide the Indenture Trustee (if such delay or failure is a result of a delay or failure by the Issuer), the Noteholders, the Hedge
Counterparties and the Back-up Manager prompt notice of such failure or delay by it, together with a description of its efforts to so perform its obligations.
Section 5.02 Acceleration of Maturity; Rescission and Annulment. If an
Event of Default has occurred and is continuing, then and in every such case the Indenture
Trustee at the written direction of the Majority Noteholders or the Majority Noteholders may
declare all the Notes to be immediately due and payable, by a notice in writing to the Issuer and AgentCorp (and to a Responsible Officer of the Indenture Trustee if given by
Noteholders) (a copy of which shall be provided by the Issuer to each Noteholder, each Hedge
Counterparty, the Manager, the Back-up Manager and each Rating Agency), and upon any such declaration the unpaid principal amount of such Notes, together with accrued and unpaid interest thereon through the date of acceleration, shall become immediately due and payable;
provided, that upon the occurrence of an Event of Default specified in Section 5.01(a)(vii) or
(viii) all the Notes shall be automatically deemed to be immediately due and payable and upon such event the unpaid principal of such Notes, together with accrued and unpaid interest thereon through the date of such Event of Default specified in Section 5.01(a)(vii) or (viii), shall become immediately due and payable, in each case, without notice, declaration or demand by the Indenture Trustee or the Noteholders, all of which are hereby waived by the
Issuer.
At any time after such declaration of acceleration of maturity has been made and before a judgment or decree for payment of the money due has been obtained by the Indenture
Trustee as hereinafter in this Article V provided, the Majority Noteholders, by written notice to the Issuer, AgentCorp and a Responsible Officer of the Indenture Trustee (a copy of which shall be provided by the Issuer to each Hedge Counterparty, the Manager, the Back-up Manager and
each Rating Agency), may rescind and annul such declaration and its consequences if:
(i)the Issuer or AgentCorp has paid or deposited with the
Indenture Trustee a sum sufficient to pay:
(A)all payments of principal of and interest on all Notes and all other amounts that would then be due hereunder or upon such Notes if the
Event of Default giving rise to such acceleration had not occurred; and
(B)all sums paid or advanced by the Indenture Trustee hereunder and the reasonable compensation, expenses, disbursements and advances of the Indenture Trustee and its agents and counsel; and

45
(ii)all Events of Default, other than the nonpayment of the
principal of the Notes that has become due solely by such acceleration, have been cured or waived as provided in Section 5.12.
No such rescission shall affect any subsequent default or impair any right consequent thereto.
Section 5.03Collection of Indebtedness and Suits for Enforcement by
Indenture Trustee.
(a)The Issuer covenants that if (i) an Event of Default specified in
Section 5.01(a)(i) has occurred and is continuing or (ii) an Event of Default specified in
Section 5.01(a)(ii) has occurred and is continuing, the Issuer will, upon demand of the Indenture
Trustee, pay to the Indenture Trustee, for the benefit of the Noteholders, the Hedge Counterparties and the other Secured Parties, (1) the whole amount then due and payable on such Notes for principal and interest, with interest on the overdue principal and, to the extent payment at such rate of interest shall be legally enforceable, on overdue installments of interest at the rate borne by the
Notes, (2) any amounts due and payable by the Issuer under the Hedge Agreements, including any termination amounts and any other amounts owed thereunder and, in addition thereto, (3) such further amount as shall be sufficient to cover the reasonable, documented and out of pocket costs and expenses of collection, including the reasonable compensation, expenses, disbursements and advances of the Indenture Trustee and its agents and counsel, and all other amounts due and owing to the Indenture Trustee pursuant to Section 6.07.
(b)In case the Issuer shall fail forthwith to pay such amounts upon such demand, the Indenture Trustee, in its own name and as trustee of an express trust, may institute a Proceeding for the collection of the sums so due and unpaid, and may prosecute such Proceeding to judgment or final decree, and may enforce the same against the Issuer or other obligor upon such Notes and
Hedge Agreements and collect in the manner provided by Law out of the property of the Issuer or other obligor upon such Notes and Hedge Agreements, wherever situated, the monies adjudged or decreed to be payable.
(c)If an Event of Default occurs and is continuing, the Indenture Trustee may, as more particularly provided in Section 5.04, proceed to protect and enforce its rights and the rights of the Noteholders, the Hedge Counterparties and the other Secured Parties, by such appropriate
Proceedings as the Indenture Trustee may deem necessary to protect and enforce any such rights, whether for the specific enforcement of any covenant or agreement in this Indenture or in aid of the exercise of any power granted herein, or to enforce any other proper remedy or legal or equitable right vested in the Indenture Trustee by this Indenture or by Law.
(d)In case there shall be pending, relative to the Issuer or any other obligor upon the Notes or any Person having or claiming an ownership interest in the Collateral, Proceedings under Title 11 of the United States Code or any other applicable federal or state bankruptcy, insolvency or other similar Law, or in case a receiver, assignee or trustee in bankruptcy or reorganization, or liquidator, sequestrator or similar official shall have been appointed for or taken possession of the Issuer or its property or such other obligor or Person, or in case of any other

46
comparable judicial Proceedings relative to the Issuer or other obligor upon the Notes, or to the creditors or property of the Issuer or such other obligor, the Indenture Trustee, irrespective of whether the principal of any Notes shall then be due and payable as therein expressed or by declaration or otherwise and irrespective of whether the Indenture Trustee shall have made any demand pursuant to the provisions of this Section, shall be entitled and empowered, by intervention in such Proceedings or otherwise:
(i)to file and prove a claim or claims for (A) the whole
amount of principal and interest owing and unpaid in respect of the Notes and
(B) any amounts owned and unpaid with respect to any of the Hedge
Agreements and to file such other papers or documents as may be necessary or advisable in order to have the claims of the Indenture Trustee (including any claim for reasonable compensation to the Indenture Trustee and each predecessor Indenture Trustee, and their respective agents, attorneys and counsel, and for reimbursement of all expenses and liabilities incurred, and all advances made, by the Indenture Trustee and each predecessor Indenture
Trustee, except as a result of gross negligence or willful misconduct) and of the
Noteholders and the Hedge Counterparties allowed in such Proceedings;
(ii)unless prohibited by applicable Law and regulations, to
vote on behalf of the Holders of Notes and the Hedge Counterparties in any
election of a trustee, a standby trustee or Person performing similar functions in any such Proceedings;
(iii)to collect and receive any monies or other property
payable or deliverable on any such claims and to distribute all amounts received with respect to the claims of the Noteholders, the Hedge Counterparties and the other Secured Parties and of the Indenture Trustee on their behalf; and
(iv)to file such proofs of claim and other papers or
documents as may be necessary or advisable in order to have the claims of the
Indenture Trustee or the Noteholders, the Hedge Counterparties and the other
Secured Parties allowed in any Proceedings relative to the Issuer, its creditors and its property;
and any trustee, receiver, liquidator, custodian or other similar official in any such Proceeding is hereby authorized by each of such Noteholders, the Hedge Counterparties and the other Secured
Parties to make payments to the Indenture Trustee and, in the event that the Indenture Trustee shall consent to the making of payments directly to such Noteholders, the Hedge Counterparties or the other Secured Parties, to pay to the Indenture Trustee such amounts as shall be sufficient to cover reasonable compensation to the Indenture Trustee, each predecessor Indenture Trustee and their respective agents, attorneys and counsel, and all other expenses and liabilities incurred, and all advances made, by the Indenture Trustee and each predecessor Indenture Trustee except as a result of gross negligence or willful misconduct.
(e)Nothing herein contained shall be deemed to authorize the Indenture Trustee to authorize or consent to or vote for or accept or adopt on behalf of any Noteholder or any Hedge

47
Counterparty any plan of reorganization, arrangement, adjustment or composition affecting the
Notes or the rights of any Holder thereof or the Hedge Agreements or the rights of any Hedge
Counterparty thereof, or to authorize the Indenture Trustee to vote in respect of the claim of any
Noteholder or any Hedge Counterparty in any such proceeding except, as aforesaid, to vote for the election of a trustee in bankruptcy or similar Person.
(f)All rights of action and of asserting claims under this Indenture, or under any of the Notes, may be enforced by the Indenture Trustee without the possession of any of the Notes or the production thereof in any trial or other Proceedings relative thereto, and any such action or
Proceedings instituted by the Indenture Trustee shall be brought in its own name as trustee of an express trust, and any recovery of judgment, subject to the payment of the expenses, disbursements and compensation of the Indenture Trustee, each predecessor Indenture Trustee and their respective agents and attorneys, shall be for the ratable benefit of the Noteholders, the Hedge
Counterparties and the other Secured Parties.
(g)In any Proceedings brought by the Indenture Trustee (and also any Proceedings involving the interpretation of any provision of this Indenture to which the Indenture Trustee shall be a party), the Indenture Trustee shall be held to represent all the Noteholders, the Hedge
Counterparties and other Secured Parties, and it shall not be necessary to make any Noteholder,
Hedge Counterparty or other Secured Party a party to any such Proceedings (for the avoidance of doubt, the Noteholders and the Hedge Counterparties may initiate certain proceedings consistent with their rights pursuant to Section 5.07).
Section 5.04Remedies; Priorities.
(a)If an Event of Default shall have occurred and be continuing, the Indenture
Trustee may, or at the written direction of the Majority Noteholders (subject to the terms hereof)
shall, with notice to each Hedge Counterparty, do one or more of the following (subject to
Section 5.05):
(i)declare the entire unpaid principal amount of the Notes,
all interest accrued and unpaid there on and all other amounts payable under this Indenture and the other Basic Documents to become immediately due and payable in accordance with Section 5.02;
(ii)institute Proceedings in its own name and as trustee of
an express trust for the collection of all amounts then payable on the Notes and the Hedge Agreements (including any termination payments and any other amounts owed thereunder or under the other Basic Documents) or under this
Indenture with respect thereto, whether by declaration or otherwise, enforce any judgment obtained and collect from the Issuer and any other obligor upon such
Notes monies adjudged due;
(iii)institute Proceedings from time to time for the complete or partial foreclosure of this Indenture with respect to the Collateral;

48
(iv)exercise any remedies of a secured party under the UCC
and take any other appropriate action to protect and enforce the rights and remedies of the Indenture Trustee and the Noteholders, the Hedge
Counterparties and the other Secured Parties, including, for the avoidance of doubt, the exercise of any remedies available under the Basic Documents; and
(v)sell the Collateral or any portion thereof or rights or
interest therein, at one or more public or private sales called and conducted in any manner permitted by Law; provided, that the Indenture Trustee may not sell or otherwise liquidate the Collateral following an Event of Default, other than an Event of Default described in Section 5.01(a)(i) or 5.01(a)(ii), unless (A) the
Majority Noteholders consent thereto, (B) the proceeds of such sale or liquidation distributable to the Noteholders and the Hedge Counterparties are
sufficient to discharge in full all amounts then due and unpaid upon such Notes for principal and interest and all amounts then due under the Hedge Agreements or that would be due and payable if the Hedge Agreements were terminated on the date of such sale (including any breakage or termination amounts and any other amounts owed thereunder (or, based on a reasonable determination made by the applicable Hedge Counterparty, that would be due and payable if the
Hedge Agreements were terminated on the date of such sale)) or (C) the
Indenture Trustee determines that the Collateral will not continue to provide sufficient funds for the payment of principal of and interest on the Notes as they would have become due if the Notes had not been declared immediately due and payable, and the Indenture Trustee obtains the consent of 100% of the
Outstanding Amount of the Notes. In determining such sufficiency or insufficiency with respect to clauses (A), (B) and (C), the Indenture Trustee may, but need not, obtain and rely upon an opinion of an Independent investment banking or accounting firm of national reputation as to the feasibility of such proposed action and as to the sufficiency of the Collateral for such purpose. The Indenture Trustee shall give written notice of the retention of the
Collateral to each Rating Agency.
(b)If the Indenture Trustee collects any money or property pursuant to this
Article V, it shall within two (2) Business Days after receipt and identification thereof deposit such money or property to the Collection Account as Collections to be applied pursuant to Article VIII hereof.
The Indenture Trustee may fix a record date and payment date for any payment to the Noteholders, Hedge Counterparties and other Secured Parties pursuant to this Section. At least
15 days before such record date, the Issuer shall overnight mail to each Noteholder, each Hedge
Counterparty, the Indenture Trustee and the other Secured Parties a notice that states the record date, the payment date and the amount to be paid.
The Indenture Trustee shall incur no liability as a result of any sale (whether public or private) of the Collateral or any part thereof pursuant to this Section 5.04 that is conducted in a

49
commercially reasonably manner. Each Restricted Party and each Secured Party hereby waives any claim against the Indenture Trustee arising by reason of the fact that the price at which the
Collateral may have been sold at such sale (whether public or private) was less than the price that might have been obtained otherwise, even if the Indenture Trustee accepts the first offer received and does not offer the Collateral to more than one offeree, so long as such sale is conducted in a commercially reasonable manner. Each Restricted Party and each Secured Party hereby agrees that in respect of any sale of the Collateral pursuant to the terms hereof, the Indenture Trustee is authorized to comply with any limitation or restriction in connection with such sale as it may be advised by counsel is necessary in order to avoid any violation of applicable Law, or in order to obtain any required approval of the sale or of the purchaser by any governmental authority or official, and the Issuer and the Noteholders further agree that such compliance shall not, in and of its self, result in such sale being considered or deemed not to have been made in a commercially reasonable manner, nor shall the Indenture Trustee be liable or accountable to the Issuer or any
Noteholders for any discount allowed by reason of the fact that the Collateral or any part thereof is sold in compliance with any such limitation or restriction.
Section 5.05 Optional Preservation of the Assets. If the Notes have been declared to be immediately due and payable under Section 5.02 following an Event of Default and such declaration and its consequences have not been rescinded and annulled, the Indenture
Trustee may, but need not, elect to maintain possession of the Collateral. In the event that the
Indenture Trustee elects to maintain possession of the Collateral, the Indenture Trustee shall provide written notice of such election to the Rating Agencies. It is the desire of the parties hereto and the Noteholders, the Hedge Counterparties and the other Secured Parties that there be at all times sufficient funds for the payment of the Secured Obligations, and the Indenture
Trustee shall take such desire into account when determining whether or not to maintain possession of the Collateral. In determining whether to maintain possession of the Collateral, the Indenture Trustee may, but need not, obtain (at the expense of the Issuer) and rely upon an opinion of an Independent investment banking or accounting firm of national reputation as to the feasibility of such proposed action and as to the sufficiency of the Collateral for such purpose.
Section 5.06 Limitation of Suits. No Holder of any Note shall have any right to institute any Proceeding, judicial or otherwise, with respect to this Indenture, or for the appointment of a receiver or trustee, or for any other remedy hereunder, unless:
(i)such Holder has previously given written notice to the
Indenture Trustee of a continuing Event of Default;
(ii)the Majority Noteholders have consented to or made
written request to the Indenture Trustee to institute such Proceeding in respect of such Event of Default in its own name as Indenture Trustee hereunder;
(iii)such Holder or Holders have offered to the Indenture
Trustee indemnity reasonably satisfactory to it against the costs, expenses and liabilities to be incurred in complying with such request;

50
(iv)the Indenture Trustee for sixty (60) days after its receipt of such notice, request and offer of indemnity has failed to institute such
Proceedings; and
(v)no direction inconsistent with such written request has
been given to the Indenture Trustee during such sixty (60) day period by the
Majority Noteholders.
It is understood and intended that no one or more Holders of Notes shall have any right in any manner whatever by virtue of, or by availing of, any provision of this Indenture to affect, disturb or prejudice the rights of any other Noteholders, the Hedge Counterparties and the other Secured Parties or to obtain or to seek to obtain priority or preference over any other Holders, the Hedge Counterparties and the other Secured Parties or to enforce any right under this Indenture, except in the manner herein provided.
Section 5.07 Unconditional Rights of Hedge Counterparties and Noteholders
to Receive Principal and Interest and Payment of Other Obligations. Notwithstanding any
other provisions in this Indenture, (a) the Holder of any Note shall have the right, which is absolute and unconditional, to receive payment of the principal of and interest, if any, on such
Note on or after the respective due dates thereof expressed in such Note or in this Indenture
(or, in the case of redemption, on or after the Redemption Date), (b) each Hedge Counterparty shall have the right, which is absolute and unconditional, to receive payment of any obligations of the Issuer under the Hedge Agreements (including the termination amounts and any other amounts owed thereunder) on or after the respective due dates thereof expressed in the applicable Hedge Agreement or in this Indenture and (c) each Holder and Hedge
Counterparty shall have the right to institute suit for the enforcement of any such payment, and such right shall not be impaired without the consent of such Holder or the Hedge
Counterparties.
Section 5.08 Restoration of Rights and Remedies. If the Indenture Trustee,
any Hedge Counterparty or any Noteholder has instituted any Proceeding to enforce any right or remedy under this Indenture and such Proceeding has been discontinued or abandoned for any reason or has been determined adversely to the Indenture Trustee, to such Hedge
Counterparty or to such Noteholder, then and in every such case the Issuer, AgentCorp, the
Indenture Trustee, the Hedge Counterparties and the Noteholders shall, subject to any determination in such Proceeding, be restored severally and respectively to their former positions hereunder, and thereafter all rights and remedies of the Indenture Trustee, the Hedge
Counterparties and the Noteholders shall continue as though no such Proceeding had been instituted.
Section 5.09 Rights and Remedies Cumulative. No right or remedy herein conferred upon or reserved to the Indenture Trustee, to the Hedge Counterparties, to the
Noteholders or to the other Secured Parties is intended to be exclusive of any other right or remedy, and every right and remedy shall, to the extent permitted by Law, be cumulative and in addition to every other right and remedy given hereunder or now or hereafter existing at
Law or in equity or otherwise. The assertion or employment of any right or remedy hereunder,

51
or otherwise, shall not prevent the concurrent assertion or employment of any other appropriate right or remedy.
Section 5.10 Delay or Omission Not a Waiver. No delay or omission of the
Indenture Trustee, any Holder of any Note, any Hedge Counterparty or any other Secured
Party to exercise any right or remedy accruing upon any Default or Event of Default shall impair any such right or remedy or constitute a waiver of any such Default or Event of Default or an acquiescence therein. Every right and remedy given by this Article V or by Law to the
Indenture Trustee, to the Hedge Counterparties, to the Noteholders or to the other Secured
Parties may be exercised from time to time, and as often as may be deemed expedient, by the
Indenture Trustee, by the Hedge Counterparties, by the Noteholders or by the other Secured
Parties, as the case may be.
Section 5.11 Control by Noteholders. The Majority Noteholders shall have the right to direct the time, method and place of conducting any Proceeding for any remedy available to the Indenture Trustee with respect to the Notes or exercising any trust or power conferred on the Indenture Trustee; provided, that:
(i)such direction shall not be in conflict with any rule of
law or with this Indenture;
(ii)such rights shall be subject to the express terms of
Section 5.04(a)(v);
(iii)if the conditions set forth in Section 5.05 have been
satisfied and the Indenture Trustee elects to retain the Collateral pursuant to such Section, then any written direction to the Indenture Trustee by Holders of
Notes representing less than 100% of the Controlling Class to sell or liquidate the Collateral shall be of no force and effect;
(iv)the Indenture Trustee may take any other action deemed
proper by the Indenture Trustee that is not inconsistent with such direction; and
(v)the Majority Noteholders (or such other percentage of
Noteholders expressly authorized to direct the Indenture Trustee in writing hereunder) have offered to the Indenture Trustee indemnity satisfactory to it against the costs, expenses and liabilities to be incurred in complying with such direction.
Notwithstanding the rights of Noteholders set forth in this Section, subject to Section 6.01, the
Indenture Trustee need not take any action that it determines might involve it in liability or might adversely affect the rights of any Noteholders not consenting to such action or the rights of any
Hedge Counterparties.
Section 5.12 Waiver of Past Defaults. Prior to the declaration of the acceleration of the maturity of the Notes as provided in Section 5.02, the Majority Noteholders may waive any past Default or Event of Default and its consequences except a Default or

52
Event of Default (a) in payment of principal of or interest on any of the Notes, (b) arising under any Hedge Agreement, (c) in respect of a covenant or provision hereof which cannot be modified or amended without the consent of the Holder of each Note, or (d) occurring as a result of an event specified in Section 5.01(a)(vii) or 5.01(a)(viii). In the case of any such waiver, the Issuer, AgentCorp, the Indenture Trustee, the Holders of the Notes, the Hedge
Counterparties and the other Secured Parties shall be restored to their former positions and rights hereunder, respectively; but no such waiver shall extend to any subsequent or other
Default or Event of Default or impair any right consequent thereto.
Upon any such waiver, such Default or Event of Default shall cease to exist and be deemed to have been cured and not to have occurred, and any Event of Default arising therefrom shall be deemed to have been cured and not to have occurred, for every purpose of this Indenture;
but no such waiver shall extend to any subsequent or other Default or Event of Default or impair any right consequent thereto. The Indenture Trustee shall promptly give written notice of any such waiver to each Rating Agency.
Section 5.13 Undertaking for Costs. All parties to this Indenture agree, and each Holder of a Note by such Holders acceptance thereof shall be deemed to have agreed, that any court may in its discretion require, in any suit for the enforcement of any right or remedy under this Indenture, or in any suit against the Indenture Trustee for any action taken, suffered or omitted by it as Indenture Trustee, the filing by any party litigant in such suit of an undertaking to pay the costs of such suit, and that such court may in its discretion assess reasonable costs, including reasonable attorneys fees and reasonable, documented and out of pocket expenses, against any party litigant in such suit, having due regard to the merits and good faith of the claims or defenses made by such party litigant; but the provisions of this
Section shall not apply to (a) any suit instituted by the Indenture Trustee or (b) any suit instituted by any Noteholder (including the Majority Noteholders) for the enforcement of the payment of principal of or interest on any Note on or after the respective due dates expressed in such Note and in this Indenture (or, in the case of redemption, on or after the Redemption
Date).
Section 5.14 Waiver of Stay or Extension Laws. The Issuer covenants (to the extent that it may lawfully do so) that it will not at any time insist upon, or plead or in any manner whatsoever claim or take the benefit or advantage of, any stay or extension Law wherever enacted, now or at any time hereafter in force, that may affect the covenants or the performance of this Indenture; and the Issuer (to the extent that it may lawfully do so) hereby expressly waives all benefit or advantage of any such Law, and covenants that it will not hinder, delay or impede the execution of any power herein granted to the Indenture Trustee, but will suffer and permit the execution of every such power as though no such Law had been enacted.
Section 5.15 Action on Notes or Hedge Agreements. The Indenture
Trustees right to seek and recover judgment on the Notes, the Hedge Agreements or under this Indenture shall not be affected by the seeking, obtaining or application of any other relief under or with respect to this Indenture. Neither the lien of this Indenture nor any rights or remedies of the Indenture Trustee, the Noteholders, the Hedge Counterparties or the other

53
Secured Parties shall be impaired by the recovery of any judgment by the Indenture Trustee against the Issuer or by the levy of any execution under such judgment upon any portion of the Collateral or upon any of the assets of the Issuer. Any money or property collected by the
Indenture Trustee shall be applied in accordance with Section 5.04(b).
Section 5.16Performance and Enforcement of Certain Obligations.
(a)At the Managers expense, the Issuer shall take all such lawful action as the
Indenture Trustee, at the direction of the Majority Noteholders, shall request to compel or secure the performance and observance by any of the Maverick Parties of such entitys obligations to the
Issuer or AgentCorp under or in connection with any of the Basic Documents, and to exercise any and all rights, remedies, powers and privileges lawfully available to the Issuer under or in connection with any of the Basic Documents to the extent and in the manner directed by the
Indenture Trustee, at the written direction of the Majority Noteholders, including but not limited to the transmission of notices of default under the Management Services Agreement on the part of the Manager thereunder, claims for indemnification by the Issuer against any Seller under the Asset
Purchase Agreement and the institution of legal or administrative actions or proceedings to compel or secure performance by the Manager of its obligations under the Management Services
Agreement and by any Seller of its obligations under the Asset Purchase Agreement.
(b)If an Event of Default has occurred and is continuing, the Indenture Trustee may, and at the direction (which direction shall be in writing) of the Majority Noteholders shall, exercise all rights, remedies, powers, privileges and claims of the Issuer or AgentCorp against any
Maverick Party under or in connection with the Basic Documents, including but not limited to the right or power to take any action to compel or secure performance or observance by the Manager, of its obligations to the Issuer under the Management Services Agreement or by any Seller, of its
obligations to the Issuer under the Asset Purchase Agreement, and to give any consent, request, notice, direction, approval, extension or waiver under the Management Services Agreement or the
Asset Purchase Agreement or the other Basic Documents, as the case may be, and any right of the
Issuer to take such action shall be suspended.
ARTICLE VI
THE INDENTURE TRUSTEE
Section 6.01Duties of Indenture Trustee.
(a)If an Event of Default has occurred and is continuing, the Indenture Trustee shall exercise the rights and powers vested in it by this Indenture and use the same degree of care and skill in their exercise as a prudent person would exercise or use under the circumstances in the conduct of such persons own affairs.
(b)Except as directed in writing by the Majority Noteholders, any other percentage of Noteholders required hereby or during the continuance of an Event of Default:

54
(i)the Indenture Trustee undertakes to perform such duties
and only such duties as are specifically set forth in this Indenture and the other
Basic Documents to which it is a party and no implied covenants or obligations shall be read into this Indenture or such other Basic Documents against the
Indenture Trustee; and
(ii)in the absence of gross negligence or willful
misconduct on its part, the Indenture Trustee may conclusively rely, as to the truth of the statements and the correctness of the opinions expressed therein, upon certificates or opinions furnished to the Indenture Trustee and conforming to the requirements of this Indenture; however, in the case of certificates or opinions specifically required by any provision of this Indenture to be furnished to it, the Indenture Trustee shall examine the certificates and opinions to determine whether or not they conform on their face to the requirements of this Indenture (but need not confirm or investigate the accuracy of any mathematical calculations or other facts stated therein).
(c)The Indenture Trustee may not be relieved from liability for its own grossly negligent action, its own negligent failure to act or its own willful misconduct, except that:
(i)this paragraph does not limit the effect of paragraph (b)
of this Section 6.01;
(ii)the Indenture Trustee shall not be liable for any error of judgment made in good faith by the Indenture Trustee unless it is proved that the Indenture Trustee was negligent in ascertaining the pertinent facts; and
(iii)the Indenture Trustee shall not be liable with respect to any action it takes or omits to take in good faith in accordance with a direction received by it pursuant to Section 5.11.
(d)Every provision of this Indenture that in any way relates to the Indenture
Trustee is subject to paragraphs (a), (b), (c) and (g) of this Section.
(e)The Indenture Trustee shall not be liable for interest on any money received by it except as the Indenture Trustee may agree in writing with the Issuer.
(f)Money held on behalf of the Noteholders by the Indenture Trustee need not be segregated from other funds except to the extent required by law or the terms of this Indenture or the Management Services Agreement.
(g)No provision of this Indenture shall require the Indenture Trustee to expend or risk its own funds or otherwise incur financial liability in the performance of any of its duties hereunder or in the exercise of any of its rights or powers, if it shall have reasonable grounds to believe that repayment of such funds or indemnity satisfactory to it against such risk or liability is not reasonably assured to it, and none of the provisions contained in this Indenture shall in any event require the Indenture Trustee to perform, or be responsible for the performance of, any of

55
the obligations of the Manager or the Back-up Manager under this Indenture or the Basic
Documents.
(h)The Indenture Trustee shall have no duty (i) to see to any recording, filing, or depositing of this Indenture or any agreement referred to herein or any financing statement or continuation statement evidencing a security interest, or to see to the maintenance of any such recording or filing or depositing or to any re-recording, refiling or redepositing of any thereof or otherwise to monitor the perfection, continuation of perfection or the sufficiency or validity of any security interest related to the Collateral, (ii) to see to any insurance or (iii) subject to the other provisions of this Indenture and the Basic Documents, to see to the payment or discharge of any tax, assessment, or other governmental charge or any lien or encumbrance of any kind owing with respect to, assessed or levied against, any part of the Collateral.
(i)The Indenture Trustee shall not be charged with knowledge of any Material
Event or breach of representation or warranty unless either (1) a Responsible Officer of the
Indenture Trustee shall have actual knowledge of such Material Event or breach of representation or warranty or (2) written notice of such Material Event or breach of representation or warranty shall have been given to a Responsible Officer of the Indenture Trustee in accordance with the provisions of this Indenture. For the avoidance of doubt, receipt by the Indenture Trustee of a

56
Payment Date Report shall not constitute actual knowledge of any breach of representation or warranty.
(j)The Indenture Trustee is hereby directed to execute and deliver the Back-up
Management Agreement and each Deposit Account Control Agreement in connection with the execution and delivery of this Indenture.
Section 6.02Rights of Indenture Trustee.
(a)The Indenture Trustee may conclusively rely on any document believed by it to be genuine and to have been signed or presented by the proper person.
(b)Before the Indenture Trustee acts or refrains from acting, it may require an
Officers Certificate of the Issuer or an Opinion of Counsel. The Indenture Trustee shall not be liable for any action it takes or omits to take in good faith in reliance on an Officers Certificate or
Opinion of Counsel.
(c)The Indenture Trustee may execute any of the trusts or powers hereunder or perform any duties hereunder either directly or by or through agents or attorneys or a custodian or nominee, and the Indenture Trustee shall not be responsible for any misconduct or negligence on the part of, or for the supervision of, any such agent, attorney, custodian or nominee appointed absent gross negligence or willful misconduct by it hereunder.
(d)The Indenture Trustee shall not be liable for any action it takes or omits to take in good faith which it believes to be authorized or within its rights or powers; provided, that the
Indenture Trustees conduct does not constitute gross negligence or willful misconduct.
(e)The Indenture Trustee may consult with counsel (which may be counsel to the
Issuer, the Noteholders and/or the Hedge Counterparties), accountants and other experts of its own selection, and the advice or opinion of such counsel, accountants and other experts with respect to legal or other matters relating to this Indenture and the Notes shall be full and complete authorization and protection from liability in respect to any action taken, omitted or suffered by it hereunder in good faith and in accordance with the advice or opinion of such counsel, accountants and other experts.
(f)The Indenture Trustee shall be under no obligation to exercise any of the rights or powers vested in it by this Indenture or to institute, conduct or defend any litigation hereunder or in relation hereto or to honor the request or direction of any of the Noteholders pursuant to this
Indenture, unless such Noteholders shall have offered to the Indenture Trustee security or indemnity satisfactory to it against the reasonable costs, expenses, disbursements, advances and liabilities which might be incurred by it, its agents and its counsel in compliance with such request or direction.
(g)The Indenture Trustee shall not be bound to make any investigation into the facts or matters stated in any resolution, certificate, statement, instrument, opinion, report, notice, request, consent, order, approval, bond or other paper or document (including electronic

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communications), unless requested in writing to do so by the Holders of Notes representing at least
25% of the Outstanding Principal Balance of any Class of Notes or, if the Hedge Counterparties

58
constitute the Controlling Class at such time, then the Controlling Class; provided, that if the payment within a reasonable time to the Indenture Trustee of the costs, expenses or liabilities likely to be incurred by it in the making of such investigation is, in the opinion of the Indenture Trustee, not reasonably assured to the Indenture Trustee by the security afforded to it by the terms of this
Indenture, the Indenture Trustee may require indemnity satisfactory to the Indenture Trustee in its reasonable discretion against such cost, expense or liability as a condition to taking any such action.
(h)The right of the Indenture Trustee to perform any discretionary act enumerated in this Indenture or any other Basic Document to which it is a party shall not be construed as a duty or obligation, and the Indenture Trustee shall not be answerable under this Indenture or any other Basic Document to which it is a party for anything other than its gross negligence or willful misconduct in the performance of such act.
(i)The rights, privileges, protections, immunities and benefits given to the
Indenture Trustee, including, without limitation, its right to be indemnified, are extended to, and shall be enforceable by, the Indenture Trustee in each of its capacities hereunder, and each agent, custodian and other Person employed to act hereunder. In connection with its actions under any other Basic Document to which it is a party, the Indenture Trustee shall also be afforded all of the rights, privileges, protections, immunities and benefits given to it herein, including, without limitation, its right to be indemnified, as if set forth in full therein, mutatis mutandis.
(j)In no event shall the Indenture Trustee be responsible or liable for any failure or delay in the performance of its obligations hereunder arising out of or caused by, directly or indirectly, forces beyond its control, including, without limitation, any act or provision of any present or future law or regulation or governmental authority, strikes, work stoppages, epidemics, pandemics or quarantines, acts of war or terrorism, civil or military disturbances, nuclear or natural catastrophes or acts of God, and interruptions, loss or malfunctions of utilities, communications or computer (hardware or software) systems and services, or the unavailability of the Federal Reserve
Bank wire or telex or other wire or communication facility; it being understood that the Indenture
Trustee shall use reasonable efforts which are consistent with accepted practices in the banking industry to resume performance as soon as practicable under the circumstances.
(k)In no event shall the Indenture Trustee be liable (i) for special, consequential, indirect or punitive damages (including lost profits), (ii) for the acts or omissions of its nominees, correspondents, clearing agencies or securities depositories and (iii) for the acts or omissions of brokers or dealers even if the Indenture Trustee has been advised of the likelihood of such loss or damage and regardless of the form of action.
(l)In no event shall the Indenture Trustee be liable for the failure to perform its duties hereunder if such failure is a direct or proximate result of another partys failure to perform its obligations hereunder.
(m)In no event shall the Indenture Trustee be under any obligation (i) to monitor, determine or verify the unavailability or cessation of any applicable floating rate benchmark, or

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whether or when there has occurred, or to give notice to any other transaction party of the occurrence of, any benchmark transition event or benchmark replacement date, (ii) to select, determine or designate any alternative reference rate or benchmark replacement, or other successor or replacement benchmark index, or whether any conditions to the designation of such a rate have been satisfied, or (iii) to select, determine or designate any benchmark replacement adjustment, or other modifier to any replacement or successor index, or (iv) to determine whether or what benchmark replacement conforming changes are necessary or advisable, if any, in connection with any of the foregoing. The Indenture Trustee shall not be liable for (i) any determination, decision or election made by any Person in connection with any floating rate benchmark applicable to any
Notes, or (ii) any inability, failure or delay on its part to perform any of its duties set forth in this
Indenture as a result of the unavailability of the of any floating rate benchmark applicable to any
Notes or the absence of a designated successor or replacement benchmark index, including as a result of any inability, delay, error or inaccuracy on the part of any Person in providing any direction, instruction, notice or information required or contemplated by the terms of this Indenture and reasonably required for the performance of such duties. No benchmark replacement conforming changes that materially and adversely affect the duties, immunities or protections of the Indenture Trustee shall be effective without the prior written consent of the Indenture Trustee.
(n)The Indenture Trustee shall not have any obligation to monitor the compliance by the Issuer of its obligations under or with respect to any Hedge Agreement. In the event that the Issuer is deemed to be a commodity pool, the Indenture Trustee shall not be deemed to be a commodity pool operator.
(o)As to any fact or matter the manner of ascertainment of which is not specifically described herein, the Indenture Trustee shall be entitled to receive and may for all purposes hereof conclusively rely on a certificate, signed by a Responsible Officer of any duly authorized Person, as to such fact or matter, and such certificate shall constitute full protection to the Indenture Trustee for any action taken or omitted to be taken by it in good faith reliance thereon.
(p)Any Opinion of Counsel requested by the Indenture Trustee shall be an expense of the party requesting the Indenture Trustee to act or refrain from acting or otherwise may be an expense of the Issuer.
(q)The Indenture Trustee or its Affiliates are permitted to receive additional compensation that could be deemed to be in the Indenture Trustees economic self-interest for (i)
serving as investment adviser, administrator, shareholder servicing agent, custodian or sub-
custodian, (ii) using Affiliates to effect transactions in certain investments (if directed) and (iii)
effecting transactions in certain investments (if directed). Such compensation shall not be considered an amount that is reimbursable or payable to the Indenture Trustee as part of the compensation hereunder.
(r)Neither the Indenture Trustee nor the Issuer shall be responsible for the acts or omissions of the other, it being understood that this Indenture shall not be construed to render them partners, joint venturers or agents (unless expressly set forth herein) of one another.

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(s)The Indenture Trustee shall not have any obligation or liability to take any action or to refrain from taking any action hereunder that requires written direction in the absence of such written direction as provided hereunder.
(t)The Indenture Trustee shall not be required to give any bond or surety with respect to the execution of the trust created hereby or the powers granted hereunder.
(u)The Indenture Trustee may, from time to time, request that the Issuer deliver a certificate (upon which the Indenture Trustee may conclusively rely) setting forth the names of individuals and/or titles of officers authorized at such time to take specified actions pursuant to this Indenture or any other Basic Document together with a specimen signature of such authorized officers; provided, however, that from time to time, the Issuer may, by delivering to the Indenture
Trustee a revised certificate, change the information previously provided by it pursuant to this
Section 6.02(u), but the Indenture Trustee shall be entitled to conclusively rely on the then current certificate until receipt of a superseding certificate.
(v)Except for notices, reports and other documents expressly required to be furnished to the Holders or the Hedge Counterparties by the Indenture Trustee hereunder, the
Indenture Trustee shall not have any duty or responsibility to provide any Holder with any information concerning the transaction contemplated hereby, the Issuer, the servicer or any other parties to any other Basic Document which may come into the possession of the Indenture Trustee or any of its officers, directors, employees, representatives or attorneys in fact.
(w)If at any time the Indenture Trustee is served with any arbitral, judicial or administrative order, judgment, award, decree, writ or other form of arbitral, judicial or administrative process which in any way affects this Indenture, the Notes, the Collateral or any part thereof or funds held by it (including, but not limited to, orders of attachment or garnishment or other forms of levies or injunctions), it shall be authorized to comply therewith in any manner as it or its legal counsel of its own choosing deems appropriate; and if the Indenture Trustee complies with any such arbitral, judicial or administrative order, judgment, award, decree, writ or other form of arbitral, judicial or administrative process, the Indenture Trustee shall not be liable to any of the parties hereto or to any other person or entity even though such order, judgment, award, decree, writ or process may be subsequently modified or vacated or otherwise determined to have been without legal force or effect.
Section 6.03 Individual Rights of Indenture Trustee. The Indenture Trustee
in its individual or any other capacity may become the owner or pledgee of Notes and may otherwise deal with the Issuer or its Affiliates with the same rights it would have if it were not Indenture Trustee. Any Paying Agent, Note Registrar, co-registrar or co-paying agent may do the same with like rights. However, the Indenture Trustee must comply with
Sections 6.11 and 6.12.
Section 6.04 Indenture Trustees Disclaimer. The Indenture Trustee shall not be responsible for and makes no representation as to the validity or adequacy of this Indenture or the Notes, it shall not be accountable for the Issuers use of the proceeds from the Notes, and it shall not be responsible for any statement of the Issuer in the Indenture or in any

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document issued in connection with the sale of the Notes or in the Notes other than the
Indenture Trustees certificate of authentication.
Section 6.05 Notice of Manager Termination Events or Events of Default.
Unless provided by Issuer (or the Manager on its behalf) on an earlier date, if a Manager

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Termination Event, Material Event, Default or Event of Default occurs and is continuing and if it is actually known to a Responsible Officer of the Indenture Trustee, the Indenture Trustee
shall mail to each Noteholder, each Hedge Counterparty, the Back-up Manager and each
Rating Agency notice of the Manager Termination Event, Material Event, Default or Event
of Default within five (5) days after receipt of such actual knowledge.
Section 6.06 Reports by Indenture Trustee. The Indenture Trustee shall make available within a reasonable period of time after the end of each calendar year to each
Noteholder and each Hedge Counterparty such information furnished to the Indenture Trustee as may be required to enable such Holder or such Hedge Counterparty to prepare its U.S.
federal, state and local income Tax returns. On or before each Payment Date, the Indenture
Trustee will post a copy of the statement or statements provided to the Indenture Trustee pursuant to Sections 8.08 hereof with respect to the applicable Payment Date on its internet website promptly following its receipt thereof, for the benefit of the Noteholders, the Hedge
Counterparties and Rating Agencies, and upon written request provide a copy thereof to each
Hedge Counterparty and the Rating Agencies. The Indenture Trustee will post copies of the items provided to the Indenture Trustee pursuant to Section 7.01 hereof and the Reserve
Report provided pursuant to Section 8.05 hereof on its internet website promptly following its receipt thereof (provided that within three (3) Business Days of posting, the Indenture
Trustee will provide email notice of such posting), for the benefit of the Noteholders, Hedge
Counterparties, the Back-up Manager and Rating Agencies, and upon written request provide a copy thereof to each Hedge Counterparty, Noteholder, Back-up Manager and the Rating
Agencies.  The  Indenture  Trustees  internet  website  shall  initially  be  located  at
www.debtx.com. The Indenture Trustee may change the way the statements and information are posted or distributed in order to make such distribution more convenient and/or accessible for such Noteholders, the Hedge Counterparties, the Rating Agencies and
the Back-up Manager and the Indenture Trustee shall provide on the website timely and adequate notification to all parties regarding any such change. As of the date hereof, the
Indenture Trustees website will automatically issue an email notification to any Noteholder,
Hedge Counterparty, Rating Agency or Back-up Manager who has registered access and activated notification of any posting of information to such website. Each Noteholder, Hedge
Counterparty, Rating Agency and Back-up Manager shall be responsible for its own registration for such website and the Indenture Trustee shall not have any obligation to monitor any Noteholders, Hedge Counterpartys, Rating Agencys or Back-up Managers
registration status. The Indenture Trustee shall not have any liability in connection with its website failing to automatically deliver the email notifications referenced in this Section 6.06 absent gross negligence or willful misconduct on its part.
Section 6.07 Compensation and Indemnity. The Issuer shall pay to the
Indenture Trustee from time to time reasonable compensation for its services as agreed between the Issuer and the Indenture Trustee in writing from time to time. The Indenture
Trustees compensation shall not be limited by any law on compensation of a trustee of an express trust. The Issuer shall reimburse the Indenture Trustee for all reasonable and documented out-of-pocket expenses incurred or made by it, including costs of collection, in addition to the compensation for its services. Such expenses shall include the reasonable and

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documented compensation and expenses, disbursements and advances of the Indenture
Trustees agents, counsel, accountants and experts; provided, that reimbursement for expenses

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and disbursements of any legal counsel to the Indenture Trustee may be subject to any limitations separately agreed upon in writing before the date hereof between the Manager and the Indenture Trustee. The Issuer shall indemnify the Indenture Trustee for, and hold it and its officers, directors, employees, representatives and agents harmless against any and all loss, liability, claim, damage or expense (including reasonable and documented legal and consulting fees and expenses and including, without limitation, any legal fees, costs and expenses incurred in connection with any enforcement (including any action, claim or suit brought) by the Indenture Trustee of any indemnification or other obligation of the Issuer)
incurred by it in connection with the administration of this Indenture and the performance of its duties hereunder, including with respect to any Environmental Liabilities, compliance with
Environmental Laws and the generation, use, presence or release of Hydrocarbons or
Hazardous Substances. The Indenture Trustee, to the extent not prohibited by court order or operation of law, shall notify the Issuer promptly of any claim of which the Indenture Trustee has received written notice for which it may seek indemnity. Failure by the Indenture Trustee to so notify the Issuer shall not relieve the Issuer of its obligations hereunder. The Issuer shall defend any such claim, and the Indenture Trustee may have separate counsel in connection with the defense of any such claim and the Issuer shall pay the fees and expenses of such counsel. The Issuer need not reimburse any expense or indemnify against any loss, liability or expense incurred by the Indenture Trustee through the Indenture Trustees own gross negligence or willful misconduct.
The Issuers payment obligations to the Indenture Trustee pursuant to this Section shall survive the resignation or removal of the Indenture Trustee and the discharge of this
Indenture. When the Indenture Trustee incurs fees or expenses after the occurrence of a Default specified in Section 5.01(a)(vii) or 5.01(a)(viii) with respect to the Issuer, the expenses are intended to constitute expenses of administration under Title 11 of the United States Code or any other applicable federal or state bankruptcy, insolvency or similar law.
Section 6.08 Replacement of Indenture Trustee. No resignation or removal of the Indenture Trustee and no appointment of a successor Indenture Trustee shall become effective until the acceptance of appointment by the successor Indenture Trustee pursuant to this Section 6.08. The Indenture Trustee may resign at any time with thirty days prior written notice by so notifying the Issuer (with a copy to each Rating Agency, the Hedge
Counterparties, the Noteholders and the Back-up Manager). If such resignation is voluntary and for reasons other than a change in law, regulation or eligibility to act in such capacity, then the resigning Indenture Trustee shall bear all costs and expenses of locating and procuring the written acceptance by a qualified successor Indenture Trustee. The Majority
Noteholders with the consent of the Majority Hedge Counterparties (such consent not to be unreasonably withheld, conditioned or delayed) may remove the Indenture Trustee with 30 days prior written notice by so notifying the Indenture Trustee, the Hedge Counterparties and
Holdings and may appoint a successor Indenture Trustee. The Issuer shall remove the
Indenture Trustee if:
(i)the Indenture Trustee fails to comply with Section 6.11;
(ii)the Indenture Trustee is adjudged bankrupt or insolvent;

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(iii)a receiver or other public officer takes charge of the Indenture
Trustee or its property; or
(iv)the Indenture Trustee otherwise becomes incapable of acting.
If the Indenture Trustee resigns or is removed or if a vacancy exists in the office of Indenture
Trustee for any reason (the Indenture Trustee in such event being referred to herein as the retiring
Indenture Trustee), the Issuer shall promptly appoint a successor Indenture Trustee meeting the requirements of Section 6.11, with the consent of the Majority Noteholders and Majority Hedge
Counterparties (in either case, such consents not to be unreasonably withheld, conditioned or delayed), and shall notify each Rating Agency and Back-up Manager of such appointment;
provided, that if a Material Event has occurred and is continuing or if the Issuer has not appointed a replacement Indenture Trustee within thirty (30) days of the resignation or removal of the
Indenture Trustee other than as a result of the failure of the Majority Noteholders or the Majority
Hedge Counterparties to have reasonably consented, the Majority Noteholders shall appoint the successor Indenture Trustee with the consent of the Majority Hedge Counterparties (such consent not to be unreasonably withheld, conditioned, or delayed).
A successor Indenture Trustee shall deliver a written acceptance of its appointment to the retiring Indenture Trustee, the Back-up Manager, each Noteholder, each Hedge Counterparty and the Issuer. Thereupon the resignation or removal of the retiring Indenture Trustee shall become effective, and the successor Indenture Trustee shall have all the rights, powers and duties of the Indenture Trustee under this Indenture. The successor Indenture Trustee shall mail a notice of its succession to Noteholders and each Hedge Counterparty. The retiring Indenture Trustee shall promptly transfer all property held by it as Indenture Trustee to the successor Indenture
Trustee.
If a successor Indenture Trustee does not take office within 30 days after the retiring
Indenture Trustee resigns or is removed, the retiring Indenture Trustee, the Issuer or the Majority
Noteholders may, at the expense of the Issuer, petition any court of competent jurisdiction for the appointment of a successor Indenture Trustee.
If the Indenture Trustee fails to comply with Section 6.11, any Noteholder or any
Hedge Counterparty may petition any court of competent jurisdiction for the removal of the
Indenture Trustee and the appointment of a successor Indenture Trustee.
Notwithstanding the replacement of the Indenture Trustee pursuant to this Section, the Issuers and the Managers obligations under Section 6.07 shall continue for the benefit of the retiring Indenture Trustee.
Section 6.09 Successor Indenture Trustee by Merger. If the Indenture
Trustee consolidates with, merges or converts into, or transfers all or substantially all its corporate trust business or assets to, another corporation or banking association, the resulting, surviving or transferee corporation or banking association without any further act shall be the successor Indenture Trustee; provided, that such corporation or banking association shall be otherwise qualified and eligible under Section 6.11.  The Indenture Trustee shall provide

66
Holdings, each Hedge Counterparty and each Rating Agency with prior written notice of any such transaction (with a copy of such notice to the Back-up Manager).
In case at the time such successor or successors by merger, conversion or consolidation to the Indenture Trustee shall succeed to the trusts created by this Indenture any of the Notes shall have been authenticated but not delivered, any such successor to the Indenture
Trustee may adopt the certificate of authentication of any predecessor trustee and deliver such
Notes so authenticated; and in case at that time any of the Notes shall not have been authenticated, any successor to the Indenture Trustee may authenticate such Notes either in the name of any predecessor hereunder or in the name of the successor to the Indenture Trustee; and in all such cases such certificates shall have the full force which it is anywhere in the Notes or in this
Indenture.

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Trustee.
Section 6.10Appointment of Co-Indenture Trustee or Separate Indenture
(a)Notwithstanding any other provisions of this Indenture, at any time, for the purpose of meeting any legal requirement of any jurisdiction in which any part of the Collateral may at the time be located, the Indenture Trustee shall have the power and may execute and deliver all instruments to appoint one or more Persons to act as a co-trustee or co-trustees, or separate trustee or separate trustees, of all or any part of any Restricted Party, and to vest in such Person or
Persons, in such capacity and for the benefit of the Noteholders, each Hedge Counterparty and the other Secured Parties, such title to the Collateral, or any part hereof, and, subject to the other provisions of this Section, such powers, duties, obligations, rights and trusts as the Indenture
Trustee may consider necessary or desirable. No co-trustee or separate trustee hereunder shall be required to meet the terms of eligibility as a successor trustee under Section 6.11 and no notice to
Noteholders of the appointment of any co-trustee or separate trustee shall be required under
Section 6.08 hereof.
(b)Every separate trustee and co-trustee shall, to the extent permitted by law, be appointed and act subject to the following provisions and conditions:
(i)all rights, powers, duties and obligations conferred or
imposed upon the Indenture Trustee shall be conferred or imposed upon and exercised or performed by the Indenture Trustee and such separate trustee or co-trustee jointly (it being understood that such separate trustee or co-trustee is not authorized to act separately without the Indenture Trustee joining in such act), except to the extent that under any law of any jurisdiction in which any particular act or acts are to be performed the Indenture Trustee shall be incompetent or unqualified to perform such act or acts, in which event such rights, powers, duties and obligations (including the holding of title to the
Collateral or any portion thereof in any such jurisdiction) shall be exercised and performed singly by such separate trustee or co-trustee, but solely at the direction of the Indenture Trustee;
(ii)no trustee hereunder shall be personally liable by reason of any act or omission of any other trustee hereunder; and

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(iii)the Indenture Trustee may at any time accept the
resignation of or remove any separate trustee or co-trustee.
(c)Any notice, request or other writing given to the Indenture Trustee shall be deemed to have been given to each of the then separate trustees and co-trustees, as effectively as if given to each of them. Every instrument appointing any separate trustee or co-trustee shall refer to this Indenture and the conditions of this Article VI. Each separate trustee and co-trustee, upon its acceptance of the trusts conferred, shall be vested with the estates or property specified in its instrument of appointment, either jointly with the Indenture Trustee or separately, as may be provided therein, subject to all the provisions of this Indenture, specifically including every provision of this Indenture relating to the conduct of, affecting the liability of, or affording protection to, the Indenture Trustee. Every such instrument shall be filed with the Indenture
Trustee.
(d)Any separate trustee or co-trustee may at any time constitute the Indenture
Trustee, its agent or attorney-in-fact with full power and authority, to the extent not prohibited by law, to do any lawful act under or in respect of this Indenture on its behalf and in its name. If any separate trustee or co-trustee shall die, become incapable of acting, resign or be removed, all of its estates, properties, rights, remedies and trusts shall vest in and be exercised by the Indenture
Trustee, to the extent permitted by law, without the appointment of a new or successor trustee.
Section 6.11  Eligibility; Disqualification. The Indenture Trustee shall have a combined capital and surplus of at least $500,000,000 as set forth in its most recent published annual report of condition, and the issuer rating of the Indenture Trustee shall be rated at least A- (or equivalent) by Fitch and one other Rating Agency to the extent that Fitch rates the Notes, and otherwise, an equivalent rating by at least two Rating Agencies.
Section 6.12 Representations and Warranties of the Indenture Trustee. The
Indenture Trustee hereby makes the following representations and warranties on which the
Issuer, the Hedge Counterparties and Noteholders shall rely:
(a)the Indenture Trustee is a national banking association duly organized and validly existing under the laws of the jurisdiction of its formation;
(b)the Indenture Trustee has full power, authority and legal right to execute, deliver, and perform this Indenture and shall have taken all necessary action to authorize the execution, delivery and performance by it of this Indenture;
(c)the execution, delivery and performance by the Indenture Trustee of this
Indenture (i) shall not violate any provision of any law or regulation governing the banking and trust powers of the Indenture Trustee or any order, writ, judgment or decree of any court, arbitrator, or governmental authority applicable to the Indenture Trustee or any of its assets, (ii) shall not violate any provision of the corporate charter or by-laws of the Indenture Trustee and (iii) shall not violate any provision of, or constitute, with or without notice or lapse of time, a default under, or result in the creation or imposition of any lien on any properties included in the Collateral

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pursuant to the provisions of any mortgage, indenture, contract, agreement or other undertaking to which it is a party, which violation, default or lien could reasonably be expected to have a materially adverse effect on the Indenture Trustees performance or ability to perform its duties under this Indenture or on the transactions contemplated in this Indenture;
(d)no consent, license, approval or authorization of, or filing or registration with, any governmental authority, bureau or agency is required to be obtained that has not been obtained by the Indenture Trustee in connection with the execution, delivery or performance by the
Indenture Trustee of the Basic Documents; and
(e)this Indenture has been duly executed and delivered by the Indenture Trustee and constitutes the legal, valid and binding agreement of the Indenture Trustee, enforceable in accordance with its terms.
ARTICLE VII
INFORMATION REGARDING THE ISSUER
Section 7.01Financial and Business Information.
(a)Quarterly Statements. The Issuer shall deliver to the Indenture Trustee, within ninety (90) days after the end of each quarterly fiscal period in each fiscal year of each of the Issuer and MNR (excluding the end of such fiscal year), commencing with the fiscal quarter of the Issuer and MNR ending March 31, 2024, duplicate copies of the following reports; provided, that upon receipt of such reports, the Indenture Trustee shall promptly make them available to Noteholders, the Hedge Counterparties and the Back-up Manager on the Indenture Trustees internet website:
(i)an unaudited consolidated balance sheet of each of the
Issuer and MNR as at the end of such fiscal quarter, and
(ii)unaudited consolidated statements of income, changes
in shareholders equity and cash flows of the Issuer and MNR for such quarter and (in the case of the second and third quarters) for the portion of the fiscal year ending with such quarter, in each case setting forth, starting with the fiscal quarter ended March 31, 2024, in comparative form the figures for the corresponding periods in the previous fiscal year, all in reasonable detail, prepared in accordance with GAAP applicable to quarterly financial statements generally, and certified by a Senior Financial Officer of the Issuer or MNR, as
applicable, as fairly presenting, in all material respects, the financial position of the companies being reported on and their results of operations and cash flows, subject to changes resulting from year-end adjustments.
(b)Annual Statements. The Issuer shall deliver to the Indenture Trustee, within one hundred twenty (120) days after the end of each fiscal year of MNR, commencing with the fiscal year of the Issuer ending December 31, 2024, and commending with the fiscal year of MNR ending December 31, 2023, duplicate copies of the following reports, prepared by a firm of

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Independent certified public accountants of nationally recognized standing; provided, that upon receipt of such reports, the Indenture Trustee shall promptly make them available to Noteholders, the Hedge Counterparties and the Back-up Manager on the Indenture Trustees internet website:
(i)audited consolidated balance sheet of each of the Issuer
and MNR and their respective consolidated subsidiaries as at the end of such fiscal year, and
(ii)audited consolidated statements of income, changes in
shareholders equity and cash flows of each of the Issuer and MNR and their respective consolidated subsidiaries for such fiscal year, all in reasonable detail, prepared in accordance with GAAP applicable to annual financial statements generally, and certified by a Senior Financial Officer of the Issuer or MNR, as
applicable, as fairly presenting, in all material respects, the financial position of the companies being reported on and their results of operations and cash flows, subject to changes resulting from year-end adjustments.
(c)Notice of Material Events. The Issuer shall deliver to a Responsible Officer of the Indenture Trustee, with a copy to each Rating Agency, Hedge Counterparty and the Back-up
Manager, promptly, and in any event within five (5) Business Days after a Responsible Officer of the Maverick Party receives written notice of, or otherwise becomes aware of, the existence of (i)
any Material Event, (ii) any breach or default under any Basic Document that could reasonably be expected to be adverse in any material respect to the Noteholders or the Hedge Counterparties, (iii)
any event that could reasonably be expected to cause a Material Adverse Effect or (iv) information that any Person has given any notice or taken any action with respect to a claimed Default hereunder, an Officers Certificate (with a copy to each Rating Agency) specifying the nature and period of existence and what action the Issuer is taking or proposes to take with respect thereto.
The Issuer shall, at the Issuers expense (in accordance with the Priority of Payments or the Special
Priority of Payments, as applicable), promptly provide the Indenture Trustee, the Manager (or
Back-up Manager), the Hedge Counterparties and the Rating Agencies with such additional information as any such party may reasonably request from time to time in connection with the matters so reported, and the actions so taken or contemplated to be taken.
(d)Notices from Governmental Body. The Issuer shall deliver to the Indenture
Trustee, with a copy to each Hedge Counterparty, promptly, and in any event within ten (10) days of receipt thereof, copies of any material notice to the Issuer from any Governmental Body (with a copy to each Rating Agency, the Hedge Counterparties and the Back-up Manager) relating to any order, ruling, statute or other Law or regulation.
(e)Notices under Material Agreement. The Issuer shall deliver, or cause the
Manager to deliver, to the Indenture Trustee, with a copy to each Hedge Counterparty, Rating
Agency and the Back-up Manager, promptly, and in any event within ten (10) days after delivery or receipt by the Issuer, copies of all notices of termination, default or event of default, suspension of performance or any force majeure event given or received pursuant to or in respect of any material agreement to which it is a party or any other material notices or documents given or received pursuant to or in respect of any material agreement to which it is a party.

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(f)Payment Date Compliance Certificates. On or before the second (2nd) Business
Day prior to each Payment Date, the Issuer shall deliver to the Indenture Trustee, each Hedge
Counterparty, the Back-up Manager and each Rating Agency rating any Notes, an Officers
Certificate to the effect that, except as provided in a notice delivered pursuant to Section 7.01(c), no Material Event has occurred and is continuing (each, a Payment Date Compliance
Certificate).
(g)Annual AUP. The Issuer shall engage the Verification Agent (such engagement in the case of the Back-up Manager to be in the sole discretion of the Back-up Manager) to perform an agreed upon procedures audit (an AUP) for purposes of confirming all calculations included in each Payment Date Report, an agreed-upon sample of Payment Date Reports and with respect to the calculations included in certificates delivered in connection with each acquisition of
Additional Assets and each Permitted Disposition, in each case, for each twelve-month period, with the first such period commencing on January 1, 2024, and ending on December 31, 2024. The
Verification Agent shall be required to complete each such AUP within 120 days of each such twelve-month period. The Issuer shall provide such AUP to the Indenture Trustee, who shall make such AUP available to the Noteholders, each Hedge Counterparty and the Back-up Manager (to the extent such AUP is not provided by the Back-up Manager).
Section 7.02Visitation.
(a)If no Default or Event of Default then exists, the Issuer shall permit the representatives of each Noteholder to visit and inspect the offices or properties of the Maverick
Parties, to examine all its books of account, records, reports and other papers, to make copies and extracts therefrom, and to discuss its affairs, finances and accounts, all at such times as may be reasonably requested in writing; provided, however, that each Noteholder shall use reasonable efforts to coordinate its visit with the visits of other noteholders; provided, further, in no event shall the Issuer be required to permit the representatives of a Noteholder to visit more than one (1)
time in any twelve-month period pursuant to this Section 7.02(a). Any visits contemplated by this
Section 7.02(a) shall be at the expense of the Issuer.
(b)If a Default or Event of Default exists, the Issuer shall permit the representatives of each Noteholder, at the expense of the Issuer, upon reasonable prior notice, to visit and inspect the offices or properties of the Maverick Parties, to examine all its books of account, records, reports and other papers, to make copies and extracts therefrom, and to discuss its affairs, finances and accounts, including speaking with the Maverick Parties accountants, all at such times as may be reasonably requested and as often as may be reasonably requested. Any visits contemplated by this Section 7.02(b) shall be at the expense of the Issuer and not limited in number.
ARTICLE VIII
ACCOUNTS, DISBURSEMENTS AND RELEASES

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Section 8.01 Deposit of Collections. The Issuer shall remit, and in the event any Collections are received by any Affiliate of the Issuer, including the Manager, if applicable, shall remit or cause such Affiliate to remit, to the Operator Account within two
(2) Business Days of receipt and identification thereof all Collections received with respect to the Assets (other than the net proceeds from any Hedge Agreement). The Issuer shall remit all net proceeds received from any Hedge Agreement and the proceeds of permitted Collateral dispositions to the Collection Account within two (2) Business Days of receipt and identification.  The Issuer shall cause the Operator to direct Collections deposited in the
Operator Account to be transferred subsequently to the Collection Account in accordance with the terms of the Indenture, the Operating Agreement and the Management Services
Agreement. Notwithstanding anything contained herein to the contrary, the Indenture Trustee and the Paying Agent shall be authorized to accept instructions from the Manager (which shall be in writing) on behalf of the Issuer on a monthly basis regarding withdrawals or order transfers of funds from the Collection Account, to the extent such funds have been mistakenly deposited into the Collection Account (including without limitation funds representing amounts due and payable on assets not part of the Assets). In the case of any withdrawal or transfer pursuant to the foregoing sentence, the Manager, on behalf of the Issuer, shall provide the Hedge Counterparties, the Indenture Trustee and the Paying Agent with notice of such withdrawal or transfer, together with reasonable supporting details regarding such withdrawal or transfer and the mistaken deposit related thereto, on such date of withdrawal to be delivered by the Manager, on behalf of the Issuer (or in such earlier written notice as may be required by the Indenture Trustee from the Manager, on behalf of the Issuer, from time to time).
Notwithstanding anything therein to the contrary, the Indenture Trustee and the Paying Agent shall be entitled to make withdrawals or order transfers of funds from the Collection Account, in the amount of all reasonable and appropriate out-of-pocket costs and expenses incurred by the Indenture Trustee or the Paying Agent in connection with any misdirected funds described in the second foregoing sentence.
Section 8.02Establishment of Accounts.
(a)(i) The Issuer, for the benefit of the Noteholders, each Hedge
Counterparty and the other Secured Parties, shall cause to be established and maintained with the Securities Intermediary a non-interest bearing trust account on behalf of the Indenture Trustee and in the name of the Indenture Trustee an Eligible
Account (which shall include any subaccounts of the Collection Account created pursuant to any supplemental indenture) (the Collection Account) (including any subaccount opened for the purpose of distributions by the Paying Agent), bearing a designation clearly indicating that the funds deposited therein are held for the benefit of the Noteholders, each Hedge Counterparty and the other Secured Parties.
(ii)The Issuer, for the benefit of the Noteholders, each Hedge
Counterparty and the other Secured Parties, shall cause to be established and maintained with the Securities Intermediary a non-interest bearing trust account on behalf of the Indenture Trustee and in the name of the Indenture Trustee an Eligible
Account (the Holdback Account), bearing a designation clearly indicating that the

73
funds deposited therein are held for the benefit of the Noteholders, each Hedge
Counterparty and the other Secured Parties. The Issuer shall deposit into the Holdback
Account all Holdback Amounts determined under the Asset Purchase Agreement and any other amounts as provided in Sections 4.02 and 4.03 of the Asset Purchase
Agreement. The Indenture Trustee shall release to the applicable Seller or the Issuer, as applicable, amounts from the Holdback Account in accordance with a Joint Direction delivered to the Indenture Trustee. Amounts released to the Issuer from the Holdback
Account shall be deemed Excess Amounts and applied in accordance with Section
8.06(e). Amounts in the Holdback Account will be invested in the same manner as the
Issuer Accounts as provided in Section 8.02(b).

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(iii)The Issuer, for the benefit of the Noteholders, each Hedge
Counterparty and the other Secured Parties, shall cause to be established and maintained with the Securities Intermediary a non-interest bearing trust account on behalf of the Indenture Trustee and in the name of the Indenture Trustee an Eligible
Account (the Excess Amount Trust Account), bearing a designation clearly indicating that the funds deposited therein are held for the benefit of the Noteholders, each Hedge Counterparty and the other Secured Parties. The Indenture Trustee and the
Paying Agent shall be authorized to accept instructions (which shall be in writing) from the Manager on behalf of the Issuer regarding withdrawals or transfers of funds from the Excess Amount Trust Account in connection with any reinvestment of funds in accordance with clause (i)(y)(C) of the definition of Excess Amounts. In connection with any such withdrawal or transfer, the Manager, on behalf of the Issuer, shall provide the Hedge Counterparties, the Indenture Trustee, the Back-up Manager, and the Paying
Agent with reasonable supporting details regarding such reinvestment on the date of such withdrawal or transfer. The Manager shall direct the Paying Agent in writing to transfer amounts remaining on deposit in the Excess Amount Trust Account following expiration of the 365-day reinvestment period (or earlier if the Manager on behalf of the Issuer provides the Indenture Trustee notice of its intent not to reinvest such proceeds), specified in the definition of Excess Amounts to the Collection Account within two (2) Business Days following the expiration of such 365-day period, and such transferred amounts shall constitute Excess Amounts ; provided that either of the Paying Agent or the Indenture Trustee shall be permitted to transfer such amounts following the expiration of the 365-day reinvestment period in the absence of such direction from the Manager. The Issuer shall provide, within two (2) Business Days of the end of such reinvestment period, the Indenture Trustee written notice of the expiration of any such reinvestment period. Notwithstanding the foregoing, in the event that the Available Funds for a Payment Date are not sufficient to make the full amount of the payments and deposits required pursuant to Sections 8.06(b)(i) through (xx) on such Payment Date, the Manager shall instruct the Paying Agent on behalf of the
Indenture Trustee in accordance with the related Payment Date Report to withdraw from the Excess Amount Trust Account on such Payment Date an amount equal to the lesser of (i) such shortfall or (ii) the amount then on deposit in the Excess Amount Trust
Account, and pay or deposit such amount according to the priorities set forth in Sections
8.06(b)(i) through (xx) (such transferred amount, the Excess Amount Trust Account
Draw Amount).
(iv)The Issuer, for the benefit of the Noteholders, each Hedge
Counterparty and the other Secured Parties, shall cause to be established and maintained with the Securities Intermediary a non-interest bearing trust account on behalf of the Indenture Trustee and in the name of the Indenture Trustee an Eligible
Account (the Liquidity Reserve Account), bearing a designation clearly indicating that the funds deposited therein are held for the benefit of the Noteholders, each Hedge
Counterparty and the other Secured Parties.

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(v)The Issuer, for the benefit of the Noteholders, each Hedge
Counterparty and the other Secured Parties, shall cause to be established and maintained with the Securities Intermediary a non-interest bearing trust account on behalf of the Indenture Trustee and in the name of the Indenture Trustee an Eligible
Account (the P&A Reserve Account), bearing a designation clearly indicating that the funds deposited therein are held for the benefit of the Noteholders, each Hedge
Counterparty and the other Secured Parties. On each Payment Date on and after the occurrence of a P&A Reserve Trigger with respect to the Issuers most recently completed fiscal year, Available Funds shall be deposited into the P&A Reserve
Account in an amount equal to the P&A Reserve Amount pursuant to Section 8.06.
Amounts then on deposit in the P&A Reserve Account shall be deposited into the
Collection Account, where they will be considered part of Available Funds and distributed on such Payment Date, pursuant to Section 8.06. On the Closing Date the
P&A Reserve Account shall be unfunded. Following the payment in full of the Secured
Obligations, any amounts remaining on deposit in the P&A Reserve Account shall be distributed to the Issuer free and clear of the lien of this Indenture upon written direction to the Indenture Trustee by the Manager.
(b)Funds on deposit in each of the (i) Collection Account, (ii) the Excess Amount
Trust Account, (iii) Liquidity Reserve Account, and (iv) the P&A Reserve Account (collectively, the Issuer Accounts) shall be invested by the Securities Intermediary on behalf of the Indenture
Trustee in Permitted Investments selected by the Manager. In absence of written direction from the Manager, such funds shall remain uninvested. All such Permitted Investments shall be held by the Securities Intermediary on behalf of the Indenture Trustee for the benefit of the Noteholders, each Hedge Counterparty and the other Secured Parties; provided, that on each Payment
Determination Date all interest and other Investment Earnings on funds on deposit in the Issuer
Accounts shall be deposited into the Collection Account and shall be deemed to constitute a portion of Available Funds for the related Payment Date. Other than as permitted by the Majority
Noteholders (with prompt notice to the Hedge Counterparties), funds on deposit in the Issuer
Accounts shall be invested in Permitted Investments that will mature (A) not later than the
Business Day immediately preceding the next Payment Date or (B) on or before 10:00 a.m. on such next Payment Date if such investment is held in the corporate trust department of the institution with which the applicable Issuer Account is then maintained and is invested either (i)
in a time deposit of the Indenture Trustee with a credit rating of at least BBB by Fitch or the equivalent rating by at least one of the other Rating Agencies (such account being maintained within the corporate trust department of the Indenture Trustee), or (ii) in the Indenture Trustees
common trust fund so long as such fund has a credit rating in one of the generic rating categories that signifies investment grade of at least one of the Rating Agencies; and provided that Permitted
Investments shall be available for redemption and use by the Indenture Trustee on the relevant
Payment Date. In no event shall the Indenture Trustee, the Securities Intermediary or the Paying
Agent be held liable for investment losses in Permitted Investments pursuant to this
Section 8.02(b), except in its capacity as obligor thereunder.
(c)(i) The Indenture Trustee shall possess all right, title and interest in all funds on deposit from time to time in the Issuer Accounts and in all proceeds thereof (including all income

76
thereon) and all such funds, investments, proceeds and income shall be part of the Collateral. The
Issuer Accounts shall be under the sole dominion and control of the Indenture Trustee for the benefit of the Noteholders, each Hedge Counterparty and the other Secured Parties. If, at any time, any of the Issuer Accounts ceases to be an Eligible Account, the Paying Agent on behalf of the
Indenture Trustee shall within thirty (30) days establish a new Issuer Account as an Eligible

77
Account and shall transfer any cash and/or any investments to such new Issuer Account. The
Indenture Trustee, Paying Agent or the other Person holding the Issuer Accounts as provided in this Section 8.02(c)(i) shall be the Securities Intermediary. On the date hereof, the Securities
Intermediary is UMB Bank, N.A. If the Securities Intermediary shall be a Person other than the
Indenture Trustee or the Paying Agent on its behalf, the Issuer shall obtain the express written agreement of such Person to the obligations of the Securities Intermediary set forth in this
Section 8.02.
(ii)The Securities Intermediary agrees, by its acceptance hereof, that:
(A)The Issuer Accounts are securities accounts within the meaning of
Section 8-501 of the New York UCC and are accounts to which Financial Assets will be credited.
(B)All securities or other property underlying any Financial Assets credited to the Issuer Accounts shall be registered in the name of the Securities Intermediary, indorsed to the Securities Intermediary or in blank or credited to another securities account maintained in the name of the Securities Intermediary and in no case will any Financial Asset credited to any of the Issuer Accounts be registered in the name of the Issuer, payable to the order of the Issuer or specially indorsed to the Issuer except to the extent the foregoing have been specially indorsed to the Securities
Intermediary or in blank.
(C)All property delivered to the Securities Intermediary pursuant to this
Indenture will be promptly credited to the appropriate Issuer Account.
(D)Each item of property (whether investment property, Financial Asset, security, instrument or cash) credited to an Issuer Account shall be treated as a financial asset within the meaning of Section 8-102(a)(9) of the New York UCC.
(E)If at any time the Securities Intermediary shall receive any order from the Indenture Trustee directing transfer or redemption of any Financial Asset relating to the Issuer Accounts or any other entitlement order, the Securities
Intermediary shall comply with such entitlement order without further consent by the Issuer or any other Person.
(F)The Issuer Accounts shall be governed by the Laws of the State of New
York, regardless of any provision in any other agreement. For purposes of the
UCC, New York shall be deemed to be the Securities Intermediarys jurisdiction and the Issuer Accounts (as well as the securities entitlements (as defined in Section
8-102(a)(17) of the UCC) related thereto) shall be governed by the Laws of the
State of New York.
(G)The Securities Intermediary has not entered into, and until the termination of this Indenture will not enter into, any agreement with any other

78
person relating to the Issuer Accounts and/or any Financial Assets credited thereto pursuant to which it has agreed to comply with entitlement orders (as defined in
Section 8-102(a)(8) of the New York UCC) of such other person and the Securities
Intermediary has not entered into, and until the termination of this Indenture will not enter into, any agreement with the Issuer or the Indenture Trustee purporting to limit or condition the obligation of the Securities Intermediary to comply with entitlement orders as set forth in Section 8.02(c)(ii)(E) hereof.
(H)Except for the claims and interest of the Indenture Trustee and of the
Issuer in the Issuer Accounts, the Securities Intermediary knows of no claim to, or interest in, the Issuer Accounts or in any Financial Asset credited thereto. If any other person asserts any lien, encumbrance or adverse claim (including any writ, garnishment, judgment, warrant of attachment, execution or similar process)
against the Issuer Accounts or in any Financial Asset carried therein, the Securities
Intermediary will promptly notify the Indenture Trustee and the Issuer thereof.
(I)The Securities Intermediary will promptly send or make available copies of all statements, confirmations and other correspondence concerning the
Issuer Accounts and/or any Issuer Account Property simultaneously to each of the
Manager and the Indenture Trustee.
(J)The Securities Intermediary (A) shall be a corporation or national bank that in the ordinary course of its business maintains securities accounts for others and is acting in that capacity hereunder (B) shall not be an Affiliate of the Issuer,
(C) shall have a combined capital and surplus of at least U.S.$500,000,000, (D)
shall be subject to supervision or examination by United States federal or state authority, (E) shall have a rating of at least Baa1 or better by Moodys, A- or better by S&P, and A- or better by Fitch (if such entity is rated by Fitch) and (F)
shall be an Eligible Institution.
(K)The Securities Intermediary shall treat the Indenture Trustee as entitled to exercise the rights that comprise each financial asset credited to any Issuer
Account.
(L)The Securities Intermediary shall not change the name or the account number of any Issuer Account without the prior written consent of the Indenture
Trustee.
(M)The Securities Intermediary shall not be a party to any
agreement that is inconsistent with this Indenture, or that limits or conditions any of its obligations under this Indenture. The Securities Intermediary shall not take any action inconsistent with the provisions of this Indenture applicable to it.
(N)Each item of property credited to each Issuer Account shall not be subject to, and the Securities Intermediary hereby waives, any security interest, lien, claim, encumbrance, or right of setoff in favor of the Securities Intermediary or

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anyone claiming through the Securities Intermediary (other than the Indenture
Trustee).
(O)For purposes of Article 8 of the UCC, the jurisdiction of the Securities
Intermediary with respect to the Collateral shall be the State of New York.
(P)It is the intent of the Indenture Trustee and the Issuer that each Issuer
Account shall be a securities account on behalf of the Indenture Trustee for the benefit of the Noteholders, each Hedge Counterparty and the other Secured Parties and not an account of the Issuer.
(iii)The Manager shall have the power to instruct the Paying Agent on behalf of the Indenture Trustee in writing to make withdrawals and payments from the
Issuer Accounts for the purpose of permitting the Manager to carry out its respective duties under the Management Services Agreement (including, without limitation, the payment of any Operating Expenses) or hereunder or permitting the Indenture Trustee to carry out its duties under the Indenture; provided, that the Indenture Trustee shall have no responsibility for monitoring the Managers duties and shall rely exclusively on such written direction to determine if a withdrawal or payment should be made.
Section 8.03 Collection of Money. Except as otherwise expressly provided herein, the Indenture Trustee may demand payment or delivery of, and shall receive and collect, directly and without intervention or assistance of any fiscal agent or other intermediary, all money and other property payable to or receivable by the Indenture Trustee pursuant to this Indenture. The Indenture Trustee shall apply all such money received by it as provided in this Indenture. Except as otherwise expressly provided in this Indenture, if any default occurs in the making of any payment or performance under any agreement or instrument that is part of the Collateral, the Indenture Trustee may take such action, and will take any such reasonable action as it is directed in writing to take by the Majority Noteholders, as may be appropriate to enforce such payment or performance, including the institution and prosecution of appropriate Proceedings. Any such action shall be without prejudice to any right to claim a Default or Event of Default under this Indenture and any right to proceed thereafter as provided in Article V.
Section 8.04Permitted Dispositions; Additional Assets.
(a)The Issuer or AgentCorp (in its capacity as agent and nominee of Issuer) may sell, transfer or otherwise dispose of Collateral (each, a Permitted Disposition) at any time so long as the following conditions are satisfied, as certified by the Manager:
(i)the purchase price paid for such Collateral is equal to
the fair market value of such Collateral at the time of such disposition (as reasonably determined by the Issuer or the Manager in good faith);
(ii)the consideration for such Collateral shall be for cash or cash equivalents;

80
(iii)during the first Annual Period, the aggregate amount of
Collateral (based on aggregate PV-10 value) sold may not exceed 2% of the
PV-10 of the Collateral as of the Closing Date; thereafter, the aggregate amount of Collateral (based on aggregate PV-10 value) sold may not exceed 15% of
PV-10 of the Collateral as of the Closing Date;
(iv)to the extent that any Collateral is sold or otherwise
disposed of to any Affiliate of Parent, the aggregate amount of Collateral sold or otherwise disposed of to any Affiliate of Parent during any Annual Period may not exceed 2% of the PV-10 of the Collateral at the beginning of such
Annual Period (as reflected in the then-current Reserve Report) and at any time the aggregate amount of the Collateral disposed of to an Affiliate of Parent since the Closing Date may not exceed 5% of the PV-10 of the Collateral as of the
Closing Date;
(v)the Concentration Limits are satisfied after giving effect to such disposition, or, if such Concentration Limit was not satisfied immediately prior to such disposition, the level of compliance with such limit is maintained or improved after giving effect to such disposition;
(vi)(A) the Pro Forma Senior DSCR will be greater than
the greater of 1.50x and the then-current Senior DSCR prior to such disposition
(up to a maximum of 1.75x, (B) the Pro Forma Aggregate DSCR will be greater than the greater of 1.35x and the then-current Aggregate DSCR prior to such disposition (up to a maximum of 1.50x), (C) the Aggregate LTV will not be greater than the lesser of 65% and the then-current Aggregate LTV prior to such disposition, (D) the Senior LTV will not be greater than the lesser of
55% and the then-current Senior LTV prior to such disposition and (E) the
Issuer shall be in compliance with its hedging requirements, in each case, on a pro forma basis after giving effect to such sale, any concurrent acquisition of
Additional Assets and the application of the proceeds from such sale to (x) the repayment of Notes and (y) the payment of any breakage or termination amounts owed to Hedge Counterparties resulting from any partial termination of any hedging transactions in order to comply with the hedging requirements set forth in Section 4.27 or any applicable Series Supplement;
(vii)such disposition shall not reasonably be expected to
result in a withdrawal or downgrading of any rating on any Notes from their rating then in effect;
(viii)immediately prior to and immediately following such
disposition, and the application of proceeds therefrom to the repayment of the
Notes or any required hedge termination payments, as applicable, no Material
Event shall have occurred and be continuing, including the Issuers compliance with Section 4.27(b);

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(ix)the proceeds of any disposition of Collateral have been deposited in the Collection Account for application in accordance with the
Priority of Payments or Special Priority of Payments, as applicable, and shall be sufficient (together with other funds available for such purpose in accordance with the Priority of Payments or Special Priority of Payments, as applicable) to pay any breakage or termination amounts (including interest thereon) owing to any Hedge Counterparty as a result of any termination of Hedging Transactions in connection with such disposition on the Payment Date immediately succeeding such termination of Hedging Transactions and designation of the payment date (as specified under the applicable Hedge Agreement) where such
Early Termination Amount (as defined in and determined under the applicable
Hedge Agreement) is owing;
(x)the Issuer shall have demonstrated the share of the
proceeds of any disposition of Collateral payable to the Noteholders and shall prepay the Notes in an aggregate amount equal to the Release Price, which
Release Price shall be allocated to each Class of Notes pro rata based on their respective Outstanding Principal Balances and among the Series of Notes comprising each Class in accordance with the Applicable Payment Priority;
(xi)(1) if the PV-10 of the Collateral disposed of through
such disposition, individually or together with the PV-10 of the Collateral disposed of through any related disposition, exceeds 5% of the PV-10 of the
Collateral at the beginning of the relevant Annual Period (as reflected in the most recently delivered Reserve Report), then (i) the Issuer shall have agreed to deliver (or cause the Manager to deliver) an updated Reserve Report within forty-five (45) days after such disposition, and (2) if the PV-10 of the
Collateral disposed of through such disposition, individually or together with the PV-10 of the Collateral disposed of through any related disposition since the Closing Date or the last confirmation from the Rating Agency pursuant to this clause (k)(2), exceeds 5% of the PV-10 of the Collateral as of the
Effective Date, then the Rating Agency shall have confirmed that such disposition shall not result in a withdrawal or downgrading of any rating on the
Notes from their rating then in effect;
(xii)delivery by the Issuer, or the Manager on Issuers
behalf, of an updated amortization schedule for each Class and Series of Notes subject to a Principal Distribution Amount, which shall be updated to decrease the amounts indicated for each Payment Date at least 3 months after the date of the relevant disposition of Collateral by a fractional percentage equal to the quotient of (x) the aggregate prepayment of such Class and Series of Notes in connection with such disposition divided by (y) the Outstanding Principal
Balance of such Class and Series immediately prior to such prepayment;

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(xiii)the disposition will be under a form of conveyance
(which shall include a special warranty of title by, through or under the Issuer and/or AgentCorp, as applicable, but not otherwise) in the form attached as
Exhibit D-1 or Exhibit D-2 to the Asset Purchase Agreement, as applicable, under which the purchaser will assume all liabilities and obligations with respect to or related
to the applicable disposed Collateral arising during or with respect to the period from and after the effective time of such conveyance;
(xiv)delivery to the Issuer and the Indenture Trustee an
Opinion of Counsel to the effect that such disposition of Collateral would not cause any of the Notes of any Outstanding Series to undergo a significant modification within the meaning of Treasury Regulations Section 1.1001-3;
(xv)no selection procedures that could reasonably be
expected to be materially adverse to the Noteholders or the Hedge
Counterparties were used in selecting such Collateral;
(xvi)the Key Person Condition and the Tangible Net Worth
Test shall be satisfied as of the date of any such Permitted Disposition of
Collateral;
(xvii)any other conditions relating to the disposition of
Assets set forth in any Series Supplement for any Outstanding Series of Notes
are satisfied;
(xviii)the Issuer has provided ten (10) Business Days prior
written notice of such disposition to the Hedge Counterparties; and
(xix)delivery to the Indenture Trustee of an Officers
Certificate certifying the above-conditions (other than with respect to (A) clause
(ix), which may be satisfied substantially contemporaneously with the delivery of such certificate, (B) clause (x), which shall be satisfied pursuant to the
Priority of Payments and (C) clause (xi), which shall be satisfied within the time period specified therein) have been satisfied.
(b)The net proceeds of a Permitted Disposition shall be distributed in accordance with the Priority of Payments, provided, that the Issuer shall prepay the Notes in an aggregate amount equal to the Release Price, which Release Price shall be allocated (i) to each Class of Notes pro rata based on their respective Outstanding Principal Balances and (ii) among the Series of
Notes comprising each Class in accordance with the Applicable Payment Priority. In connection with the required prepayment of Notes following a Permitted Disposition, any prepayment premium shall be determined in accordance with the related Series Supplement. In connection with any prepayment of the Notes from proceeds of a Permitted Disposition, the Issuer, or the
Manager on behalf of the Issuer, shall deliver an updated amortization schedule for each Class and
Series of Notes subject to a Principal Distribution Amount. Such updated schedule shall reflect a

83
decrease in the amounts indicated for each Payment Date at least three (3) months after the date of such prepayment by a fractional percentage equal to the quotient of (x) the aggregate prepayment of such Class and Series of Notes in connection with such disposition divided by (y) the
Outstanding Principal Balance of such Class and Series immediately prior to such prepayment.
Provided, however, that with respect to any Permitted Dispositions that, together with prior
Permitted Dispositions executed since the previous adjustment to the amortization schedule, relate to less than 2% of the PV-10 of the Collateral, in the sole discretion of the Issuer, the Issuer may

84
elect to not adjust the amortization schedule of such Notes. Any adjustment or non-adjustment to the amortization schedule should not in the reasonable judgment of the Issuer have a material adverse effect on the Noteholders. For the avoidance of doubt, in no event shall the Issuer adjust the amortization schedule of such Notes to extend the maturity date of such Notes beyond the Final
Scheduled Payment Date for such Notes.
(c)The net proceeds of a Permitted Disposition (together with other funds available for such purpose in accordance with the Priority of Payments) shall be sufficient to pay any breakage or termination amounts (including any interest thereon) owing to any Hedge
Counterparty as a result of any termination of Hedging Transactions in connection with such
Permitted Disposition on the first Payment Date occurring after all such Hedging Transactions have been terminated.
The Issuer shall promptly notify the Back-up Manager in writing of the sale, assignment, transfer or other disposition of any Collateral.
(d)From time to time, the Issuer or AgentCorp (in its capacity as agent and nominee of the Issuer) may acquire Additional Assets as additional Collateral for the Secured
Obligations, and upon the consummation of such addition in accordance with the following conditions, any Additional Asset so added shall constitute Collateral for all purposes; provided, that in connection with each such acquisition, the following conditions are satisfied and the Issuer shall not acquire any Additional Assets except in accordance with the following conditions:
(i)such Additional Asset shall satisfy the Eligibility
Criteria and the Collateral, taken as a whole, giving pro forma effect to the applicable Additional Assets, meets the Concentration Limits at the time of such addition;
(ii)such acquisition shall not, in the reasonable opinion of the Manager, be reasonably expected to have a Material Adverse Effect;
(iii)the PV-10 of such Additional Assets is positive, and the absolute value of the PV-10 of any Additional Assets with a negative or zero
PV-10 does not exceed five percent (5%) of the PV-10 of the simultaneously contributed Additional Assets
(iv)each Rating Agency shall have confirmed that such
addition will not result in a downgrade or withdrawal of its then-current rating of the Notes or, if any Rating Agency does not as a matter of policy provide such confirmations, the Rating Agency Condition shall have been satisfied with respect to such Rating Agency;
(v)immediately prior to and immediately following such
addition, no Material Event (except to the extent that such addition of
Additional Assets counted against the available amount of Equity Contribution
Cures would cure any of the foregoing) shall have occurred and be continuing;

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(vi)(A) if the PV-10 of the Additional Assets added through such addition, individually or together with the PV-10 of the Additional Assets

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added through any related addition, exceeds 5% of the PV-10 of the Assets at the beginning of the relevant Annual Period (as reflected in the most recently delivered Reserve Report), then the Issuer shall have agreed to deliver (or cause the Manager to deliver) an updated Reserve Report within forty-five (45) days after such addition and (B) in addition to the obligation under clause (A) above, if an addition of Additional Assets shall occur concurrently with an Additional
Note issuance, then the Issuer shall deliver (or cause the Manager to deliver) to the Secured Parties prior to the addition of Additional Assets reasonable supporting documentation for the PV-10 value ascribed to such Additional
Assets with such documentation affirming the Issuers compliance with the terms and conditions for an Additional Notes issuance;
(vii)such Additional Asset is being transferred to the Issuer or AgentCorp (in its capacity as agent and nominee of the Issuer) by a Seller pursuant to the Asset Purchase Agreement, subject to the requirements and deliverables specified thereunder;
(viii)the Indenture Trustee and the Hedge Counterparties
shall have received Opinions of Counsel with respect to the Additional Assets, as reasonably requested, which opinions (i) are consistent with (or are delivered as supplements to) the legal opinions delivered on the Initial Closing Date and address any features specific to the applicable Additional Assets as needed
(provided that any Governmental Body Opinions shall be subject to the Opinion
Threshold);
(ix)no selection procedures that could reasonably be
expected to be materially adverse to the Noteholders or the Hedge
Counterparties were used in selecting such Additional Assets for purchase;
(x)the Issuer shall have reimbursed the Indenture Trustee
for all third-party out-of-pocket costs and expenses incurred by the Indenture
Trustee in relation to such addition;
(xi)delivery to the Issuer and the Indenture Trustee an
Opinion of Counsel to the effect that such addition of Collateral would not cause any of the Notes of any Outstanding Series to undergo a significant modification within the meaning of Treasury Regulations Section 1.1001-3;
(xii)immediately following (or contemporaneously with) the
addition of Additional Assets, the Issuer shall have adjusted its Hedge
Agreements to the extent required by Section 4.27;
(xiii)the PV-10 of the aggregated amount of Additional
Assets added not in connection with the issuance of Additional Notes, together with the aggregate amount of all Equity Contribution Cures shall not exceed

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ten percent (10%) of the aggregate principal balance of all Notes issued on or prior to the date of acquisition;
(xiv)a true sale or true contribution legal opinion from
Kirkland & Ellis LLP or another nationally recognized law firm acceptable to the Indenture Trustee in its sole discretion, with respect to such Additional
Assets shall be delivered to the Indenture Trustee, the Noteholders and the
Hedge Counterparties, in substantially the same form delivered as of the
Closing Date with respect to the Initial Assets or, if not in such form, in form reasonably satisfactory to the Issuer, the Indenture Trustee, the Majority
Noteholders, and the Hedge Counterparties;
(xv)a recordable release in a form reasonably acceptable to
the Issuer of any trust, mortgages, financing statements, fixture filings and security agreements, in each case, securing indebtedness for borrowed money made by such Additional Seller or its Affiliates affecting the Additional Assets
(including corresponding authorizations to file UCC-3 termination statement releases in all applicable jurisdictions);
(xvi)delivery of applicable lien releases and counterpart
deeds of trust, precautionary deeds of trust, and UCC-1s or UCC-3s, as applicable, to perfect liens over such Additional Assets;
(xvii)with respect to any transaction involving a PV-10 value in excess of $5,000,000, delivery by the Issuer or the Manager of a title report from a third party title company demonstrating title coverage with respect to not less than 80% of such Additional Assets;
(xviii)the Key Person Condition and the Tangible Net Worth
Test shall be satisfied as of the date of any such acquisition of Additional Assets;
(xix)any such other applicable requirements as specified in a
Series Supplement; and
(xx)the Manager shall have delivered an Officers
Certificate to the Indenture Trustee confirming compliance with the requirements of this Section 8.04(d) (other than with respect to clause (vi), which may be satisfied within the time period specified therein).
In no event shall the Indenture Trustee be responsible for the determinations in this
Section 8.04(d), and the Indenture Trustee shall rely exclusively on the foregoing Officers
Certificate of the Manager in making withdrawals and distributions pursuant to this
Section 8.04(d). The Issuer shall be promptly notified the Back-up Manager in writing of the addition of any Additional Assets.
Section 8.05 Reserve Reports. The Issuer or the Manager on its behalf, shall deliver to the Indenture Trustee, the Back-up Manager, each Hedge Counterparty and each

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Rating Agency (a) an updated Reserve Report within ninety (90) days after each calendar year end and June 30 of each calendar year (the June 30 Reserve Report may, at the option of the
Manager, be either an audited or a rolling forward of the PV-10 value from the most recent
Reserve Report unless the Senior DSCR as of the most recent Quarterly Determination Date is less than 1.25x, in which case, such June 30 Reserve Report shall be audited) and (b) an updated Reserve Report within forty-five (45) days after any Permitted Dispositions or combination of related Permitted Dispositions of an aggregate amount of Assets exceeding
5% of the PV-10 of the Assets as of the Closing Date or within forty-five (45) days an acquisition of additional Assets the PV-10 of which Additional Assets added through such addition, individually or together with the PV-10 of the Additional Assets added through any related addition, exceeds 5% of the PV-10 of the Assets at the beginning of the relevant
Annual Period (as reflected in the most recently delivered Reserve Report), then the Issuer shall have agreed to deliver (or cause the Manager to deliver) an updated Reserve Report within forty-five (45) days after such addition, and, to the extent the Issuer, or the Manager on the Issuers behalf, in its sole discretion obtains an updated Reserve Report prior to any otherwise scheduled semi-annually updated Reserve Report, the Issuer, or the Manager on the
Issuers behalf, will be required to deliver each such updated Reserve Report to such person and to the Indenture Trustee promptly upon its receipt thereof, and the Indenture Trustee will post copies of the Reserve Report on its website promptly following its receipt thereof, for the benefit of the Noteholders, the Hedge Counterparties and the Rating Agencies. The
Reserve Report shall be prepared by or under the supervision of the Chief Financial Officer
(or similarly titled position) of the Manager, who shall certify such Reserve Report to be true and accurate and to have been prepared in accordance with the procedures used in the immediately preceding Reserve Report (and, with respect to the first Reserve Report delivered by the Issuer under this Agreement, the APA Reserve Report), and each Reserve Report required to be delivered within ninety (90) days after each December 31 of each calendar year shall have been audited and, at the option of the Manager, the Reserve Report required to be delivered with ninety (90) days after each June 30 may be a roll forward or audited, by the petroleum engineer that audited the Reserve Report delivered in connection with the execution of this Indenture or another reputable third party independent petroleum engineer reasonably acceptable to the Majority Noteholders. With the delivery of each Reserve Report, the Issuer shall provide to the Indenture Trustee, the Back-up Manager, each Hedge Counterparty, and each Rating Agency a certificate from a Responsible Officer of the Manager certifying that to the best of its knowledge after reasonable investigation the information contained in the
Reserve Report and any other information delivered in connection therewith is true and correct in all material respects, each Restricted Party owns good and defensible title to the
Assets held by such Restricted Party and evaluated in such Reserve Report, such Assets are free of all Liens except for Permitted Liens and that, to the extent there has been a change in the Net Revenue Interest (as defined in the Asset Purchase Agreement) or Working Interest
(as defined in the Asset Purchase Agreement), that change is identified in an exhibit to the certificate, or in each case, if the Manager has knowledge that prevents it from making any of the foregoing certifications, such certificate shall describe the details thereof. With the delivery of each Reserve Report, the Issuer shall provide to the Indenture Trustee, the Back-
up Manager, the Hedge Counterparties, and each Rating Agency a report that shows any change, set forth to the eighth decimal place, in the Net Revenue Interest (as defined in the

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Asset Purchase Agreement) relating to the prior year or Working Interest (as defined in the
Asset Purchase Agreement) relating to the prior year with respect to any Well from the Net
Revenue Interest or Working Interest provided in the previous Reserve Report, and except to the extent already included in a report under this Section 8.05. The Indenture Trustee shall promptly make any such Reserve Reports, certificates and other reports delivered pursuant to this Section 8.05 available to the Noteholders and the Hedge Counterparties by posting any such Reserve Report or other reports delivered pursuant to this Section 8.05 to its internet website referenced in Section 6.06 hereof. During the fiscal year following any fiscal year for which the P&A Expense Amount exceeds the P&A Reserve Trigger Amount, such updated Reserve Report shall include a separate schedule identifying the estimated net capital expenditures associated with plugging and abandonment liabilities with respect to the Assets.
Section 8.06Distributions.
(a)On or prior to the close of business on each Payment Determination Date, the
Issuer shall cause the Manager to calculate all amounts required to be withdrawn from the
Collection Account and paid pursuant to the Priority of Payments or Special Priority of Payments,
and shall provide or cause the Manager to provide such calculation to the Paying Agent on behalf of the Indenture Trustee as set forth in the Payment Date Report.
(b)Except as otherwise provided in clause (d) below, on each Payment Date, the
Issuer, or the Manager on the Issuers behalf, shall instruct the Paying Agent on behalf of the
Indenture Trustee in writing (based solely on the information contained in the Payment Date
Report delivered on the related Payment Determination Date pursuant to this Section 8.06) to apply all Available Funds for payments of the following amounts in the following order of priority (the
Priority of Payments):
(i)first, pro rata and pari passu, (A) to the Indenture Trustee,
(x) the fees of the Indenture Trustee with respect to such Payment Date and any accrued and unpaid fees of the Indenture Trustee with respect to prior Payment
Dates, plus (y) any Administrative Expenses or other expenses and/or indemnities payable to the Indenture Trustee; provided that, in no event shall the cumulative aggregate amount paid to the Indenture Trustee pursuant to the immediately preceding clause (A) exceed $350,000 in any calendar year;
provided, further, that any amounts in excess of $350,000 which are unpaid pursuant to the cap herein or pursuant to clause (xvii) below shall remain due and owing to the Indenture Trustee and payable in the following year and each subsequent year thereafter until repaid in full; provided, further, that following the occurrence and during the continuation of an Event of Default, no such cap shall apply, and (B) to the Back-Up Manager, the Back-Up Management Fee
for such Payment Date and any accrued and unpaid Back-Up Management Fees with respect to prior Payment Dates, plus any Administrative Expenses payable to the Back-Up Manager; provided that, in no event shall the cumulative aggregate amount paid pursuant to the immediately preceding clause (B) exceed

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(i) $150,000 in any calendar year during which the Back-Up Manager does not perform any Warm Back-Up Management Duties or Hot Back-Up Management
Duties, (ii) $800,000 in any calendar year during which the Back-Up Manager does not perform any Hot Back-Up Management Duties, but does perform
Warm Back-Up Management Duties and (iii) $1,300,000 in any calendar year during which the Back-Up Manager does perform Hot Back-Up Management
Duties; provided, further, that during any period that the Back-Up Manager is required to provide Warm Back-Up Management Duties or Hot Back-Up
Management Duties, the Majority Noteholders may approve a further increase of the amounts set forth in clauses (ii) or (iii) above solely in order to take account of any additional increased fees and expenses associated with the provision of such services; provided, further that any amounts in excess of the dollar amounts set forth in this clause (B) which are unpaid pursuant to the caps herein or pursuant to clause (xvii) below shall remain due and owing to the
Back-Up Manager and payable in the following year and each subsequent year thereafter until repaid in full; and second, to the Class Representative of the
Controlling Class, if any, any Administrative Expenses payable to such Class
Representative; provided that, in no event shall the cumulative aggregate amount of Administrative Expenses paid to the Class Representative of the
Controlling Class exceed $15,000 in any calendar year;
(ii)first, to pay Successor Manager Transition Expenses, if
any, and second, to the Manager, the Management Fee with respect to such
Payment Date and any accrued and unpaid Management Fees with respect to prior Payment Dates, plus any unpaid Direct Expenses and Administrative
Expenses payable to the Manager; provided that, in no event shall the cumulative aggregate amount of Administrative Expenses and Direct Expenses paid pursuant to this clause (ii) exceed in any calendar year 0.50% of the cumulative initial principal amount of all Notes issued by the Issuer under the
Indenture prior to such Payment Date;
(iii)pro rata and pari passu, (A) to the Hedge
Counterparties, pro rata, any ordinary course settlement payments due and payable by the Issuer under the Hedge Agreements (other than any breakage or termination amounts (but including any interest on such termination amounts)
or Over Hedged Payments) and (B) to the Class A Noteholders of each Series, the Note Interest (other than additional default interest) on the Class A Notes for such Payment Date, in each case, in accordance with the Applicable
Payment Priority;
(iv)to the Liquidity Reserve Account, the amount required
to cause the balance in the Liquidity Reserve Account to equal the Liquidity
Reserve Account Target Amount;

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(v)to the Hedge Counterparties, pro rata, any Over Hedged
Payments (including any due and unpaid interest on such Over Hedged
Payments);
(vi)pro rata and pari passu (A) to the Hedge Counterparties, pro rata, any breakage or termination amounts due and payable by the Issuer under the Hedge Agreements as a result of Failure to Pay or Bankruptcy, in each case, where the Issuer is the Defaulting Party (as defined in the applicable Hedge Agreement) and (B) to the Holders of Class A Notes, as
payment of principal of such Notes, any applicable Principal Distribution
Amount for such Notes with respect to such Payment Date (including any shortfall existing from a prior Payment Date), in accordance with the Applicable
Payment Priority;
(vii)during the continuance of a Senior Diversion Event, to
the Class A Noteholders of each Series, all remaining amounts until the
Outstanding Principal Balance of the Class A Notes shall have been reduced to zero, in accordance with the Applicable Payment Priority;
(viii)to the Holders of each Class of Notes (other than the
Class A Notes), in direct order of alphabetical designation, the Note Interest
(other than additional default interest) on such Class of Notes for such
Payment Date, in accordance with the Applicable Payment Priority;
(ix)to the Class A Noteholders of each Series, the Excess
Amortization Amount (if any) with respect to the Class A Notes of such Series, in accordance with the Applicable Payment Priority;
(x)to the Class A Noteholders of each Series, first (x) the
Optional Redemption Price (if any) for the Class A Notes with respect to such
Payment Date and then, (y) any other payments of principal of the Class A
Notes (including as a result of the receipt of any Release Price, Excess Amounts or any other principal payments due and payable to the Class A Notes) that are due and payable and remain unpaid as of such Payment Date, in each case, in accordance with the Applicable Payment Priority;
(xi)to the Holders of each Class of Notes (other than the
Class A Notes), in direct order of alphabetical designation, as payment of principal of such Notes, the applicable Principal Distribution Amount for such
Notes with respect to such Payment Date, in accordance with the Applicable
Payment Priority;
(xii)pro rata and pari passu, (A) to the Holders of each Class of Notes (other than the Class A Notes), in direct order of alphabetical designation, the Excess Amortization Amount for such Notes with respect to such Payment Date, in accordance with the Applicable Payment Priority and

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(B) to the Hedge Counterparties, pro rata, any amounts including breakage or termination amounts due and payable by the Issuer under the Hedge
Agreements but not paid above;
(xiii)to the Holders of each Class of Notes (other than the
Class A Notes), in direct order of alphabetical designation, (1) first, the
Optional Redemption Price (if any) for such Notes with respect to such
Payment Date and (2) second, any other payments of principal of such Notes
(including as a result of the receipt of any Release Price, Excess Amounts or any other principal payments due and payable to such Class of Notes) that are due and payable and remain unpaid as of such Payment Date, in each case, in accordance with the Applicable Payment Priority;
(xiv)if a P&A Reserve Trigger has occurred, to the P&A
Reserve Account, the amount necessary to cause the balance in the P&A
Reserve Account to equal the P&A Reserve Amount;
(xv)pro rata and pari passu, (A) to the Class A Noteholders
of each Series, pro rata, any remaining amounts (including additional default interest) owed under the Basic Documents, in accordance with the Applicable
Payment Priority and (B) to the Hedge Counterparties, pro rata, any remaining amounts owed to the Hedge Counterparties under the Basic Documents;
(xvi)to the Holders of each Class of Notes (other than the
Class A Notes), in direct order of alphabetical designation, any remaining amounts (including additional default interest) owed to such Noteholders under the Basic Documents, in accordance with the Applicable Payment Priority;
(xvii)to the Indenture Trustee and the Back-Up Manager, any
amounts owed but not paid in accordance with clause (i) above;
(xviii)pro rata and pari passu, to (1) the Manager, any
amounts owed but not paid in accordance with clause (ii) above, including amounts unpaid and owing from prior Payment Dates, and (2) the Operator, any Operating Expense in excess of the Operating Expense Limit, including amounts owing from prior Payment Dates; and
(xix)to the Issuer, any remaining Available Funds, free and
clear of the lien of the Indenture; provided that during the continuance of any event or condition that, with notice, the lapse of time, or both, would constitute a Material Event, any remaining amounts shall remain on deposit in the
Collection Account for application in accordance with the Priority of Payments or Special Priority of Payments, as applicable, on the following Payment Date;
provided further that any remaining Available Funds that would otherwise be available for distribution to the Issuer pursuant to this clause (xix) may, at the direction of the Issuer (or the Manager on its behalf), be retained in the
Collection Account or another account of the Issuer designated by the Issuer for

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such purpose for application in accordance with the Priority of Payments or
Special Priority of Payments, as applicable, on the following Payment Date.
(c)Notwithstanding the foregoing, if following the end of a Collection Period the amount on deposit in the Collection Account as set forth in a written direction delivered to the
Indenture Trustee on or before the related Payment Determination Date will equal or exceed the sum of the amounts required to be paid on the related Payment Date pursuant to clauses (i) and (ii)
of the Priority of Payments on such Payment Date and there will be amounts available to be paid to the Hedge Counterparties pursuant to clause (iii)(A) of the Priority of Payments on such related
Payment Date, upon the Issuers written directions to the Indenture Trustee, the pro rata amount that will be payable to the Hedge Counterparties pursuant to clause (iii)(A) on such related
Payment Date may be withdrawn from the Collection Account and paid on a Business Day by the
Indenture Trustee to the Hedge Counterparties in advance of such Payment Date in accordance with such written directions. Prior to any such withdrawal, the Issuer or the Manager (on the
Issuers behalf) will be required to deliver an Officers Certificate to the Indenture Trustee setting forth the amounts and calculations described in the immediately preceding sentence. The Indenture
Trustee will be provided written notice not less than two (2) Business Days prior to the date of any such withdrawal.
(d)On each Payment Date (a) as of which the Notes have been accelerated as a result of an Event of Default, (b) on which an Optional Redemption in whole of the Notes is scheduled to occur or (c) is on or after Final Scheduled Payment Date for any outstanding Series or Class of Notes, in each case as specified solely in the Payment Date Report, Available Funds and all amounts in the Collection Account (excepting any Required Hedge Holdback Amounts), the P&A Reserve Account, the Liquidity Reserve Account, and the Excess Amount Trust Account
shall be distributed by the Paying Agent on behalf of the Indenture Trustee (based solely on the information contained in the Payment Date Report delivered on the related Payment Determination
Date pursuant to Section 8.08) in the following order and priority of payments (the Special
Priority of Payments):
(i)all payments required, and in the order required, by
Sections 8.06(b)(i) and 8.06(b)(ii), in each case without giving effect to the provisos and any fee cap or expense caps stated therein;
(ii)first, (A) pro rata and pari passu, (1) to each Hedge
Counterparty, pro rata, any ordinary course settlement payments due and payable by the Issuer under the related Hedge Agreements (other than any breakage or termination amounts, but including any interest on such breakage or termination amounts and Over Hedged Payments, but including interest on those amounts) and (2) to the Class A Noteholders of each Series, the Note
Interest (other than additional default interest) on the Class A Notes for such
Payment Date, in accordance with the Applicable Payment Priority, and then,
(B) pro rata and pari passu, (1) to the Class A Noteholders of each Series, the
Outstanding Principal Balance of the Class A Notes until the Outstanding
Principal Balance of the Class A Notes shall have been reduced to zero, plus in

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the case of an Optional Redemption in whole of the Notes, the applicable Make-
Whole Amount for the Class A Notes, if any, in each case, in accordance with the Applicable Payment Priority and (2) to the Hedge Counterparties, pro rata, any breakage or termination payments or other amounts (including Over
Hedged Payments) due and payable by the Issuer to the Hedge Counterparties under the related Hedge Agreements;
(iii)to the Holders of each Class of Notes (other than the
Class A Notes), in direct order of alphabetical designation, (A) first the Note
Interest (other than additional default interest) on such Class of Notes for such
Payment Date, in accordance with the Applicable Payment Priority, and then,
(B) second, the Outstanding Principal Balance of such Class of Notes until the
Outstanding Principal Balance of such Class of Notes shall have been reduced to zero, plus in the case of an Optional Redemption in whole of the Notes, the applicable
Make-Whole Amount for such Notes, if any, in each case, in accordance with the Applicable Payment Priority;
(iv)pro rata and pari passu, (A) to the Class A Noteholders
of each Series, any remaining amounts (including additional default interest)
owed to the Class A Noteholders under the Basic Documents, in accordance with the Applicable Payment Priority and (B) to the Hedge Counterparties, pro
rata, any remaining amounts due to the Hedge Counterparties under the applicable Basic Documents;
(v)to the Holders of each Class of Notes (other than the
Class A Notes), in direct order of alphabetical designation, any remaining amounts (including additional default interest) owed to such Noteholders under the Basic Documents, in accordance with the Applicable Payment Priority;
(vi)pro rata and pari passu, to the Indenture Trustee, the
Back-up Manager, the Manager and the Operator, any amounts owed but not paid in accordance with clause (A) above and any Operating Expense in excess of the Operating Expense Limit, including amounts owing from prior Payment
Dates; and
(vii)to the Issuer, all remaining amounts, free and clear of the lien of this Indenture.
(e)Notwithstanding the foregoing, if a Maverick Party other than the Issuer pays any amounts to the Issuer (i) with respect to any matters arising out of or relating to a breach of contract or indemnification obligation under any Basic Document or (ii) under Sections 4.02, 4.03 or 5.12 of the Asset Purchase Agreement, those amounts less, with respect to subclause (i), the sum of (A) any amounts paid or payable by the Issuer to any third parties as of the time of receipt with respect to the applicable breach or indemnification obligation and (B) any amounts reinvested by the Issuer (including to cure or remedy any breach or liability) to the extent permitted by the

95
Basic Documents, shall be paid to the Noteholders in a redemption of the Notes in accordance with the Priority of Payments (with such amounts treated as Excess Amounts for such purpose, which
Excess Amounts shall be allocated in accordance with Section 8.06(g)). In addition, any amounts released from the Holdback Account to the Issuer for application in accordance with this Section
8.06(e) pursuant to Section 8.02(a)(ii) shall be paid to the Noteholders in a redemption of the Notes in accordance with the Priority of Payments, with such amounts treated as Excess Amounts for such purpose and allocated in accordance with Section 8.06(g).
(f)Notwithstanding the foregoing, if Available Collections on deposit in the
Collection Account as set forth in a written direction delivered to the Indenture Trustee on or before the related Payment Determination Date will equal or exceed the sum of the amounts required to be paid on the related Payment Date pursuant to clause (i) above on such Payment Date and there will be amounts available to be paid to the Hedge Counterparties pursuant to clause
(ii)(A)(1) or (iii)(B)(2) above on such related Payment Date, upon the Issuers written directions to the Indenture Trustee, the pro rata amount that will be payable to the Hedge Counterparties pursuant to clause (ii)(A)(1) or (iii)(B)(2) on such Payment Date (which for the avoidance of doubt, shall not exceed the amount that would be available to be paid to such Hedge Counterparties on such related Payment Date in light of the amount of funds then available) may be withdrawn from the Collection Account and paid by the Indenture Trustee to the Hedge Counterparties in advance of such Payment Date in accordance with such written directions. Prior to any such withdrawal, the Issuer or the Manager (on the Issuers behalf) will be required to deliver an Officers Certificate to the Indenture Trustee setting forth the amounts and calculations described in the immediately preceding sentence. The Indenture Trustee will be provided written notice not less than two (2)
Business Days prior to the date of any such withdrawal.
(g)If any Excess Amount is received by the Issuer, the Issuer shall effect an
Optional Redemption of the then most senior Class of Notes Outstanding without premium or penalty (and, for the avoidance of doubt, without any Make-Whole Amount), on the Payment Date immediately following the Collection Period in which such Excess Amount was received by the
Issuer, which amounts shall be paid to the Holders of such Class of Notes pursuant to clause (x)
or (xiii), as applicable, of the Priority of Payments and shall be for an aggregate principal amount of such Class of Notes equal to the least of (x) the aggregate Excess Amount received by the Issuer during such Collection Period (provided that, notwithstanding anything to the contrary in the definition of Excess Amount, such Excess Amount shall be calculated after giving effect to any corresponding hedge termination payments required to be made in connection with the receipt of such Excess Amount in order to comply with Section 4.27, regardless of if the related hedge termination payments are being made on the related Payment Date (such unpaid hedge termination amounts, the Required Hedge Holdback Amounts), (y) the amount of Available Funds remaining after application of amounts paid on such Payment Date pursuant to clauses (i) through
(ix) or (xii), as applicable, of the Priority of Payments, inclusive (provided that such Available
Funds shall be calculated after giving effect to any Required Hedge Holdback Amounts), and (z)
the Outstanding Principal Balance of such Class of Notes on such Payment Date after application of amounts paid on such Payment Date pursuant to clauses (i) through (ix) or (xii), as applicable, of the Priority of Payments, inclusive. If the Payment Date on which such Optional Redemption of the relevant Class of Notes is scheduled to occur (a) is after the date on which such Class of

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Notes has been accelerated as a result of an Event of Default, (b) is the Payment Date on which such Class of Notes would be redeemed in whole pursuant to the provisions of the Special Priority of Payments or (c) is on or after the Final Scheduled Payment Date, in each case as specified solely in the Payment Date Report delivered on or before the related Payment Determination Date, then distributions shall be made on such Payment Date pursuant to the Special Priority of Payments;
provided that in the instance of such Optional Redemption occurring on a Payment Date where the
Special Priority of Payments applies, such distribution shall be calculated after giving effect to any
Required Hedge Holdback Amounts, with such Required Hedge Holdback Amounts retained in the Collection Account for application on the following Payment Date. For the avoidance of doubt, any redemption consummated in connection with the receipt of Excess Amounts shall not be subject to any Make-Whole Amount.
Section 8.07Liquidity Reserve Account; Operating Expenses.
(a)On the Initial Closing Date, the Issuer shall cause an amount not less than the
Liquidity Reserve Account Initial Deposit to be deposited by the Paying Agent on behalf of the
Indenture Trustee into the Liquidity Reserve Account.
(b)On any Payment Date on which the Priority of Payments (and not the Special
Priority of Payments) applies, to the extent that amounts on deposit in the Liquidity Reserve
Account exceed the Liquidity Reserve Account Target Amount after giving effect to all payments under clauses (i) through (iii) of the Priority of Payments from Available Funds available for distribution in accordance with the Priority of Payments (on a pro forma basis and after giving effect to any withdrawals from the Liquidity Reserve Account) on such Payment Date (such excess, the Liquidity Reserve Excess Amount), the Manager shall instruct the Paying Agent on behalf of the Indenture Trustee to withdraw the Liquidity Reserve Excess Amount from the
Liquidity Reserve Account and transfer such amount to the Collection Account for application as
Available Funds in accordance with the Priority of Payments, in each case, as specified in the related Payment Date Report.
(c)On any Payment Date on which the Priority of Payments (and not the Special
Priority of Payments) applies, the Manager shall instruct the Paying Agent on behalf of the
Indenture Trustee to withdraw from the Liquidity Reserve Account the lesser of (1) the excess of the aggregate amount required to be paid in accordance with clauses (i) through (iii) of the
Priority of Payments over the amount of Available Funds with respect to such Payment Date available for distribution in accordance with the Priority of Payments (on a pro forma basis and without giving effect to any withdrawals from the Liquidity Reserve Account), and (2) the amount then on deposit in the Liquidity Reserve Account (such amount, the Liquidity Reserve Draw
Amount) and will transfer the Liquidity Reserve Draw Amount to the Collection Account, in each case, as specified in the related Payment Date Report. In addition, on any Payment Date on which the Special Priority of Payments applies, amounts shall be withdrawn from the Liquidity Reserve
Account and applied as provided in the Special Priority of Payments, as set forth in the Payment
Date Report.
(d)Upon two (2) Business Days prior written notice, the Manager may direct the
Paying Agent in writing to, and the Paying Agent on behalf of the Indenture Trustee shall on a

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Business Day, withdraw from the Collection Account and/or the Liquidity Reserve Account (not
to exceed the Liquidity Reserve Excess Amount) and pay to the applicable payee (as instructed in writing by the Manager) amounts equal to any Operating Expenses (including expenses for AFE
Operations) in accordance with the provisions of the Management Services Agreement and subject to applicable expense caps, subject to the following conditions:
(i)the Manager shall have certified to the Indenture
Trustee that it reasonably believes that, after giving effect to all withdrawals and deposits to be made on such date, the Available Funds on deposit in the
Collection Account will be sufficient to pay the aggregate amount required to be paid in accordance with clauses (i) through (iii) of the Priority of Payments on the immediately succeeding Payment Date;
(ii)if any proposed Operating Expenses consist of expenses
for AFE Operations in an amount in excess of $350,000, the Indenture Trustee
(at the direction of the Manager) shall notify the Noteholders and each Hedge
Counterparty in writing of such proposed expenditure at least five (5) Business
Days prior to the date of the proposed payment of such expenditures, and such

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payment may only be made in the absence of the objection by the Majority
Noteholders to such payment within such five (5) Business Day period; and
(iii)if any proposed Operating Expenses consist of expenses
relating to the acquisition of AFE Additional Interests, the Indenture Trustee (at
the direction of the Manager) shall notify the Noteholders and each Hedge
Counterparty in writing of such proposed expenditure, and such payment may only be made with the written consent of the Majority Noteholders;
in each case, provided that in no event shall the Paying Agent or the Indenture Trustee be responsible for any of the foregoing determinations and each of the Paying Agent and the Indenture
Trustee shall be entitled to rely exclusively on the written direction of the Manager in making withdrawals and distributions, pursuant to this Section 8.07(d).
(e)Following the payment in full of the aggregate Outstanding Principal Balance of the Notes benefiting from the Liquidity Reserve Account and termination or expiration of all
Hedge Agreements and payment in full of all obligations due and payable in connection therewith
(including any early termination amounts due thereunder) and of all other amounts owing or to be distributed hereunder to Noteholders and Hedge Counterparties, any amount remaining on deposit in the Liquidity Reserve Account shall be distributed to the Issuer free and clear of the lien of this
Indenture upon written direction to the Indenture Trustee by the Manager.
Section 8.08 Statements to Noteholders. On or prior to the close of business on each Payment Determination Date, the Issuer or the Manager on its behalf shall provide to the Indenture Trustee for the Indenture Trustee to post on its internet website pursuant to
Section 6.06, a statement substantially in the form of Exhibit C, setting forth at least the following information as to the Notes, to the extent applicable:
(a)the amount and breakdown of types of Collections received in the Collection
Account with respect to the related Collection Period, including from a Permitted Disposition, and the amount and source of any Excess Amounts;
(b)the amounts to be distributed pursuant to the Priority of Payments, the Special
Priority of Payments for the related Collection Period and Sections 8.06(c), (e) and (f);
(c)confirmation of compliance with the terms of the Indenture and the other Basic
Documents by the Maverick Parties (or disclosure of any known non-compliance);
(d)reports received or prepared by the Manager in respect of the Hedge
Agreements, along with a summary of the Hedge Agreements currently in place, including volumes and percentage of production that is hedged relative to the volumes set forth in the most recently delivered Reserve Report;
(e)the amount of Administrative Expenses, Direct Expense and indemnity payments paid to each party during the most recent Collection Period;

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(f)the amount of any fees paid to the Indenture Trustee, the Manager or the Back-
up Manager with respect to the related Collection Period;

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(g)if any, the amount of any payment (including termination payments) paid to the
Hedge Counterparties with respect to the related Collection Period;
(h)the amount deposited in or withdrawn from the Liquidity Reserve Account on such Payment Determination Date, the amount on deposit in the Liquidity Reserve Account after giving effect to such deposit or withdrawal and the Liquidity Reserve Account Target Amount for
such Payment Date;
(i)the amount of the Principal Distribution Amount for each Class of Notes with respect to such Payment Determination Date, the amount of any shortfall in any Principal
Distribution Amount for such Payment Date or remaining unpaid amount from a prior Payment
Date, the amount, if any, of the Excess Amortization Amount and any amounts payable upon the occurrence and during the continuance of a Senior Diversion Event for each applicable Class of
Notes with respect to such Payment Determination Date, and the change in such amounts from the preceding Payment Date;
(j)the Note Interest due for each Class of Notes with respect to such Payment Date;
(k)the amount of the Aggregate DSCR, PV-10, Aggregate LTV, Production
Tracking Rate, Securitized Net Cash Flow, Senior DSCR, Senior IO DSCR and Senior LTV, in
each case with respect to the related Collection Period;
(l)the amounts on deposit in each Issuer Account and the Liquidity Reserve
Excess Amount;
(m)(i) the amounts withdrawn from the Operator Account by Operator during the related Collection Period (excluding any such amounts withdrawn by Operator in accordance with the Operating Agreement to pay any Burdens payable to Third Parties during such Collection
Period with respect to the Assets), including the payees of all such amounts, and (ii) the amounts retained in the Operator Account as of the end of the related Collection Period for the payment of future expenses;
(n)amounts due and owing and paid to any Noteholders under the related Note
Purchase Agreement or any other Basic Document;
(o)the Tangible Net Worth as of the most recent semi-annual calculation date therefor;
(p)identification of any Assets repurchased by a Maverick Party pursuant to the
Asset Purchase Agreement;
(q)a listing of all Permitted Indebtedness outstanding as of such date;
(r)the amount of any expenses incurred to participate in AFE Operations and AFE
Additional Interests during the related Collection Period;

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(s)a brief description of any material claims of Title Failures believed by the
Manager to be reasonably likely to result in Title Failure or other material claims asserted under the Asset Purchase Agreement during the applicable Collection Period, all amounts received by the Issuer pursuant to any indemnification obligation, or to cure any breach of contract, by any
Maverick Party under any Basic Document or in connection with any material claims of Title
Failures believed by the Manager to be reasonably likely to result in Title Failure or other material claims asserted under the Asset Purchase Agreement, including all Excess Amounts, and any material amounts paid by the Issuer to any third parties in respect of matters that are the subject of the applicable breach or indemnification obligation and any material amounts reinvested by the
Issuer in connection with its permitted business to cure or remedy any breach or liability;
(t)on a quarterly basis, any change, set forth to the fourth decimal place, in the Net
Revenue Interest (as defined in the Asset Purchase Agreement) or Oil and Gas Interest (as defined in the Asset Purchase Agreement) with respect to any Well from the Net Revenue Interest or Oil and Gas Interest reflected in the most recent Reserve Report, except to the extent already expressly identified in a report under this Section 8.08;
(u)reasonably detailed information regarding any Title Failure (as defined in the
Asset Purchase Agreement as in effect on the date hereof) occurring during the applicable period and all documentation with respect to any actions, claims, or Proceedings under the Asset
Purchase Agreement;
(v)any material Environmental Liability of which a Maverick Party obtained
Knowledge since the most recent report delivered under this Section 8.08;
(w)the filing or commencement of, or the threat in writing of, any action, suit, investigation, arbitration or proceeding by or before any arbitrator or Governmental Body against
Issuer, or any material adverse development in any action, suit, proceeding, investigation or arbitration (whether or not previously disclosed), that, in either case, could reasonably be expected to result in liability in excess of $100,000; and
(x)a listing of any Additional Assets acquired by the Issuer in the related Collection
Period pursuant to Section 8.04(d) (other than in connection with the issuance of Additional Notes where such information has already been provided), along with all documentation delivered in connection therewith (which documentation will be posted separately to the Indenture Trustees internet website and will not be included directly in the statement);
(y)all documentation delivered in connection with any Permitted Dispositions during the related Collection Period, including identification of the Asset, sale price, dates, PV-10 and the Release Price related thereto and the application of the Release Price hereunder (which documentation will be posted separately to the Indenture Trustees internet website and will not be included directly in the statement);
(z)the amount deposited in or withdrawn from the P&A Reserve Account on such
Payment Determination Date, the amount on deposit in the P&A Reserve Account after giving effect to such deposit or withdrawal and the P&A Reserve Amount for such Payment Date;

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(aa)  on an annual basis, on the Payment Determination Date occurring in March such report shall include the aggregate P&A Expense Amount for the preceding year and the excess, if any, of the P&A Expense Amount in excess of the P&A Reserve Trigger; and
(bb) all reports, including any greenhouse gas or other emissions reports, received or prepared by the Manager in respect of the Oil and Gas Portfolio or the Hedge
Agreements.
Further, on or prior to the close of business on each Payment Determination Date, the Operator shall deliver to the Issuer and Indenture Trustee, for the Indenture Trustee to post on its internet website pursuant to Section 6.06, a certificate of an authorized officer of Operator certifying that
(a) the applicable Monthly Remittance Amount with respect to the applicable Remittance Date included all Production Proceeds that were contemplated to be included in such Monthly
Remittance Amount pursuant to Section 8.3 of the Operating Agreement and (b) all costs, expenses or other amounts that were accounted for in reducing the amount of such Monthly Remittance
Amount were permitted under Section 8.3 of the Operating Agreement to be taken into account in determining such Monthly Remittance Amount.
Deliveries pursuant to this Section 8.08 or any other Section of this Indenture may be delivered by electronic mail.
Section 8.09[Reserved.]
Section 8.10[Reserved.]
Section 8.11  Original Documents.
The Indenture Trustee agrees to hold any assignments of mortgage or deeds of trust that are part of the Collateral received by it. The Indenture Trustee shall keep such documents in its possession separate and apart from all other property that it is holding in its possession and from its own general assets. The Indenture Trustee shall keep records showing that it is holding such documents pursuant to this Indenture. Such documents shall be released by the Indenture
Trustee to or at the direction of the Issuer upon the satisfaction and discharge of this Indenture.
Section 8.12  Equity Contribution Cures.
On any date, the Parent may, but is not required to, directly or indirectly contribute equity to the Issuer (any such equity contribution, an Equity Contribution Cure) by (a) depositing cash into the Collection Account and/or (b) contributing Additional Assets to the Issuer or by transferring Additional Assets to AgentCorp; provided, that (i) as of any date of determination, the aggregate amount of all Equity Contribution Cures together with the aggregated amount of
Additional Assets added not in connection with the issuance of Additional Notes shall not exceed ten percent (10%) of the initial principal balance of all Notes issued by the Issuer under this
Indenture (and each related Series Supplement) as of such date and (ii) Equity Contribution Cures shall be made no more frequently than twice (in aggregate) per calendar year. Any Equity
Contribution Cure shall be deemed a capital contribution from the Parent to Holdings and from
Holdings to the Issuer, shall be reflected on the books and records of Parent, Holdings, and the

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Issuer as such, and shall otherwise be made in accordance with applicable organizational formalities.
ARTICLE IX
SUPPLEMENTAL INDENTURES
Section 9.01Supplemental Indentures without Consent of Noteholders and the Hedge Counterparties.
(a)Without the consent of the Noteholders or the Hedge Counterparties, the Issuer,
AgentCorp and the Indenture Trustee, when authorized by an Issuer Order, may enter into an indenture or indentures supplemental hereto, in form satisfactory to the Indenture Trustee for any of the following purposes:
(i)to correct any typographical error or cure any
ambiguity, or to cure, correct or supplement any defective or inconsistent provision in this Indenture, any Series Supplement or any Notes;
(ii)to conform any provision of any Series Supplement
relating to a Series of Notes or any Notes of any Series to the description thereof contained in the offering memorandum, if any, relating to the Notes of such
Series;
(iii)to convey, transfer, assign, mortgage or pledge any
property to the Indenture Trustee (on behalf of the Noteholders and the Hedge
Counterparties) as security for the Secured Obligations;
(iv)to modify this Indenture, any Series Supplement or any
Notes as required or made necessary by any change in applicable law;
(v)to add to the covenants of the Issuer or any other party
for the benefit of the Noteholders and the Hedge Counterparties, or to
surrender any right or power conferred upon the Issuer in this Indenture or any
Series Supplement to issue a Series of Notes pursuant to a Series Supplement in accordance with this Indenture;
(vi)to comply with any requirements imposed by the Code;
(vii)to prevent the Issuer, AgentCorp, the Noteholders or the
Indenture Trustee from being subject to taxes (including, without limitation, withholding taxes), fees or assessments, or to reduce or eliminate any such taxes, fees or assessments; or
(viii)to evidence and provide for the acceptance of
appointment by a successor indenture trustee.

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For any supplemental indenture pursuant to this Section 9.01, no such supplemental indenture shall be effective unless (i) the Rating Agency Condition shall have been satisfied with respect thereto and (ii) the Issuer has furnished to the Indenture Trustee, the Noteholders and the Hedge Counterparties, at the Issuers expense, (a) the opinions of Counsel required under Section 9.03 and (b) an Officers Certificate certifying that such action, will not materially and adversely affect the interest of any Noteholders or any Hedge Counterparties.
Promptly after the execution by the Issuer and the Indenture Trustee of any supplemental indenture pursuant to this Section 9.01, the Indenture Trustee, by posting to its internet website, shall transmit to the Holders of the Notes, the Hedge Counterparties, the
Back-up Manager and each Rating Agency then rating the Notes a notice and copy of such amendment (to be provided by the Issuer).
Section 9.02Supplemental Indentures with Consent of Noteholders and
Hedge Counterparties.
(a)The Issuer, AgentCorp and the Indenture Trustee, when authorized by an Issuer
Order, may, with (i) the consent of the Majority Noteholders (by an Act of the Noteholders
delivered to each Restricted Party and the Indenture Trustee), (ii) the consent of the Majority
Hedge Counterparties if the rights of the Hedge Counterparties would be materially and adversely affected, and (iii) if requested by a Noteholder of any Class or Series of Notes from whom consent is required, written confirmation from each Rating Agency then rating any Notes that no immediate withdrawal or reduction with respect to its then-current rating of any Class of rated Notes will occur as a result or, if any Rating Agency has delivered (x) an indication that it is not the customary procedure of such Rating Agency to provide notification in writing that such amendment will not result in a downgrade, qualification or withdrawal of the then-current rating assigned to the Notes by such Rating Agency or (y) a written waiver or acknowledgement from such Rating Agency indicating its decision not to review or declining to review such transaction or the matter for which the written confirmation of its rating on Notes is sought, then this requirement shall be deemed satisfied with respect to such Rating Agency; provided, that no such supplemental indenture shall:
(x) without the consent of the Holder of each Outstanding Note affected thereby:
(i)change the Legal Final Maturity Date or the Final
Scheduled Payment Date of any Series of Notes or the date of payment of any installment of principal of or interest on any Note, or reduce the principal amount thereof, the Interest Rate thereon or the Optional Redemption Price with respect thereto (other than any adjustment to any amortization schedule in any
Series Supplement in connection with a partial prepayment of the related Series and Class of Notes), change the provisions of this Indenture relating to the application of collections on, or the proceeds of the sale of, the Collateral to payment of principal of or interest on the Notes, or change any place of payment where, or the coin or currency in which, any Note or the interest thereon is payable, or impair the right to institute suit for the enforcement of the provisions of this Indenture requiring the application of funds available therefor, as provided in Article V, to the payment of any such amount due on the Notes on

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or after the respective due dates thereof (or, in the case of redemption, on or after the Redemption Date);
(ii)reduce the percentage needed of the Majority
Noteholders, the Controlling Class, the consent of the Holders of which is required for any such supplemental indenture, the consent of the Holders of which is required for any waiver of compliance with certain provisions of this
Indenture or certain defaults hereunder and their consequences provided for in this Indenture, or the number of percentage of Noteholders required for any direction or action under the Basic Documents;
(iii)modify or alter the provisions of the provisos to the
definition of the term Outstanding;
(iv)modify or alter the definitions of the terms Affiliate,
Aggregate DSCR, Aggregate LTV, Available Funds, Basic
Documents, Excess Allocation Percentage, Controlling
Class, Default,
Event of Default, Liquidity Reserve Account Target Amount, Majority
Noteholders, Manager Termination Event, Material Event, Optional
Redemption Price, Permitted Disposition, Permitted Indebtedness,
Permitted Lien, Production Tracking Rate, PV-10, Rapid
Amortization Event, Reserve Report, Securitized Net Cash
Flow, Senior Diversion Event, Senior DSCR, Senior IO DSCR
or Senior LTV;
(v)reduce the percentage of the Majority Noteholders or
the Controlling Class required to direct the Indenture Trustee to direct the
Issuer to sell or liquidate the Collateral pursuant to Section 5.04;
(vi)modify any provision of this Section 9.02 except to
increase any percentage specified herein or to provide that certain additional provisions of this Indenture or the Basic Documents cannot be modified or waived without the consent of the Holder of each Outstanding Note affected thereby;
(vii)modify Section 8.06, Section 9.01 or Article XI, or
modify any of the provisions of this Indenture in such manner as to affect the calculation of the amount of any payment of interest or principal due on any
Note on any Payment Date (including the calculation of any of the individual components of such calculation) or to affect the rights of the Holders of Notes to the benefit of any provisions for the mandatory redemption of the Notes contained herein;
(viii)permit the creation of any lien ranking prior to or on a parity with the lien of this Indenture with respect to any part of the Collateral

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or, except as otherwise permitted or contemplated herein, terminate the lien of this Indenture on any property at any time subject hereto or deprive the Holder of any Note of the security provided by the lien of this Indenture; or
(ix)except as provided in Section 5.04(a)(v), modify any
provision to provide for the liquidation of the Assets when the proceeds of such sale would be insufficient to repay in full the Outstanding Principal Amount of the Notes and any outstanding obligations under the Hedge Agreements.
(y)without the consent of each Hedge Counterparty affected thereby:
(i)change the provisions of this Indenture relating to the
application of collections on, or the proceeds of the sale of, the Collateral to payment of amounts due and owing under any Hedge Agreement, or impair the right to institute suit for the enforcement of the provisions of this Indenture requiring the application of funds available therefor, as provided in Article V, to the payment of any such amount due and owing under any Hedge Agreement;
(ii)reduce the percentage of the aggregate mark-to-market
exposure under the Hedge Agreements the consent of the Hedge Counterparties of which is required for any such supplemental indenture, or the consent of which is required for any waiver of compliance with certain provisions of this
Indenture or certain defaults hereunder and their consequences provided for in this Indenture;
(iii)modify or alter the definitions of the terms Basic
Documents, Hedge Agreements, Hedge Counterparty, Hedge
Counterparty Rating Requirement, Hedge Counterparty Rights Agreement,
Majority Hedge Counterparties, or Secured Parties;
(iv)modify Section 2.10 (release of collateral), Section 2.13
(additional notes), Section 4.08 (existence), Section 4.19 (liens), Section 4.20
(asset sales), Section 4.27 (hedging requirements), Section 4.31 (amendments to basic documents), Section 8.04 (permitted dispositions, additional assets),
Section 8.06 (distributions), Section 9.02 (amendments with consent), Section
10.01 (redemptions), or Section 11.01 (satisfaction and discharge), in each case, in any way adverse to the Hedge Counterparties;
(v)permit the creation of any lien ranking prior to or on a
parity with the lien of this Indenture with respect to any part of the Collateral or, except as otherwise permitted or contemplated herein, terminate the lien of this Indenture on any property at any time subject hereto or deprive any Hedge
Counterparty of the security provided by the lien of this Indenture; or
(vi)except as provided in Section 5.4(a)(v), modify any
provision to provide for the liquidation of the Assets when the proceeds of such

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sale would be insufficient to repay in full the Outstanding Principal Amount of the Notes and any outstanding obligations under the Hedge Agreements.
Notwithstanding anything to the contrary in this Indenture, a Series Supplement entered into for the purpose of issuing Additional Notes the issuance of which complies with the provisions of Sections 2.07 and 2.13 shall not require the consent of any Noteholder or Hedge
Counterparty.
(b)The Indenture Trustee shall rely exclusively on an Officers Certificate of the
Issuer and an Opinion of Counsel to determine whether any such action would require the consent of the Majority Noteholders, the consent of all of the Noteholders or the consent of any Hedge
Counterparty. The Indenture Trustee shall not be liable for reliance on such Officers Certificate or Opinion of Counsel.
(c)Promptly after the execution by the Issuer, AgentCorp and the Indenture
Trustee of any supplemental indenture pursuant to this Section, the Indenture Trustee shall transmit to the Holders of the Notes, the Hedge Counterparties, the Back-up Manager and each Rating
Agency a notice (to be provided by the Issuer) setting forth in general terms the substance of such supplemental indenture and a copy of such supplemental indenture. Any failure of the Indenture
Trustee to transmit such notice, or any defect therein, shall not, however, in any way impair or affect the validity of any such supplemental indenture.
Section 9.03 Execution of Supplemental Indentures. In executing, or permitting the additional trusts created by, any supplemental indenture permitted by this
Article IX or the modification thereby of the trusts created by this Indenture, the Indenture
Trustee shall be provided with and, subject to Sections 6.01 and 6.02, shall be fully protected in relying upon, and no such supplemental indenture or amendment shall be effective unless the Issuer and the Indenture Trustee shall have first received, an Opinion of Counsel stating that the execution of such supplemental indenture (i) is authorized or permitted by this
Indenture and that all conditions precedent under this Indenture for the execution of the supplemental indenture have been complied with, (ii) will not cause the Issuer to become treated as an association that is taxable as a corporation, a publicly traded partnership that is taxable as a corporation or a taxable mortgage pool that is taxable as a corporation, in each case for U.S. federal income tax purposes, (iii) will not cause any of the Notes of any
Outstanding Series (other than those that are, at any time, held by any Section 385 Related
Party) that were characterized as indebtedness for U.S. federal income tax purposes, as of the applicable Closing Date, to be characterized as other than indebtedness for U.S. federal income tax purposes, and (iv) will not cause any of the Notes of any Outstanding Series to undergo a significant modification within the meaning of Treasury Regulations Section
1.1001-3, and, in the case of (ii) and (iii) above, which opinion may contain similar assumptions and qualifications as are contained in the Opinion of Counsel with respect to the tax treatment of the Notes delivered on the Initial Closing Date. The Indenture Trustee may,
but shall not be obligated to, enter into any such supplemental indenture that affects the
Indenture Trustees own rights, duties, liabilities or immunities under this Indenture or otherwise. The Indenture Trustee shall notify each Rating Agency of the execution of any

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supplemental indentures. In addition to the foregoing, no provision of this Indenture nor any other Basic Document nor any terms thereof may be amended, modified, supplemented or waived without the Back-up Manager's consent if such amendment, modification, supplement or waiver could reasonably be expected to increase the Back-up Managers duties, obligations or liabilities, or adversely affect the Back-up Managers rights, remedies, indemnifications protections or immunities under the Indenture or any other Basic Document. No such amendment, modification, supplement or waiver of any provision of the Indenture or the Basic
Documents shall be effective without the consent of the Back-up Manager.
Section 9.04 Effect of Supplemental Indenture. Upon the execution of any supplemental indenture pursuant to the provisions hereof, this Indenture shall be and shall be deemed to be modified and amended in accordance therewith with respect to the Notes affected thereby, and the respective rights, limitations of rights, obligations, duties, liabilities and immunities under this Indenture of the Indenture Trustee, the Issuer, the Hedge
Counterparties and the Holders of the Notes shall thereafter be determined, exercised and enforced hereunder subject in all respects to such modifications and amendments, and all the terms and conditions of any such supplemental indenture shall be and be deemed to be part of the terms and conditions of this Indenture for any and all purposes.
Section 9.05 Reference in Notes to Supplemental Indentures. If the Issuer or
the Indenture Trustee shall so determine, new Notes so modified as to conform, in the opinion of the Indenture Trustee and the Issuer, to any such supplemental indenture may be prepared and executed by the Issuer and authenticated and delivered by the Indenture Trustee in exchange for Outstanding Notes.
ARTICLE X
REDEMPTION OF NOTES
Section 10.01 Redemption. To the extent so provided in the related Series
Supplement, each Series of Notes will be subject to redemption in whole or, in connection with a Permitted Disposition or application of Excess Amounts, in part, at the direction of the
Issuer on any Payment Date (such date, a Redemption Date). If any Series of Outstanding
Notes, or some portion thereof, are to be redeemed pursuant to this Section, the Issuer shall furnish notice of such direction to the Indenture Trustee (with a copy to the Back-up Manager)
not later than ten (10) days prior to such Redemption Date and the Issuer shall deposit by
10:00 a.m. New York City time on the Redemption Date with the Indenture Trustee the
Optional Redemption Price of the Notes to be redeemed, whereupon all such Notes shall be due and payable on the Redemption Date upon the furnishing of a notice complying with
Section 10.02 to each Holder of the Notes.
Section 10.02 Form of Redemption Notice. Notice of redemption under
Section 10.01 shall be given by the Indenture Trustee by first-class mail, postage prepaid, mailed or transmitted by email or posted on its internet website or otherwise delivered not later than ten (10) days prior to the applicable Redemption Date (or within two (2) Business

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Days following receipt of the Issuers notice in Section 10.01 above, whichever is later) to each Noteholder affected thereby and each Hedge Counterparty, as of the close of business on the Record Date preceding the applicable Redemption Date, at such Holders address appearing in the Note Register. A copy of such notice will be provided to each Rating Agency and the Back-up Manager by the Indenture Trustee.
All notices of redemption shall state:
(a)the Redemption Date;
(b)the Optional Redemption Price;
(c)the Class or Classes of Notes to be redeemed; and
(d)the place where such Notes are to be surrendered for payment of the Optional
Redemption Price (which shall be the office or agency of the Issuer to be maintained as provided in Section 4.02).
Notice of redemption of the Notes shall be given by the Indenture Trustee in the name and at the expense of the Issuer. Failure to give notice of redemption, or any defect therein, to any Holder of any Note shall not impair or affect the validity of the redemption of any other
Note.
Notwithstanding the foregoing, the foregoing satisfaction and discharge of the
Indenture only applies to the Notes and the Noteholders subject to the terms in this Article X. The
Indenture shall not terminate and cease to be of further effect with respect to any of the Hedge
Counterparties or any of the Hedge Agreements until and unless all of the Hedge Agreements have terminated and all payments thereunder, including the termination value, have been paid in full.
Section 10.03 Notes Payable on Redemption Date. The Notes or portions thereof to be redeemed shall, following notice of redemption as required by Section 10.02, on the Redemption Date become due and payable at the Optional Redemption Price and (unless the Issuer shall default in the payment of the Optional Redemption Price) no interest shall accrue on the Optional Redemption Price for any period after the date to which accrued interest is calculated for purposes of calculating the Optional Redemption Price. On or before such Redemption Date (but in any event no later than 10:00 a.m. (New York City time) on the Redemption Date), Issuer shall cause the aggregate Optional Redemption Price to be deposited to the Collection Account, and such amount shall be paid in accordance with
Section 8.06.
ARTICLE XI
SATISFACTION AND DISCHARGE
Section 11.01 Satisfaction and Discharge of Indenture. This Indenture shall

11
cease to be of further effect with respect to the Notes except as to (i) rights of registration of transfer and exchange, (ii) substitution of mutilated, destroyed, lost or stolen Notes, (iii) rights of  Noteholders  to  receive  payments  of  principal  thereof  and  interest  thereon,
(iv) Sections 4.01, 4.02, 4.03, 4.04, 4.08, 4.14 and 4.18, (v) the rights, obligations and immunities of the Indenture Trustee hereunder (including the rights of the Indenture Trustee under Section 6.07 and the obligations of the Indenture Trustee under Section 11.02) and
(vi) the rights of Noteholders as beneficiaries hereof with respect to the property so deposited with the Indenture Trustee payable to all or any of them, and the Indenture Trustee, on demand

11
of and at the expense of the Issuer, shall execute proper instruments acknowledging satisfaction and discharge of this Indenture with respect to the Notes, when:
(A)either:
(1)all Notes theretofore authenticated and delivered (other than
(i) Notes that have been destroyed, lost or stolen and that have been replaced or paid as provided in Section 2.06 and (ii) Notes for whose payment money has theretofore been deposited in trust or segregated and held in trust by the
Issuer and thereafter repaid to the Issuer or discharged from such trust, as provided in Section 4.03) have been delivered to the Indenture Trustee for cancellation; or
(2)all Notes not theretofore delivered to the Indenture Trustee for cancellation:
(I)have become due and payable, or
(II)are to be called for redemption within one year under
arrangements satisfactory to the Indenture Trustee for the giving of notice of redemption by the Indenture Trustee in the name, and at the expense, of the Issuer,
and the Issuer, in the case of (I) or (II) above, has irrevocably deposited or caused to be irrevocably deposited with the Indenture
Trustee cash or direct obligations of or obligations guaranteed by the United States of America (which will mature prior to the date such amounts are payable), in trust for such purpose, in an amount sufficient to pay and discharge the entire indebtedness on such Notes not theretofore delivered to the Indenture Trustee for cancellation when due to the applicable Legal Final Maturity Date or
Redemption Date (if Notes shall have been called for redemption pursuant to Section 10.01), as the case may be;
(B)the Issuer has paid or caused to be paid all other sums payable by the Issuer hereunder and under each other Basic Document; and
(C)the Issuer has delivered to the Indenture Trustee an Officers
Certificate, an Opinion of Counsel and, each meeting the applicable requirements of Section 12.01(a) and, subject to Section 12.02, each stating that all conditions precedent herein provided for relating to the satisfaction and discharge of this Indenture have been complied with.
Notwithstanding the foregoing, the foregoing satisfaction and discharge of the Indenture only applies to the Notes and the Noteholders subject to the terms in this Article XI. The Indenture shall not terminate and cease to be of further effect with respect to any of the Hedge Counterparties

11
or any of the Hedge Agreements until and unless all of the Hedging Transactions have terminated and all payments under the Hedge Agreements, including the termination value, have been paid in

11
full. At any time that all Notes are no longer Outstanding, the Hedge Counterparties shall be entitled to exercise any rights and remedies set forth herein and in the Basic Documents otherwise afforded to the Noteholders or Majority Noteholders.
Section 11.02 Application of Trust Money. All monies deposited with the
Indenture Trustee pursuant to Section 11.01 hereof shall be held on behalf of the Noteholders and applied by it, in accordance with the provisions of the Notes and this Indenture, to the payment, either directly or through any Paying Agent, as the Indenture Trustee may determine, (i) to the Holders of the particular Notes for the payment or redemption of which such monies have been deposited with the Indenture Trustee, of all sums due and to become due thereon for principal and interest and (ii) to each Hedge Counterparty, of all sums, if any, due or to become due to such Hedge Counterparty under and in accordance with the Hedge
Agreements; but such monies need not be segregated from other funds except to the extent required herein or in the Management Services Agreement or required by Law.
Section 11.03 Repayment of Monies Held by Paying Agent. In connection with the satisfaction and discharge of this Indenture with respect to the Notes, all monies then held by any Paying Agent other than the Indenture Trustee under the provisions of this
Indenture with respect to such Notes shall, upon demand of the Issuer, be paid to the Indenture
Trustee to be held and applied according to Section 4.03 and thereupon such Paying Agent shall be released from all further liability with respect to such monies.
ARTICLE XII
MISCELLANEOUS
Section 12.01 Compliance Certificates and Opinions, etc.
(a)Upon any application or request by the Issuer to the Indenture Trustee to take any action under any provision of this Indenture, the Issuer shall furnish to the Indenture Trustee
(i) an Officers Certificate stating that all conditions precedent, if any, provided for in this
Indenture relating to the proposed action have been complied with, and (ii) an Opinion of Counsel stating that in the opinion of such counsel all such conditions precedent, if any, have been complied with, except that, in the case of any such application or request as to which the furnishing of such documents is specifically required by any provision of this Indenture, no additional certificate or opinion need be furnished.
Every certificate or opinion with respect to compliance with a condition or covenant provided for in this Indenture shall include:
(1)a statement that each signatory of such certificate or opinion has read or has caused to be read such covenant or condition and the definitions herein relating thereto;

11
(2)a brief statement as to the nature and scope of the examination or investigation upon which the statements or opinions contained in such certificate or opinion are based;
(3)a statement that, in the opinion of each such signatory, such signatory has made such examination or investigation as is necessary to enable such signatory to express an informed opinion as to whether or not such covenant or condition has been complied with; and
(4)a statement as to whether, in the opinion of each such signatory, such condition or covenant has been complied with.
Section 12.02 Form of Documents Delivered to Indenture Trustee. In any case where several matters are required to be certified by, or covered by an opinion of, any specified Person, it is not necessary that all such matters be certified by, or covered by the opinion of, only one such Person, or that they be so certified or covered by only one document, but one such Person may certify or give an opinion with respect to some matters and one or more other such Persons as to other matters, and any such Person may certify or give an opinion as to such matters in one or several documents.
Any certificate or opinion of an authorized officer of the Issuer may be based, insofar as it relates to legal matters, upon a certificate or opinion of, or representations by, counsel, unless such officer knows, or in the exercise of reasonable care should know, that the certificate or opinion or representations with respect to the matters upon which such officers certificate or opinion is based are erroneous. Any such certificate of an authorized officer or Opinion of Counsel may be based, insofar as it relates to factual matters, upon a certificate or opinion of, or representations by, an officer or officers of the Manager or the Issuer, stating that the information with respect to such factual matters is in the possession of the Manager or the Issuer, unless such counsel knows, or in the exercise of reasonable care should know, that the certificate or opinion or representations with respect to such matters are erroneous.
Where any Person is required to make, give or execute two or more applications, requests, consents, certificates, statements, opinions or other instruments under this Indenture, they may, but need not, be consolidated and form one instrument.
Whenever in this Indenture, in connection with any application or certificate or report to the Indenture Trustee, it is provided that the Issuer shall deliver any document as a condition of the granting of such application, or as evidence of the Issuers compliance with any term hereof, it is intended that the truth and accuracy, at the time of the granting of such application or at the effective date of such certificate or report (as the case may be), of the facts and opinions stated in such document shall in such case be conditions precedent to the right of the Issuer to have such application granted or to the sufficiency of such certificate or report. The foregoing shall not, however, be construed to affect the Indenture Trustees right to rely upon the truth and accuracy of any statement or opinion contained in any such document as provided in Article VI.
Section 12.03 Acts of Noteholders.

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(a)Any request, demand, authorization, direction, notice, consent, waiver or other action provided by this Indenture to be given or taken by Noteholders may be embodied in and evidenced by one or more instruments of substantially similar tenor signed by such Noteholders in person or by agents duly appointed in writing; and except as herein otherwise expressly provided such action shall become effective when such instrument or instruments are delivered to the
Indenture Trustee and, where it is hereby expressly required, to the Issuer. Such instrument or instruments (and the action embodied therein and evidenced thereby) are herein sometimes referred to as the Act of the Noteholders signing such instrument or instruments. Proof of execution of any such instrument or of a writing appointing any such agent shall be sufficient for any purpose of this Indenture and (subject to Section 6.01) conclusive in favor of the Indenture
Trustee and the Issuer, if made in the manner provided in this Section.
(b)The fact and date of the execution by any person of any such instrument or writing may be proved in any manner that the Indenture Trustee deems sufficient.
(c)The ownership of Notes shall be proved by the Note Register.
(d)Any request, demand, authorization, direction, notice, consent, waiver or other action by the Holder of any Notes shall bind the Holder of every Note issued upon the registration thereof or in exchange therefor or in lieu thereof, in respect of anything done, omitted or suffered to be done by the Indenture Trustee or the Issuer in reliance thereon, whether or not notation of such action is made upon such Note.
Section 12.04 Notices, etc., to Indenture Trustee and Issuer. Any request, demand, authorization, direction, notice, consent, waiver or act of Noteholders or Hedge
Counterparties or other documents provided or permitted by this Indenture shall be in writing and if such request, demand, authorization, direction, notice, consent, waiver or act of
Noteholders or Hedge Counterparties is to be made upon, given or furnished to or filed with:
(i)the Indenture Trustee by any Noteholder or by the
Issuer or by any Hedge Counterparty shall be sufficient for every purpose hereunder if made, given, furnished or filed in writing (which may be made via e-mail transmission, pdf or overnight delivery) to or with a Responsible
Officer of the Indenture Trustee at its Corporate Trust Office, or
(ii)any Restricted Party by the Indenture Trustee or by any
Noteholder or by any Hedge Counterparty shall be sufficient for every purpose hereunder if in writing and sent by e-mail, in each case with a copy to follow via first-class mail, postage prepaid to the Issuer (c/o each other Restricted
Party, as applicable) addressed to: MNR ABS ISSUER I, LLC, at 1000 Main
Street, Suite 2900, Houston, TX 77002, Attention: General Counsel, E-mail:
legal.confidential@mavresources.com with a copy to Kirkland & Ellis LLP,
609 Main Street, Suite 4500, Houston, Texas 77009, Attention: Chad M. Smith,
P.C.  and  Isaac  Bate,  E-mail:chad.smith@kirkland.com and
isaac.bate@kirkland.com, or at any other address previously furnished in

11
writing to the Indenture Trustee by the Issuer or the Manager. The Issuer shall promptly transmit any notice received by it from the Noteholders to the
Indenture Trustee.
(iii)the Manager by the Indenture Trustee, by the Issuer, or
by any Noteholder or any Hedge Counterparty shall be sufficient for every purpose hereunder if in writing and sent by facsimile or e-mail, in each case with a copy to follow via first-class mail, postage prepaid to the Issuer addressed to: Maverick Natural Resources II, LLC, at 1000 Main Street, Suite 2900,
Houston,  TX  77002,  Attention:General Counsel, E-mail:
legal.confidential@mavresources.com with a copy to Kirkland & Ellis LLP,
609 Main Street, Suite 4500, Houston, Texas 77009, Attention: Chad M. Smith,
P.C.  and  Isaac  Bate,  E-mail:chad.smith@kirkland.com and
isaac.bate@kirkland.com, or at any other address previously furnished in writing to the Indenture Trustee by the Manager. The Manager shall promptly transmit any notice received by it from the Noteholders to the Indenture Trustee.
The Issuers obligation to deliver or provide any demand, delivery, notice, communication or instruction to any Person shall be satisfied by the Issuer making such demand, delivery, notice, communication or instruction and posting such demand, delivery, notice, communication or instruction to the Indenture Trustees investor reporting website, or such other website or distribution service or provider as the Issuer shall designate by written notice to the other parties; provided, that any demand, delivery, notice, communication or instruction to the Indenture
Trustee shall be provided at its Corporate Trust Office in accordance with Section 12.04(i) hereof.
The Indenture Trustee shall promptly transmit (which may be via electronic mail)
or make available on the Indenture Trustees investor reporting website any material notice received by it from the Noteholders to the Issuer, the Hedge Counterparties, the Back-up Manager
and the Manager.
Section 12.05 Notices to Noteholders; Notices to Hedge Counterparties;
Waiver.
(a)Where this Indenture provides for notice to Noteholders of any event, such notice shall be sufficiently given (unless otherwise herein expressly provided) if posted to the
Indenture Trustees investor reporting website, by electronic transmission or in writing and mailed, first-class, postage prepaid to each Noteholder affected by such event, at such Holders address as it appears on the Note Register, not later than the latest date, and not earlier than the earliest date, prescribed for the giving of such notice. In any case where notice to Noteholders is given by mail, neither the failure to mail such notice nor any defect in any notice so mailed to any particular
Noteholder shall affect the sufficiency of such notice with respect to other Noteholders, and any notice that is mailed in the manner herein provided shall conclusively be presumed to have been duly given.

11
(b)Where this Indenture provides for notice to Hedge Counterparties of any event, such notice shall be sufficiently given (unless otherwise herein expressly provided) if posted to the
Indenture Trustees investor reporting website, by electronic transmission or in writing and mailed, first-class, postage prepaid to each Hedge Counterparty affected by such event, at such Hedge
Counterpartys address as it appears in the Hedge Agreement to which such Hedge Counterparty is a party, not later than the latest date, and not earlier than the earliest date, prescribed for the giving of such notice. In any case where notice to Hedge Counterparties is given by mail, neither the failure to mail such notice nor any defect in any notice so mailed to any particular Hedge
Counterparties shall affect the sufficiency of such notice with respect to other Hedge
Counterparties, and any notice that is mailed in the manner herein provided shall conclusively be presumed to have been duly given.
Where this Indenture provides for notice in any manner, such notice may be waived in writing by any Person entitled to receive such notice, either before or after the event, and such waiver shall be the equivalent of such notice.
In case, by reason of the suspension of regular mail service as a result of a strike, work stoppage or similar activity, it shall be impractical to mail notice of any event to Noteholders when such notice is required to be given pursuant to any provision of this Indenture, then any manner of giving such notice as shall be satisfactory to the Indenture Trustee shall be deemed to be a sufficient giving of such notice.
Whenever an action is required to be taken by the Majority Noteholders under the terms of any of the Basic Documents, the Issuer shall promptly deliver to the Indenture Trustee
(and shall comply with the reasonable requests of the Back-up Manager to so deliver) a request for approval setting forth such action, and the Indenture Trustee shall provide the Noteholders with a copy of such request pursuant to the provisions of this Section 12.05, soliciting such consent. The
Indenture Trustee shall provide the Back-up Manager and the Issuer with the approval of the
Majority Noteholders promptly after receipt thereof. If the Indenture Trustee has not received consent of the Majority Noteholders within thirty (30) days of soliciting such consent, it shall promptly notify the Back-up Manager and Issuer of such failure to receive consent by such date.
Section 12.06 Alternate Payment and Notice Provisions. Notwithstanding any
provision of this Indenture or any of the Notes to the contrary, the Issuer may enter into any agreement with any Holder of a Note providing for a method of payment, or notice by the
Indenture Trustee or any Paying Agent to such Holder, that is different from the methods provided for in this Indenture for such payments or notices. The Issuer will furnish to the
Indenture Trustee a copy of each such agreement and the Indenture Trustee will cause payments to be made and notices to be given in accordance with such agreements.
Section 12.07 Effect of Headings and Table of Contents. The Article and
Section headings herein and the Table of Contents are for convenience only and shall not affect the construction hereof.
Section 12.08 Successors and Assigns. All covenants and agreements in this
Indenture and the Notes by the Issuer shall bind its successors and assigns, whether so

11
expressed or not. All agreements of the Indenture Trustee in this Indenture shall bind its successors, co-trustees and agents.
Section 12.09 Severability. In case any provision in this Indenture or in the
Notes shall be invalid, illegal or unenforceable, the validity, legality and enforceability of the remaining provisions shall not in any way be affected or impaired thereby.
Section 12.10 Benefits of Indenture. Nothing in this Indenture or in the Notes, express or implied, shall give to any Person, other than the parties hereto and their successors hereunder, and the Noteholders, each Hedge Counterparty and any other party secured hereunder, and any other Person with an ownership interest in any part of the Collateral, any benefit or any legal or equitable right, remedy or claim under this Indenture. Each Hedge
Counterparty and the Back-up Manager shall be a third-party beneficiary to this Indenture, but only to the extent this it has any rights expressly specified herein. The Issuer hereby assigns to the Indenture Trustee the representations, warranties, covenants and agreements of which the Issuer is a beneficiary, including the right to enforce all such representations, warranties, covenants and agreements directly against the maker thereof.
Section 12.11 Legal Holidays. In any case where the date on which any payment is due shall not be a Business Day, then notwithstanding any other provision of the
Notes or this Indenture, but subject to any provision for a particular Series set forth in the related Series Supplement, payment need not be made on such date, but may be made on the next succeeding Business Day with the same force and effect as if made on the date on which nominally due, and no additional interest with respect to the amount due on the related
Payment Date shall accrue for the period from and after any such nominal date.
Section 12.12 GOVERNING LAW; CONSENT TO JURISDICTION. THIS
INDENTURE SHALL BE CONSTRUED IN ACCORDANCE WITH THE LAWS OF THE
STATE OF NEW YORK, WITHOUT REGARD TO ANY OTHERWISE APPLICABLE
CONFLICT OF LAW PROVISIONS (OTHER THAN SECTION 5-1401 OF THE NEW
YORK GENERAL OBLIGATIONS LAW), AND THE OBLIGATIONS, RIGHTS AND
REMEDIES OF THE PARTIES HEREUNDER SHALL BE DETERMINED IN
ACCORDANCE WITH SUCH LAWS; PROVIDED THAT ANY MATTERS THAT
RELATE TO REAL PROPERTY SHALL BE GOVERNED BY THE LAWS OF THE
STATE WHERE SUCH PROPERTY IS LOCATED. EACH PARTY TO THIS
INDENTURE AND EACH NOTEHOLDER BY PURCHASING A NOTE AND EACH
HEDGE COUNTERPARTY SUBMITS FOR ITSELF AND ITS PROPERTY IN ANY
LEGAL ACTION OR PROCEEDING RELATING TO THIS INDENTURE, OR FOR
RECOGNITION AND ENFORCEMENT OF ANY JUDGMENT IN RESPECT THEREOF,
TO THE NON-EXCLUSIVE GENERAL JURISDICTION OF THE COURTS OF THE
STATE OF NEW YORK SITTING IN NEW YORK COUNTY, THE COURTS OF THE
UNITED STATES FOR THE SOUTHERN DISTRICT OF NEW YORK, AND
APPELLATE COURTS FROM ANY THEREOF. EACH PARTY (a) CONSENTS TO
SUBMIT ITSELF TO THE PERSONAL JURISDICTION OF SUCH COURTS FOR SUCH
ACTIONS OR PROCEEDINGS, (b) AGREES THAT IT WILL NOT ATTEMPT TO DENY
OR DEFEAT SUCH PERSONAL JURISDICTION BY MOTION OR OTHER REQUEST

11
FOR LEAVE FROM ANY SUCH COURT, AND (c) AGREES THAT IT WILL NOT
BRING ANY SUCH ACTION OR PROCEEDING IN ANY COURT OTHER THAN SUCH
COURTS. EACH PARTY ACCEPTS FOR ITSELF AND IN CONNECTION WITH ITS
PROPERTIES, GENERALLY AND UNCONDITIONALLY, THE EXCLUSIVE AND
IRREVOCABLE JURISDICTION AND VENUE OF THE AFORESAID COURTS AND
WAIVES ANY DEFENSE OF FORUM NON CONVENIENS, AND IRREVOCABLY
AGREES TO BE BOUND BY ANY NON-APPEALABLE JUDGMENT RENDERED
THEREBY IN CONNECTION WITH SUCH ACTIONS OR PROCEEDINGS. A COPY
OF ANY SERVICE OF PROCESS SERVED UPON THE PARTIES SHALL BE MAILED
BY REGISTERED MAIL TO THE RESPECTIVE PARTY EXCEPT THAT, UNLESS
OTHERWISE PROVIDED BY APPLICABLE LAW, ANY FAILURE TO MAIL SUCH
COPY SHALL NOT AFFECT THE VALIDITY OF SERVICE OF PROCESS. IF ANY
AGENT APPOINTED BY A PARTY REFUSES TO ACCEPT SERVICE, EACH PARTY
AGREES THAT SERVICE UPON THE APPROPRIATE PARTY BY REGISTERED
MAIL SHALL CONSTITUTE SUFFICIENT SERVICE. NOTHING HEREIN SHALL
AFFECT THE RIGHT OF A PARTY TO SERVE PROCESS IN ANY OTHER MANNER
PERMITTED BY LAW.
Section 12.13 Counterparts; Electronic Execution. This Indenture and any
Series Supplement may be executed in any number of counterparts, each of which so executed shall be deemed to be an original, but all such counterparts shall together constitute but one and the same instrument. Delivery of an executed counterpart of a signature page of this
Indenture or any Series Supplement by telecopy, e-mail, pdf or any other electronic means
(e.g., Docusign or tif) shall be effective as delivery of a manually executed counterpart of this Indenture or such Series Supplement. The
words delivery, execute, execution,
signed, signature and words of like import in any document executed in connection herewith shall be deemed to include electronic signatures, the electronic matching of assignment terms and contract formations on electronic platforms or the keeping of records in electronic form, each of which shall be of the same legal effect, validity or enforceability as a manually executed signature, physical delivery thereof or the use of a paper-based recordkeeping system, as the case may be, to the extent and as provided for in any applicable law, including the Federal Electronic Signatures in Global and National Commerce Act, the
New York State Electronic Signatures and Records Act or any other similar state laws based on the Uniform Electronic Transactions Act; provided, that notwithstanding anything contained herein to the contrary, the parties hereto are under no obligation to agree to accept electronic signatures in any form or in any format unless expressly agreed to by the parties hereto pursuant to procedures approved by the parties hereto; provided, further, that without limiting the foregoing, upon the request of any party hereto, any electronic signature shall be promptly followed by a manually executed counterpart. The Issuer agrees to notify the
Indenture Trustee in writing of which electronic signature service it is using in connection with any document delivered to the Indenture Trustee utilizing an electronic signature and to assume all risks arising out of the use electronic signatures and electronic methods to submit communications to the Indenture Trustee, including without limitation the risk of the

12
Indenture Trustee acting on unauthorized instructions, and the risk of interception and misuse by third parties.
Section 12.14 Recording of Indenture. If this Indenture is subject to recording in any appropriate public recording offices, such recording is to be effected by the Issuer and at its expense accompanied by an Opinion of Counsel to the effect that such recording is necessary either for the protection of the Noteholders or any other Person secured hereunder or for the enforcement of any right or remedy granted to the Indenture Trustee under this
Indenture.
Section 12.15 No Petition. The Indenture Trustee, by entering into this
Indenture, each Noteholder, by accepting a Note, and each Note Owner, by accepting an
Ownership Interest in a Global Note, hereby covenant and agree that they will not at any time institute against the Issuer or Holdings, or join in any institution against the Issuer or Holdings of, any involuntary bankruptcy, reorganization, arrangement, insolvency or liquidation proceedings, or other proceedings under any United States federal or state bankruptcy or similar law, in connection with any obligations relating to this Indenture, any Series
Supplement, the Notes or any of the other Basic Documents.
Section 12.16 Waiver of Jury Trial. EACH OF THE ISSUER,
AGENTCORP, EACH NOTEHOLDER AND THE INDENTURE TRUSTEE HEREBY
IRREVOCABLY WAIVES, TO THE FULLEST EXTENT PERMITTED BY
APPLICABLE LAW, ANY AND ALL RIGHT TO TRIAL BY JURY IN ANY LEGAL
PROCEEDING ARISING OUT OF OR RELATING TO THIS INDENTURE, ANY SERIES
SUPPLEMENT, THE NOTES OR THE TRANSACTIONS CONTEMPLATED HEREBY.
Section 12.17 Rating Agency Notice.
In addition to the information and reports specifically required to be provided to each Rating Agency pursuant to the terms of this Indenture, the Issuer shall, upon written request, provide to each Rating Agency all information or reports delivered to the Indenture Trustee hereunder and such additional information as each Rating Agency may from time to time reasonably request. Any request, demand, authorization, direction, order, notice, consent, waiver or act of the Noteholders or other documents provided or permitted by this Indenture, to be made upon, given or furnished to, or filed with each Rating Agency shall be sufficient for every purpose hereunder (unless otherwise herein expressly provided) if in writing to the applicable Rating
Agency Contact.
Section 12.18 [Reserved].
Section 12.19 Extinguishment of Obligations.
Notwithstanding any other provision of this Indenture or any Series Supplement, the obligations of each Restricted Party under the Notes, this Indenture and each Series Supplement are limited recourse obligations of such Restricted Party payable solely from the Collateral. Other than in connection with activities that constitute fraud, no recourse shall be had against any officer,

12
director, employee, shareholder, authorized person or incorporator of the Restricted Parties or any of their respective Affiliates, or their respective successors or assigns for any amounts payable under the Notes, this Indenture or any Series Supplement, except as provided in the Guarantee and
Security Agreement. It is understood that the foregoing provisions of this paragraph shall not
(i) prevent recourse to the Collateral for the sums due or to become due under any security, instrument or agreement which is part of the Collateral or (ii) constitute a waiver, release or discharge of any indebtedness or obligation evidenced by the Notes or secured by this Indenture until such Collateral has been realized. It is further understood that the foregoing provisions of this paragraph shall not limit the right of any Person to name any Restricted Party as a party defendant in any proceeding or in the exercise of any other remedy under the Notes, this Indenture or any
Series Supplement, so long as no judgment in the nature of a deficiency judgment or seeking personal liability shall be asked for or (if obtained) enforced against any such Person.
Section 12.20 Agency Agreement Acknowledgment.
Notwithstanding anything to the contrary in this Indenture, pursuant to the Agency
Agreement, (a) AgentCorp, as the agent and nominee of Issuer, holds legal title to certain
Collateral, including the portion of the Collateral that constitute interests in federal leases (the
Federal Lease Assets) solely for the benefit of Issuer and (b) AgentCorp (in its capacity as agent and nominee of the Issuer) is providing a guarantee with respect to the Notes for which the Federal
Lease Assets serve as Collateral.
[SIGNATURE PAGES FOLLOW]

Indenture (Maverick AHS)
IN WITNESS WHEREOF, the Issuer, AgentCorp, the Indenture Trustee and the
Securities Intermediary have caused this Indenture to be duly executed by their respective officers, thereunto duly authorized all as of the day and year first above written.
MNR ABS ISSUER I, LLC
/s/ John M. Brawley
Name: John M. Brawley
Title:Executive Vice President and
Chief Financial Officer
MNR ABS AGE  T CORP.
By: /s/ John M. Brawley
Name: John M. Brawley
Title: Executive Vice President and Chief
Financial Officer
UMB BANK, N.A.,
not in its individual capacity but solely as Indenture
Trustee, Note Registrar, Paying Agent and Securities
Intermediary
By:
Name: Michele Yoon
Title:Vice President

Indenture (Maverick ABS)
IN WITNESS WHEREOF, the Issuer, AgentCorp, the Indenture Trustee and the
Securities Intermediary have caused this Indenture to be duly executed by their respective officers, thereunto duly authorized, all as of the day and year first above written.
MNR ABS ISSUER I, LLC
By:
Name: John M. Brawley
Title: Executive Vice President and
Chief Financial Officer
MNR ABS AGENT CORP.
By:
Name: John M. Brawley
Title: Executive Vice President and
Chief Financial Officer
UMB BANK, N.A.,
not in its individual capacity but solely as Indenture
Trustee, Note Registrar, Paying Agent and
Securities Intermediary
By:/s/ Michele Voon
Name: Michele Voon
Title:  Vice President

App. A-2
APPENDIX A
PART I - DEFINITIONS
All terms used in this Appendix shall have the defined meanings set forth in this Part I when used in the Basic Documents, unless otherwise defined therein.
Accredited Investor has the meaning specified in Exhibit B of the Indenture.
Act of the Noteholders has the meaning specified in Section 12.03(a) of the Indenture.
Additional Asset means any asset acquired by the Issuer after the Initial Closing Date in accordance with Section 8.04(d) of the Indenture. For the avoidance of doubt, for any purposes in the Indenture where value is ascribed to any Additional Assets as of their transfer to the Issuer, such Additional Assets shall be given the PV-10 value assigned to them pursuant to the applicable reserve report delivered under the Asset Purchase Agreement with respect to their transfer to the
Issuer.
Additional Interest Election has the meaning specified in the Management Services
Agreement.
Additional Notes has the meaning specified in Section 2.13 of the Indenture.
Additional Seller means any Subsidiary of the Parent that becomes a party to the Asset
Purchase Agreement as a seller after the Initial Closing Date.
Administrative Expenses means, with respect to any Payment Date, the unpaid expenses of the Restricted Parties consisting of out-of-pocket costs and expenses and indemnification amounts payable or reimbursable pursuant to the Basic Documents to the Indenture Trustee, the
Manager, any Rating Agency, the Back-Up Manager, the Class Representative of the Controlling
Class and any independent director and any third-party service provider to the Issuer (including, without limitation, insurance premiums related to the Collateral), but not including any fees payable or expenses reimbursable to any third party (other than insurance premiums related to the
Collateral) in relation to the operation of the Oil & Gas Portfolio or transportation or marketing of
Hydrocarbons therefrom.
AFE means, any proposal regarding joint operations, proposed Wells costs, Well elections, or requests for authorization for expenditure, including capital expenditures (as such term is defined in accordance with GAAP), in each case, pursuant to the terms of the applicable operating, unitization, or communitization agreements or pooling orders.
AFE Additional Interests means, with respect to any AFE Operation in which the
Manager, on behalf of the Restricted Parties, has made an Additional Interest Election, the ownership interests acquired by the Restricted Parties as a result of participating in such AFE
Operation.
AFE Operations has the meaning specified in the Management Services Agreement.

App. A-3
Affiliate means, with respect to any specified Person, any other Person Controlling or
Controlled by or under common control with such specified Person. With respect to the Restricted
Parties, this definition shall exclude the Independent Manager or Independent Director (as the case may be), such Persons Affiliates and any other special-purpose vehicle to which the Independent
Manager or Independent Director (as applicable) is or will be providing administrative services, as a result solely of the Independent Manager or Independent Director (as applicable) acting in such capacity or capacities.
Agency Agreement means that certain Agency Agreement, dated as of the Initial Closing
Date, among MNR, as tax owner, the Issuer, as principal, and AgentCorp, as agent, as amended, restated supplemented or otherwise modified from time to time.
AgentCorp means MNR ABS Agent Corp., a Delaware corporation.
Aggregate DSCR means, with respect to any Quarterly Determination Date beginning with the Quarterly Determination Date occurring in June 2024, an amount equal to the quotient of
(a) the aggregate Securitized Net Cash Flow with respect to the six (6) immediately preceding
Collection Periods, divided by (b) the sum of (i) without duplication, the aggregate Note Interest on the Notes of each Class and Series for each of such six (6) immediately preceding Payment
Dates and any unpaid interest on such Notes as of the Payment Date six (6) months prior to such
Quarterly Determination Date plus (ii) the aggregate Principal Distribution Amount for the Notes of each Class and Series for each of such six (6) immediately preceding Payment Dates plus (iii)
any unpaid Principal Distribution Amounts for the Notes of each Class and Series as of the
Payment Date six (6) months prior to such Quarterly Payment Date. The calculation of the
Aggregate DSCR shall include Additional Assets and Additional Notes beginning with the first
Quarterly Determination Date after the date of the acquisition of such Additional Assets or issuance of such Additional Notes. During the period which the Additional Assets have been owned by the Issuer for fewer than six (6) Collection Periods or the Additional Notes have been outstanding for fewer than six (6) Collection Periods, such calculation will include the Additional
Assets and Additional Notes from the related Effective Time and the Closing Date, respectively, as applicable.
Aggregate LTV means, with respect to each Semi-Annual Determination Date, beginning with the Semi-Annual Determination Date in December 2024, will be an amount equal to (a) the excess of (x) the aggregate Outstanding Principal Balance of the Notes (net of any then-
existing receivables, to the extent they have reduced the PV-10) as of such date of determination over (y) the amount then on deposit in the Collection Account divided by (b) the PV-10 as of such date of determination less any Excess Concentration Amounts. The Aggregate LTV shall be determined on an semi-annual basis; provided that if the PV-10 shall have been re-calculated subsequent to the most recent semi-annual determination thereof as a result of the Manager having obtained an updated Reserve Report prior to any otherwise scheduled semi-annual updated
Reserve Report (as described in the definition of PV-10 below), then the Aggregate LTV shall be re-calculated giving effect to such re-calculation of the PV-10 and on the basis of the then current amounts specified in the preceding clause (a).
Annual Determination Date means the Payment Determination Date in the month of
December, beginning in December 2024.

App. A-4
Annual Period means (i) initially, the period from (and including) the Initial Closing
Date to (but excluding) the first Annual Determination Date and (ii) thereafter, each successive period from and including any Annual Determination Date to (but excluding) the immediately succeeding Annual Determination Date; provided, that with respect to any Annual Period that is less than twelve (12) calendar months, any numerical limitations associated with such Annual
Period shall be prorated.
Anti-Corruption Laws means any law or regulation in any U.S. or relevant non-U.S.
jurisdiction regarding bribery or any other corrupt activity, including the U.S. Foreign Corrupt
Practices Act of 1977 and the U.K. Bribery Act 2010.
Anti-Money Laundering Laws means any law or regulation in any U.S. or relevant non-
U.S. jurisdiction regarding money laundering, drug trafficking, terrorist-related activities or other money laundering predicate crimes, including the U.S. Currency and Foreign Transactions
Reporting Act of 1970 (otherwise known as the Bank Secrecy Act) and the USA PATRIOT Act.
APA Reserve Report means that certain Initial Reserve Report dated on or about October
26, 2023, prepared by Cinco Energy Management Group with respect to the Initial Assets, and
(ii) the Reserve Report delivered with the applicable Joinder Supplement, with respect to any
Additional Asset.
Applicable Payment Priority means the following:
(a)each Class of Notes will be pari passu in right of payment of interest with other Notes of that Class, regardless of Series.
(b)other than during the continuance of an Event of Default, (i) Class A-1 Notes will be pari passu with other Class A-1 Notes and senior to other Class A Notes in right of payment of
Principal Distribution Amounts, and (ii) all Class A Notes will be pari passu in right of payment of Class A Excess Amortization Amounts and amounts paid pursuant to clause
(vii) of the Priority of Payments;
(c)other than during the continuance of an Event of Default, Notes of a Class from a Series with an earlier issuance date will be senior in right of payment of amounts other than interest to Notes of that Class from a Series with a later issuance date; and
(d)during the continuance of an Event of Default, each Class of Notes will be pari passu in right of payment of all amounts, including, for the avoidance of doubt, payments of interest, with other Notes of that Class, regardless of Series.
Applicable Procedures means, with respect to any transfer or transaction involving a
Regulation S Global Note or beneficial interest therein, the rules and procedures of the Depositary,
Euroclear and Clearstream, as the case may be, for such Global Note, in each case to the extent applicable to such transaction and as in effect from time to time.
Approval Percentage means, with respect to any action, waiver, consent or amendment under or with respect to any Basic Document, a faction, expressed as a percentage, (a) the numerator of which is the sum of the Outstanding Principal Amount of the Notes of all Noteholders

App. A-5
of the Controlling Class approving or consenting to such action, waiver, consent or amendment and (b) the denominator of which is the sum of the Voting Amounts for each Class of each Series of the Controlling Class.
Approved Area means (i) each of Hansford, Hemphill, Lipscomb, Ochiltree, Roberts and
Wheeler Counties, Texas, and Beckham, Custer, Ellis, Roger Mills, Washita and Woodward
Counties, Oklahoma, and (ii) each county directly adjacent to a county listed in clause (i).
Assets means the Initial Assets and any Additional Assets.
Asset Purchase Agreement means the Asset Purchase Agreement, dated as of the Initial
Closing Date, among the Issuer, AgentCorp, the Initial Sellers and each Additional Seller, as the same may be amended, supplemented or otherwise modified from time to time in accordance with the terms thereof.
Assumed Liabilities has the meaning specified in the Asset Purchase Agreement.
AUP has the meaning specified in Section 7.01 of the Indenture.
Available Funds means, with respect to any Payment Date, (a) the amount of Collections received and deposited into the Operator Account in the related or any prior Collection Period related to the Production Month related to such Payment Date or any prior Production Month, net of expenses, and deposited in to and available for withdrawal from the Collection Account prior to the applicable Payment Determination Date and, without duplication, (b) the Liquidity Reserve
Draw Amount, (c) Liquidity Reserve Excess Amount, (d) any Equity Contribution Cure (in the
form of cash and available for distribution on the related Payment Date), (e) amounts transferred from the P&A Reserve Account to the Collection Account on the related Payment Determination
Date, (f) all Excess Amounts received by or released to the Issuer during the related Collection
Period, (g) all net proceeds of permitted Collateral dispositions (other than Required Hedge
Holdback Amounts until application thereof pursuant to Section 8.06), and (h) any amount retained on the preceding Payment Date in accordance with clause (xix) of the Priority of Payments.
Back-up Management Agreement means the Back-up Management Agreement, dated as of the Initial Closing Date, among the Issuer, the Manager, the Indenture Trustee and the Back-up
Manager, as the same may be amended, supplemented or otherwise modified from time to time in accordance with the terms thereof.
Back-up Management Fee means the fee payable to the Back-up Manager for services rendered during each Collection Period, determined pursuant to Section 4.1 of the Back-up
Management Agreement.
Back-up Manager means Opportune LLP, a Texas limited liability partnership, in its capacity as back-up manager under the Back-up Management Agreement, and any successor thereunder.
Barrel of Oil Equivalent or BOE means the volumetric equivalent of six Mcf of wellhead natural gas or one bbl of oil, natural gas liquids and condensates.

App. A-6
Basic Documents means the Indenture, each Series Supplement, the Notes, the Operating
Agreement (including the Gas Balancing Agreement), the Management Services Agreement, the
Back-Up Management Agreement, the Asset Purchase Agreement, the Issuer LLC Agreement, the
Holdings LLC Agreement, AgentCorps Organizational Documents, the Guarantee and Security
Agreement, the Agency Agreement, the Series 2023-1 Note Purchase Agreement, each other Note
Purchase Agreement, each Escrow Agreement, each Novation Agreement, each Hedge
Agreement, each Hedge Counterparty Rights Agreement, each Deposit Account Control
Agreement, each Mortgage, each Precautionary Mortgage, the Instruments of Conveyance, the
Crude Handling Agreement, the Gas Transportation Agreement and other documents and certificates delivered in connection therewith.
Benefit Plan Investor means an employee benefit plan as defined in Section 3(3) of the
ERISA, that is subject to Title I of ERISA, a plan as defined in and subject to Section 4975 of the Code or an entity deemed to hold plan assets of the foregoing.
Blocked Person means (a) any Person who is designated on an Economic Sanctions
Laws-related list of designated Persons maintained by the United States, the United Nations
Security Council, the European Union, any Member State of the European Union, or the United
Kingdom (including, without limitation, the list of Specially Designated Nationals and Blocked
Persons published by OFAC), (b) any Person operating, located, organized or resident in, a
Sanctioned Jurisdiction, (c) any Person otherwise the subject or target of any Economic Sanctions
Laws, including any Person controlled by, acting on behalf of, or owned, directly or indirectly, by
(individually or in the aggregate) any Person or Persons described in the foregoing clause (a) or
(b).
Book-Entry Notes means any Note registered in the name of the Depositary or its nominee.
Burdens has the meaning specified in the Operating Agreement.
Business Day means any day other than (i) a Saturday or a Sunday or (ii) a day on which banking institutions or trust companies in the State of New York or the State in which the
Corporate Trust Office of the Indenture Trustee are located and are required or authorized by law, regulation or executive order to be closed.
Capital Lease means, at any time, a lease with respect to which the lessee is required concurrently to recognize the acquisition of an asset and the incurrence of a liability in accordance with GAAP.
Cause means, with respect to an Independent Manager or Independent Director, as
applicable, (i) acts or omissions by such Independent Manager or Independent Director that constitute willful disregard of, or bad faith or gross negligence with respect to, such Independent
Managers duties under the Issuer LLC Agreement or such Independent Directors duties under the Organizational Documents of AgentCorp, as applicable, (ii) that such Independent Manager or
Independent Director has engaged in or has been charged with, or has been convicted of, fraud or other acts constituting a crime under any law applicable to such Independent Manager or
Independent Director, (iii) that such Independent Manager or Independent Director is unable to

App. A-7
perform his or her duties as Independent Manager or Independent Director, as the case may be, due to death, disability or incapacity, (iv) that such Independent Manager or Independent Director no longer meets the definition of Independent Manager or Independent Director, (v) the failure of such Independent Manager or Independent Director to perform his or her duties as Independent
Manager or Independent Director, as the case may be, in a timely manner, or (vi) a material increase in fees charged by the Independent Manager or Independent Director.
Change of Control has the meaning specified in the Management Services Agreement.
Class means, collectively, all of the Notes bearing the same alphabetical designation and, if applicable, numerical class designation and having the same payment terms. The respective
Classes of Notes are designated under Series Supplements.
Class A Noteholder means any Holder of a Class A Note.
Class A Notes means the Notes of any Series designated as Class A Notes in the related
Series Supplement.
Class B Noteholder means any Holder of a Class B Note.
Class B Notes means the Notes of any Series designated as Class B Notes in the related
Series Supplement.
Class Representative means, with respect to any Class or Series of Notes, as specified in the related Series Supplement.
Clearstream means Clearstream Banking S.A.
Closing Date means (i) the Initial Closing Date and (ii) the date of issuance of any
Additional Notes, as applicable.
Code means the Internal Revenue Code of 1986, as amended from time to time, and the
Treasury Regulations promulgated thereunder.
Collateral has the meaning specified in the Granting Clause of the Indenture.
Collection Account means the account designated as such, established and maintained pursuant to Section 8.02(a)(i) of the Indenture.
Collection Period means, with respect to any Payment Date, the period from and including the first day of the calendar month immediately preceding the calendar month in which such Payment Date occurs (or with respect to the initial Payment Date, from but excluding the
Effective Date), to and including the last day of the calendar month immediately preceding the calendar month in which such Payment Date occurs.
Collections means all payments received by or on behalf of the Issuer with respect to the
Collateral, including hedge payments. Collections received by the Operator, the Manager or any of their respective Affiliates shall be remitted to the Collection Account (as defined below) net of

App. A-8
Operating Expenses in accordance with the Operating Agreement; provided that, commencing with the first Payment Date following the first anniversary of the Closing Date, during any
Operating Expense Suspension Event, the Operator shall only be permitted to net Operating
Expenses in an amount not to exceed the Operating Expense Limit. Operating Expenses chargeable to the Issuers or Agent Corps account in excess of the Operating Expense Limit shall be owing to the Operator and shall be payable in accordance with clause (xviii) of the Priority of Payments.
Any rights of the Operator as against the Issuer and AgentCorp, as non-operators, under the
Operating Agreement with respect to any non-payment resulting from the application of the
Operating Expense Limit will be waived.
Commission means the U.S. Securities and Exchange Commission.
Commodity Hedges means any swap, forward, future or derivative transaction or option or similar arrangement entered into pursuant to a Hedge Agreement, in each case, whether exchange-traded, over-the-counter or otherwise, involving, or settled by reference to, one or more rates, commodities, pricing indices or other measures of economic or financial pricing risk or value in respect of crude oil, natural gas or any other Hydrocarbons. For the avoidance of doubt,
Commodity Hedges shall include any forward transaction or production sale agreement, in either case, that has the effect of fixing the price to be received for the production of crude oil, natural gas or any other Hydrocarbons.
Concentration Limits means limitations satisfied on any specified date of determination if, in the aggregate, the Oil and Gas Portfolio held (or in relation to a proposed acquisition of
Additional Assets, proposed to be held) by the Issuer complies with the following requirements
(or, if not in compliance, the relevant requirements must be maintained or improved after giving effect to such acquisition):
(a)no single Well and Assets related to that Well comprise more than 3% of the pro forma
(including the applicable Additional Assets) consolidated PV-10 of the Oil and Gas Portfolio,
(b)the five (5) Wells and Assets related to those Wells that individually comprise the largest portion of the pro forma (including the applicable Additional Assets) consolidated PV-10 of the Oil and Gas Portfolio collectively comprise no more than 5% of the PV-10 of the Oil and
Gas Portfolio,
(c)the twenty-five (25) Wells and Assets related to those Wells that individually comprise the largest portion of the pro forma (including the applicable Additional Assets) consolidated
PV-10 of the Oil and Gas Portfolio collectively comprise no more than 20% of the PV-10 of the
Oil and Gas Portfolio,
(d)there are no Wells or Assets outside the Approved Area,
(e)Wellbores operated by persons other than (i) Maverick or its affiliates or (ii)
Mewbourne, in each case, collectively comprise no more than 15% of the pro forma (including the applicable Additional Assets) consolidated PV-10 of the Oil and Gas Portfolio,

App. A-9
(f)Wellbores operated by Mewbourne collectively comprise no more than 30% of the pro forma (including the applicable Additional Assets) consolidated PV-10 of the Oil and
Gas
Portfolio, minus the percentage then operated by persons other than (i) Maverick or its affiliates or
(ii)Mewbourne pursuant to clause (e) above,
(g)Wells and Assets located on Bureau of Land Management, federal or tribal lands collectively comprise no more than 7.5% of the pro forma (including the applicable Additional
Assets) consolidated PV-10 of the Oil and Gas Portfolio, and
(h)natural gas liquids comprise no more than 30% of the production volume and oil comprises no more than 35% of the production volume, in each case, of the Oil and Gas Portfolio on a BOE basis.
Consent Period has the meaning specified in the Asset Purchase Agreement.
Contemplated Transactions means the transactions contemplated under the Basic
Documents.
Continuing Notes has the meaning specified in Section 2.13 of the Indenture.
Contracts has the meaning specified (i) with respect to the Initial Assets, in the definition of Initial Assets under the Asset Purchase Agreement and (ii) with respect to any Additional
Assets, in the definition of Assets under the applicable Joinder Supplement.
Control means the possession, directly or indirectly, of the power to direct or cause the direction of the management and policies of a Person, whether through the ownership of voting securities, by contract or otherwise, and the terms Controlled and Controlling shall have meanings correlative to the foregoing.
Controlled Entity means (a) any of the Issuers or AgentCorps respective Controlled
Affiliates and (b) Holdings and its Controlled Affiliates.
Controlling Class means, as of any date of determination, the senior-most Outstanding
Class of Notes (i.e., the Class with the highest alphabetical designation), without regard to allocation to a particular Series (i.e., the Class A Notes, while the Class A Notes are Outstanding, followed by the Class B Notes, while the Class B Notes are Outstanding and no Class A Notes are
Outstanding, etc.); provided that if no Notes are Outstanding, but Hedge Counterparties have
Hedging Transactions outstanding (or any unpaid amounts due to them), such Hedge
Counterparties shall constitute the Controlling Class for so long as such Hedge Counterparties have any outstanding Hedge Agreements (or unpaid amounts due to them).
Corporate Trust Office means (i) the principal office of the Indenture Trustee at which at any particular time the Indenture shall be administered, which office at the date of execution of the Indenture is located at UMB Bank, N.A., 100 William Street, Suite 1850, New York, NY
10038, Attn: Rosemary Cabrera, E-Mail: Rosemary.Cabrera@umb.com, (ii) for purposes of transfers and exchanges of Notes pursuant to the Indenture, UMB Bank, N.A., 928 Grand Blvd.

App. A-10
9th Floor, Kansas City, MO 64106, Attn: Corporate Trust Dept, Bond Operations,, or (iii) at such other address or electronic mail address as the Indenture Trustee may designate from time to time by notice to the Noteholders and the Issuer, or the principal corporate trust office of any successor
Indenture Trustee at the address or electronic mail address designated by such successor Indenture
Trustee by notice to the Noteholders and the Issuer.
Crude Handling Agreement has the meaning specified in the Asset Purchase Agreement
Customary Post-Closing Consent has the meaning specified in the Asset Purchase
Agreement.
Day Count Convention means, with respect to Notes of any Class and Series, as specified in the related Series Supplement.
DBRS means DBRS, Inc.
Default means any occurrence that is, or with notice or the lapse of time or both would become, an Event of Default.
Definitive Notes means has the meaning specified in Section 2.01(a)(i) of the Indenture.
Deposit Account Control Agreement means that certain Blocked Account Control
Agreement, dated as of the date hereof, among UMB Bank, N.A., as Secured Party, JPMorgan
Chase Bank, N.A., as Bank, and the Operator, and each other account control agreement entered into with respect to the Operator Account and approved in writing by the Majority Noteholders, and any account control agreement entered into in respect of any of the Issuer Accounts for the purpose of evidencing the Indenture Trustees security interest in such account.
Depositary and DTC means The Depository Trust Company, or any successor
Depositary hereafter named as contemplated by Section 2.03(c).
Depositary Participants means a broker, dealer, bank or other financial institution or other Person for whom from time to time the Depositary effects book-entry transfers and pledges of securities deposited with the Depositary.
Designated Rating Agency means Fitch, Inc., Moodys Investors Service, Inc., Standard
& Poors Ratings Services, a Standard & Poors Financial Services LLC business, DBRS, Inc. or
Kroll or (a) any other credit rating agency that is recognized as a nationally recognized statistical rating organization by the Commission and approved in writing by the Majority Noteholders, so long as, in each case, any such credit rating agency described in clause (a) or (b) above continues to be a nationally recognized statistical rating organization recognized by the Commission and is approved as a Credit Rating Provider (or other similar designation) by the NAIC.
Direct Expenses has the meaning specified in the Management Services Agreement.
Division means a division under Delaware law (or any comparable event under a different jurisdiction's laws) of the assets, liabilities and/or obligations of a Person (the Dividing
Person) among two or more Persons (whether pursuant to a plan of division or similar

App. A-11
arrangement), which may or may not include the Dividing Person and pursuant to which the
Dividing Person may or may not survive.
DTC Custodian means the Indenture Trustee, in its capacity as custodian of any Series or Class of Global Notes for DTC.
Economic Sanctions Laws means economic or financial sanctions, requirements, or trade embargoes imposed, administered, or enforced from time to time by (a) the U.S. government, including without limitation, those administered by OFAC and the U.S. Department of State, (b)
His Majestys Treasury of the United Kingdom, (c) the European Union or any European Union
member state, (d) the United Nations Security Council, or (e) any other relevant sanctions authority.
Effective Date means the date on which the Effective Time occurs.
Effective Time has the meaning specified in the Asset Purchase Agreement or the applicable related Joinder Supplement, as applicable.
Eligible Account means (a) a segregated account with an Eligible Institution or (b) a segregated trust account with the corporate trust department of a depository institution, organized under the laws of the United States of America or any one of the states thereof or the District of
Columbia (or any domestic branch of a foreign bank), having corporate trust powers and acting as trustee for funds deposited in such account, so long as any of the securities of such depository institution shall have a credit rating in one of the generic rating categories that signifies investment grade of an NRSRO.
Eligible Institution means:
(a)the corporate trust department of the Indenture Trustee; or
(b)a depository institution or trust company organized under the laws of the United
States of America or any one of the states thereof, or the District of Columbia (or any domestic branch of a foreign bank), which at all times (i) has (A) a long-term unsecured debt or issuer rating of at least A- by Fitch if Fitch is then rating any of the Notes, or if Fitch is not then rating any
Notes, at least A- by Fitch or such other rating and rating agency that is acceptable to the
Majority Noteholders or (B) a certificate of deposit or short-term issuer rating of at least F1+ by
Fitch if Fitch is then rating any of the Notes, or if Fitch is not then rating any of the Notes, at least
F1+ by Fitch or such other rating and rating agency that is acceptable to the Majority
Noteholders, and (ii) the deposits of which are insured by the FDIC.
Eligibility Criteria means the following requirements:
(a)non-operated or operated upstream assets producing oil, gas or natural gas liquids (an any appurtenant midstream infrastructure, if applicable),
(b)to the extent Additional Assets include properties for which the Seller takes its production in kind, they will also include adequate midstream assets and contract rights for the
Issuer to transport and process its production,

App. A-12
(c)denominated in U.S. dollars,
(d)located in the contiguous United States (i.e., excluding Alaska and Hawaii) and in an
Approved Area,
(e)with respect to wells included in any Additional Assets in a single acquisition or a series of related acquisitions, a minimum of nine (9) months for each well and a minimum of seven years on average for all wells that are a part of the Collateral on a pro forma basis (including the applicable Additional Assets) between (i) the commencement of production from each such well to (ii) the proposed transfer date of such well to the Issuer,
(f)aggregate PV-10 of all assets to be included as Additional Assets is positive, and
(g)no wells located on federal or tribal lands if such associated value comprises greater than 7.5% of the PV-10 of the Additional Assets, unless (A) consents from the applicable landowner(s) have been obtained, or (B) if such wells are operated by Persons other than the Issuer and such wells comprise greater than 2% of the PV-10 of the sum of the Additional Assets and the
then-current Oil and Gas Portfolio, then a Governmental Body Opinion is provided in connection with the transfer of the Additional Assets.
Encumbrance has the meaning specified in the Asset Purchase Agreement.
Environmental Laws has the meaning specified in the Asset Purchase Agreement.
Environmental Liabilities has the meaning specified in the Asset Purchase Agreement.
Equity Contribution Cure has the meaning specified in Section 8.12 of the Indenture.
ERISA means the U.S. Employee Retirement Income Security Act of 1974, as amended.
ERISA Affiliate means any trade or business (whether or not incorporated) that is treated as a single employer together with the Issuer under Section 414 of the Code.
ERISA Plan means an employee benefit plan (as defined in section 3(3) of ERISA)
subject to Title I of ERISA that is or, within the preceding five years, has been established or maintained, or to which contributions are or, within the preceding five years, have been made or required to be made by the Issuer or any ERISA Affiliate or with respect to which the Issuer or any ERISA Affiliate may have any liability.
ERISA Restricted Notes means the Notes of any Series designated as ERISA Restricted
Notes in the related Series Supplement.
Escrow Agent if applicable, as specified in the related Series Supplement.
Escrow Agreement if applicable, as specified in the related Series Supplement.
Escrow Funding Date if applicable, as specified in the related Series Supplement.
Euroclear means the Euroclear System.

App. A-13
Event of Default has the meaning specified in Section 5.01(a) of the Indenture.
Excess Allocation Percentage means:
(x)for each Series of Class A Notes, (a) with respect to any Payment Date occurring prior to Excess Allocation Starting Date for such Series, if, as of such Payment
Date, (i) if no Senior Diversion Event or Rapid Amortization Event is continuing, 0%, and
(y)if a Senior Diversion Event or Rapid Amortization Event is continuing, 100%; and (b)
with respect to any Payment Date on or after Excess Allocation Starting Date for such
Series, 100%;
(ii) for each Series of Class B Notes, (a) with respect to any Payment Date occurring prior to Excess Allocation Starting Date for such Series, (x) if, as of such
Payment Date, (i) the Aggregate DSCR is greater than or equal to 1.05x, (ii) the Production
Tracking Rate is greater than or equal to 85.0%, (iii) the Aggregate LTV is less than (x)
prior to twenty-four (24) months since the issuance of the most recent Series of Class B
Notes, 70%, (y) between twenty-four (24) and thirty-six months since the issuance of the most recent Series of Class B Notes, 60%, and (z) at any other time when clauses (x) and
(z)do not apply, 50%, and (iv) no Rapid Amortization Event is then continuing, then 0%, otherwise 100%; and (b) with respect to any Payment Date occurring on or after the Excess
Allocation Starting Date for such Series, 100%; and
(iii)with respect to any Additional Notes (other than Class A Notes or Class B
Notes), as specified in the related Series Supplement for such Additional Notes.
Excess Amortization Amount means, with respect to any Payment Date and any Series or Class of Notes, the product of (i) the Series Allocation Percentage for such Series, (ii) the Excess
Allocation Percentage for such Class of such Series, and (iii) the Available Funds for such Payment
Date remaining after giving effect to the distributions in clauses (i) through (viii) of the Priority of
Payments on such Payment Date; provided, that the Excess Amortization Amount as of any
Payment Date shall not exceed the Outstanding Principal Balance of such Series or Class of Notes as of such Payment Date (calculated after giving effect to the payments on such Payment Date contemplated by clauses (i) through (viii) of the Priority of Payments).
Excess Amounts means, with respect to any Payment Date, without duplication, the sum of (i) (x) all amounts received during the related Collection Period by the Issuer pursuant to any indemnification obligation, or to cure any breach of contract, by any counterparty to any Basic
Document less (y) the sum of (A) any amounts paid by the Issuer to any third parties in respect of matters that are the subject of the applicable breach or indemnification obligation, (B) any amount immediately paid or reinvested by the Issuer in connection with its permitted business to cure or remedy any breach or liability subject to the terms and conditions of the Basic Documents and (C)
any amounts reasonably expected be paid or reinvested by the Issuer in connection with its permitted business to cure or remedy any breach or liability subject to the terms and conditions of the Basic Documents within 365 days after receipt thereof and that are deposited in the Excess
Amount Trust Account from which the Issuer may fund such reinvestments during such period;
provided that (1) any such amounts not so reinvested within 365 days shall, within two (2) Business
Days of the expiration of such 365-day period, be deposited in the Collection Account and shall

App. A-14
constitute Excess Amounts, and (2) any such amounts required to be withdrawn from the Excess
Amount Trust Account on any Payment Date pursuant to Section 8.02(a)(iii) of the Indenture shall be applied in accordance with the Priority of Payments on such Payment Date; (ii) any Title Failure
Amounts; (iii) amounts payable by a Seller on account of a repurchase of Collateral by the Seller pursuant to the Asset Purchase Agreement; (iv) amounts payable by the Manager on account of repurchase of Collateral by the Manager pursuant to the Management Services Agreement; (v) all insurance proceeds payable in respect of the Collateral; (vi) any amounts received by the Issuer in connection with any termination of a Hedge Agreement that would otherwise be distributed to the
Issuer in accordance with the Priority of Payments.
Excess Amount Trust Account means the account designated as such, established and maintained pursuant to Section 8.02(a)(iii) of the Indenture.
Excess Concentration Amounts means, as of any date of determination, the sum, without duplication, of the PV-10 of the Oil and Gas Portfolio that exceeds one or more Concentration
Limits.
Exchange Act means the U.S. Securities Exchange Act of 1934, as amended.
Executive Officer means, with respect to any company, the Chief Executive Officer,
Chief Operating Officer, Chief Financial Officer, President, any Executive Vice President, Vice
President, Secretary, Assistant Secretary, Treasurer or Assistant Treasurer of such company; and
with respect to any partnership, any general partner thereof.
FATCA means Sections 1471 through 1474 of the Code and any current or future regulations or official interpretations thereof (including any revenue ruling, revenue procedure, notice or similar guidance issued by the U.S. Internal Revenue Service thereunder as a precondition to relief or exemption from taxes under such Sections, regulations and interpretations), any agreements entered into pursuant to Code Section 1471(b)(1), any intergovernmental agreements, treaties or conventions entered into in connection with any of the foregoing and any fiscal or regulatory legislation, rules or generally accepted practices adopted pursuant to any such intergovernmental agreements, treaties or conventions and any amendments made to any of the foregoing after the date of the Indenture.
FDIC means the Federal Deposit Insurance Corporation.
Final Scheduled Payment Date means, with respect to any Class and Series of Notes, if any, as specified in the related Series Supplement.
Financial Asset has the meaning given such term in Article 8 of the UCC. As used herein, the Financial Asset related to a security entitlement is the Financial Asset in which the entitlement holder (as defined in the New York UCC) holding such security entitlement has the rights and property interest specified in the New York UCC.
Fitch means Fitch Ratings, Inc.
GAAP means generally accepted accounting principles as in effect in the United States.

App. A-15
Gas Balancing Agreement has the meaning specified in the Asset Purchase Agreement.
Gas Transportation Agreement has the meaning specified in the Asset Purchase
Agreement
Global Notes means, collectively, the Rule 144A Global Notes and the Regulation S
Global Notes.
Governmental Authorization means any approval, consent, license, permit, registration, variance, exemption, waiver or other authorization issued, granted, given or otherwise made available by or under the authority of any Governmental Body or pursuant to any Law.
Governmental Body means any (a) nation, state, county, city, town, village, district or other jurisdiction of any nature; (b) federal, state, local, municipal, foreign or other government;
(c)governmental or quasi-governmental authority of any nature (including any governmental agency, branch, department, official or entity and any court or other tribunal); (d) multinational organization or body or (e) body exercising, or entitled to exercise, any administrative, executive, judicial, legislative, police, regulatory or taxing authority or power of any nature.
Governmental Body Opinion means has the meaning specified in the Asset Purchase
Agreement.
Governmental Official means any governmental official or employee, employee of any government-owned or government-controlled entity, political party, official of a political party, candidate for political office, official of any public international organization or anyone else acting in an official capacity.
Governmental Rule means with respect to any Person, any law, rule, regulation, ordinance, order, code, treaty, judgment, decree, directive, guideline, policy or similar form of decision of any Governmental Body binding on such Person.
Grant means mortgage, pledge, bargain, warrant, alienate, remise, release, convey, assign, transfer, create, grant a lien upon and a security interest in, grant a right of set-off against, deposit, set over and confirm pursuant to the Indenture. A Grant of any item of Collateral or of any other property shall include all rights, powers and options (but none of the obligations) of the granting party thereunder, including the immediate and continuing right to claim for, collect, receive and give receipt for principal and interest payments in respect of such item of Collateral and all other monies payable thereunder, to give and receive notices and other communications, to make waivers or other agreements, to exercise all rights and options, to bring Proceedings in the name of the granting party or otherwise, and generally to do and receive anything that the granting party is or may be entitled to do or receive thereunder or with respect thereto.
Guaranty means, with respect to any Person, any obligation (except the endorsement in the ordinary course of business of negotiable instruments for deposit or collection) of such Person guaranteeing or in effect guaranteeing any indebtedness, dividend or other obligation of any other
Person in any manner, whether directly or indirectly, including obligations incurred through an agreement, contingent or otherwise, by such Person:

App. A-16
(a)to purchase such indebtedness or obligation or any property constituting security therefor;
(b)to advance or supply funds (i) for the purchase or payment of such indebtedness or obligation or (ii) to maintain any working capital or other balance sheet condition or any income statement condition of any other Person or otherwise to advance or make available funds for the purchase or payment of such indebtedness or obligation;
(c)to lease properties or to purchase properties or services primarily for the purpose of assuring the owner of such indebtedness or obligation of the ability of any other
Person to make payment of the indebtedness or obligation; or
(d)otherwise to assure the owner of such indebtedness or obligation against loss in respect thereof.
In any computation of the indebtedness or other liabilities of the obligor under any Guaranty, the indebtedness or other obligations that are the subject of such Guaranty shall be assumed to be direct obligations of such obligor.
Guarantee and Security Agreement means the Guarantee and Security Agreement, dated as of the Initial Closing Date, made by Holdings and AgentCorp in favor of the Indenture Trustee, as the same may be amended, supplemented or otherwise modified from time to time in accordance with the terms thereof.
Hazardous Substance has the meaning specified in the Asset Purchase Agreement.
Hedge Agreements means each ISDA Master Agreement and related Schedule to the
ISDA Master Agreement and Credit Support Annex to the Schedule (if any) and any confirmation between the Issuer and a Hedge Counterparty, which such Hedge Agreements with each Hedge
Counterparty shall reflect the Hedge Counterparty Rating Requirements, including collateral posting and assignment to, or guaranty from, counterparty satisfying the Hedge Counterparty
Rating Requirements.
Hedge Counterparty means each counterparty to the Issuer under a Hedge Agreement if, at the time such Hedge Counterparty enters into such Hedge Agreement with or is novated to the
Issuer, such Hedge Counterparty satisfies the Hedge Counterparty Rating Requirements at the time such Hedge Counterparty enters into such Hedge Agreement with or is novated to the Issuer, including Citizens Bank, National Association, J. Aron & Company LLC, and JPMorgan Chase
Bank, N.A.; and such counterparty shall remain a Hedge Counterparty for so long as any Hedging
Transactions to which they are a party remain outstanding or any obligations remain outstanding to such counterparty under its Hedge Agreement.
Hedge Counterparty Rating Requirements means (i) as of the date upon which any
Person first enters into a Hedge Agreement with the Issuer, such Person (or such Persons Credit
Support Provider (as defined in the Hedge Agreement)) has a senior unsecured debt rating no less than A- (or its equivalent) (or, with respect to Citizens Bank, National Association, including any Credit Support Provider, BBB+) by at least two of Fitch, Moodys and S&P, and (ii) at any time thereafter, such Person (or such Persons Credit Support Provider) maintains a senior

App. A-17
unsecured debt rating no less than BBB (or its equivalent) (or, with respect to J. Aron &
Company LLC, including their Credit Support Provider, BBB-) by at least two of Fitch, Moodys and S&P; provided that if at any time such Persons (or such Persons Credit Support
Providers)
senior unsecured debt rating falls below BBB+ (or its equivalent) by at least two of Fitch,
Moodys or S&P, it shall comply with the collateral posting requirements specified in the Hedge
Agreement.
Hedge Counterparty Rights Agreement means, each Hedge Counterparty Rights
Agreement among Issuer, the Indenture Trustee and a Hedge Counterparty, as may be amended and supplemented from time to time.
Hedging Transactions means one or more transactions entered into pursuant to a Hedge
Agreement.
Holdback Account has the meaning specified in Section 8.02(a)(ii) of the Indenture.
Holdback Amount has the meaning specified in the Asset Purchase Agreement.
Holder or Noteholder means the Person in whose name a Note is registered on the
Note Register.
Holdings means MNR ABS Holdings I, LLC, a Delaware limited liability company, or its successors.
Holdings LLC Agreement means the Amended and Restated Limited Liability Company
Agreement of Holdings, dated as of the Initial Closing Date, as the same may be amended, supplemented or otherwise modified from time to time in accordance with the terms thereof.
Hot Back-Up Management Duties has the meaning specified in the Back-up
Management Agreement.
Hydrocarbons means oil, gas, casinghead gas, drip gasoline, natural gasoline, condensate, distillate, liquid hydrocarbons, gaseous hydrocarbons, minerals and all products refined or separated therefrom (whether or not such item is in liquid or gaseous form), including all crude oils, condensates and natural gas liquids at atmospheric pressure and all gaseous hydrocarbons (including wet gas, dry gas and residue gas) or any combination thereof, and any minerals, products, or substances produced in association therewith.
Indebtedness means, with respect to any Person, at any time, without duplication,
(a)its liabilities for borrowed money;
(b)its liabilities for the deferred purchase price of property acquired by such
Person (excluding accounts payable arising in the ordinary course of business, but including all liabilities created or arising under any conditional sale or other title retention agreement with respect to any such property);

App. A-18
(c)(i) all liabilities appearing on its balance sheet in accordance with GAAP in respect of Capital Leases and (ii) all liabilities which would appear on its balance sheet in accordance with GAAP in respect of Synthetic Leases assuming such Synthetic Leases were accounted for as Capital Leases;
(d)all liabilities for borrowed money secured by any Lien with respect to any property owned by such Person (whether or not it has assumed or otherwise become liable for such liabilities);
(e)all its liabilities in respect of letters of credit or instruments serving a similar function issued or accepted for its account by banks and other financial institutions
(whether or not representing obligations for borrowed money);
(f)the aggregate termination payments due under any swap or hedging agreement of such Person; and
(g)any Guaranty of such Person with respect to liabilities of a type described in any of clauses (a) through (f) hereof.
Indebtedness of any Person shall include all obligations of such Person of the character described in clauses (a) through (g) to the extent such Person remains legally liable in respect thereof notwithstanding that any such obligation is deemed to be extinguished under GAAP.
Indenture means the Indenture, dated as of the Initial Closing Date, among the Issuer,
AgentCorp, the Indenture Trustee, the Note Registrar, the Paying Agent, and the Securities
Intermediary, as the same may be amended, supplemented or otherwise modified from time to time in accordance with the terms thereof.
Indenture Trustee means UMB Bank, N.A., not in its individual capacity but solely as
Indenture Trustee under the Indenture, or any successor Indenture Trustee under the Indenture.
Independent means, when used with respect to any specified Person, that the Person (a) is in fact independent of the Issuer, any other obligor on the Notes, Holdings and any Affiliate of any of the foregoing Persons, (b) does not have any direct financial interest or any material indirect financial interest in the Issuer, any such other obligor, Holdings or any Affiliate of any of the foregoing Persons and (c) is not connected with the Issuer, any such other obligor, Holdings or any Affiliate of any of the foregoing Persons as an officer, employee, promoter, underwriter, trustee, partner, director or person performing similar functions.
Independent Director has the meaning set forth in the Organizational Documents of
AgentCorp.
Independent Manager means an individual who has prior experience as an independent director, independent manager or independent member with at least three years of employment experience and who is provided by Citadel SPV LLC, Corporation Service Company, CT
Corporation, Global Securitization Services, LLC, Lord Securities Corporation, National
Registered Agents, Inc., Stewart Management Company, Wilmington Trust Company or, if none of those companies is then providing professional independent directors, another nationally

App. A-19
recognized company (with consent of the Majority Noteholders), in each case, that is not an
Affiliate of the Issuer and that provides professional independent directors and other corporate services in the ordinary course of its business, and which individual is duly appointed as an
Independent Manager and is not, and has never been, and will not while serving as Independent
Manager be, any of the following:
(i)a member (other than a special member), partner, equity holder, manager, director, officer or employee of the Issuer, Holdings or any of their respective equity holders or Affiliates (other than as an independent director or independent manager of the
Issuer or an Affiliate of the Issuer);
(ii)a creditor, supplier or service provider (including provider of professional services) to the Issuer, or any of its equity holders or Affiliates (other than a nationally recognized company that routinely provides professional independent directors and other corporate services to the Issuer or any of its equity holders or Affiliates in the ordinary course of its business);
(iii)a family member of any such member, partner, equity holder, manager, director, officer, employee, creditor, supplier or service provider; or
(iv)a Person that controls (whether directly, indirectly or otherwise) any of the
Person described in clause (i), (ii) or (iii) above.
Initial Assets has the meaning specified in the Asset Purchase Agreement.
Initial Closing Date means October 26, 2023.
Initial Purchasers means, with respect to any Series of Notes, as specified in the related
Series Supplement.
Initial Sellers has the meaning specified in the Asset Purchase Agreement.
Institutional Accredited Investor means an accredited investor within the meaning of paragraph (1), (2), (3) or (7) of Rule 501(a) of Regulation D of the Securities Act or an entity owned entirely by other entities that fall within such paragraphs.
Instruments of Conveyance has the meaning specified in the Asset Purchase Agreement.
Interest Accrual Period means, with respect to any Payment Date, unless otherwise specified with respect to a Series or Class of Notes in the related Series Supplement, the period from, and including, the immediately preceding Payment Date up to, but excluding, the current
Payment Date (or, in the case of the initial Payment Date for a Series of Notes, from and including the related Escrow Funding Date, if applicable, for the related Notes and, if the Escrow Funding
Date is not applicable for any such Notes, the related Closing Date for such Notes) to, but excluding, the current Payment Date, calculated on the basis of the applicable Day Count
Convention.
Interest Rate means, with respect to any Series and Class of Notes, the per annum fixed or floating rate at which such Notes accrue interest, as specified in the related Series Supplement.

App. A-20
Interim Successor Manager has the meaning set forth in the Back-up Management
Agreement.
Investment Earnings means, with respect to any Payment Date, the investment earnings
(net of losses and investment expenses) on amounts on deposit in the Issuer Accounts to be deposited into the Collection Account on such Payment Date pursuant to Section 8.02(b) of the
Indenture.
Investments means all investments, in cash or by delivery of property made, directly or indirectly in any Person, whether by acquisition of shares of capital stock, Indebtedness or other obligations or securities or by loan, advance, capital contribution or otherwise.
Issuer means MNR ABS Issuer I, LLC, a Delaware limited liability company.
Issuer Account Property means the Issuer Accounts, all amounts and investments held from time to time in any Issuer Account (whether in the form of deposit accounts, Physical
Property, book-entry securities, uncertificated securities or otherwise), including the Liquidity
Reserve Account, and all proceeds of the foregoing.
Issuer Accounts has the meaning specified in Section 8.02(b) of the Indenture.
Issuer LLC Agreement means the Amended and Restated Limited Liability Company
Agreement of the Issuer, dated as of the Initial Closing Date, as the same may be amended, supplemented or otherwise modified from time to time in accordance with the terms thereof.
Issuer Order means a written order or request signed in the name of the Issuer by any one of its authorized officers and delivered to the Indenture Trustee.
Joinder Supplement has the meaning specified in the Asset Purchase Agreement.
Joint Direction means a joint written instruction executed by the Issuer and one or more
Additional Sellers directing the release of amounts from the Holdback Account as provided in
Section 8.02(a)(ii) of the Indenture, which shall include, for any amounts to be released to any
Additional Seller, wire transfer instructions for the delivery of such amounts to such Additional
Seller.
Knowledge means, with respect to a Maverick Party, the actual knowledge (following reasonable inquiry of direct reports) of any Executive Officer or employee with the title of
Director or higher of such entity.
Key Person Condition means a condition that is satisfied with respect to any issuance of
Additional Notes, permitted collateral disposition or acquisition of Additional Assets, if at least two of Chris Heinson, John Brawley and Rick Gideon are substantially involved in the management or governance of the Parent both immediately prior to and immediately after such event.
Lands has the meaning specified (i) with respect to the Initial Assets, in the definition of
Initial Assets under the Asset Purchase Agreement and (ii) with respect to any Additional Assets, in the definition of Assets under the applicable Joinder Supplement.

App. A-21
Law means any applicable United States or foreign, federal, state, regional or local statute, law, code, rule, treaty, convention, order, decree, injunction, directive, determination or other requirement and, where applicable, any legally binding interpretation thereof by a
Governmental Body having jurisdiction with respect thereto or charged with the administration or interpretation thereof (including, without limitation, any Governmental Rule).
Lease Rights has the meaning specified (i) with respect to the Initial Assets, in the definition of Initial Assets under the Asset Purchase Agreement and (ii) with respect to any
Additional Assets, in the definition of Assets under the applicable Joinder Supplement.
Leases has the meaning specified (i) with respect to the Initial Assets, in the definition of Initial Assets under the Asset Purchase Agreement and (ii) with respect to any Additional
Assets, in the definition of Assets under the applicable Joinder Supplement.
Legal Final Maturity Date means, with respect to any Class and Series of Notes, as specified in the related Series Supplement.
Legal Requirement means any federal, state, local, municipal, foreign, international, multinational or other law, Order, code, constitution, ordinance, or rule, including rules of common law, other rule, regulation, statute, treaty, or other legally enforceable directive or requirement.
Lien means a security interest, lien, charge, pledge, equity or encumbrance of any kind.
Liquidity Reserve Account means the account designated as such, established and maintained pursuant to Section 8.02(a)(iv) of the Indenture.
Liquidity Reserve Account Initial Deposit means cash or Permitted Investments having a value of $23,520,725.00.
Liquidity Reserve Account Target Amount means, as of any date of determination, six
(6) months of Note Interest with respect to all outstanding Class A Notes (or if no Class A Notes are outstanding, all outstanding Class B Notes) and senior transaction fees, subject to a floor of
40% of the Liquidity Reserve Account Initial Deposit.
Liquidity Reserve Draw Amount has the meaning specified in Section 8.07(c) of the
Indenture.
Liquidity Reserve Excess Amount has the meaning specified in Section 8.07(b) of the
Indenture.
Majority Hedge Counterparties means, at any time, Hedge Counterparties representing greater than fifty percent (50%) of the aggregate Mark-to-Market of all outstanding Hedging
Transactions under Hedge Agreements at such time (calculated in the aggregate for each Hedge
Counterparty), but if no Hedge Counterparty has any positive Mark-to-Market to the Issuer, then
Hedge Counterparties representing greater than fifty percent (50%) of the aggregate notional amounts (calculated on a Barrel of Oil Equivalent basis) of all outstanding Hedging Transactions under Hedge Agreements at such time.

App. A-22
Majority Noteholders means, as of any date of determination and with respect to any request for any action, waiver, consent or amendment under or with respect to any Basic
Document, an Approval Percentage with respect to the holders of the Controlling Class of greater than fifty percent (50%); provided, further, that for so long as the Hedge Counterparties constitute the Controlling Class, the Majority Noteholders will mean the Majority Hedge Counterparties.
Make-Whole Amount means, in connection with a redemption of the Notes of any Series pursuant to Section 10.01 of the Indenture, the premium (if any) specified in the related Series
Supplement.
Management Fees has the meaning specified in the Management Services Agreement.
Management Services Agreement means the Management Services Agreement, dated as of the Initial Closing Date, among the Manager, the Issuer and AgentCorp, as the same may be amended, supplemented or otherwise modified from time to time in accordance with the terms thereof.
Manager means Maverick Services, LLC, a Delaware limited liability company, in its capacity as manager under the Management Services Agreement, and any successor thereunder.
Manager Termination Event has the meaning specified in the Management Services
Agreement.
Mark-to-Market means, as to any Hedge Counterparty, the amount that would be owed to such Hedge Counterparty by the Issuer or to the Issuer by such Hedge Counterparty, based on the daily mark provided to the Issuer by such Hedge Counterparty for all outstanding Hedging
Transactions pursuant to Part 23 of the Commodity Futures Trading Commissions Regulations;
provided that, upon early termination of any Hedging Transactions, Mark-to-Market for any such terminated Hedging Transactions shall mean the Early Termination Amount(s) (as defined in the
Hedge Agreement) owed to such Hedge Counterparty or to the Issuer pursuant to the relevant
Hedge Agreement. For the purposes of defining Majority Hedge Counterparty consent, only amounts owed by the Issuer to such Hedge Counterparty shall be included.
Material means, with respect to any Person, material in relation to the business, operations, affairs, financial condition, assets or properties of such Person.
Material Adverse Effect means any event, occurrence, fact, condition or change that has a material adverse effect on (a) the business, operations, affairs, assets, properties, financial condition or results of operation of the Issuer or the Collateral, individually, or any Maverick Party
(individually or collectively), (b) the validity, priority or enforceability of the liens on the
Collateral, taken as a whole, (c) the ability of any Maverick Party to perform any material obligation under any Basic Document to which it is a party, (d) the ability of the Indenture Trustee to enforce the obligations of any Maverick Party under the Basic Documents to which such person is a party in any material respect, (e) the validity or enforceability of any of the Basic Documents against the Maverick Parties or (f) the ability of the Issuer to make payments on the Notes or satisfy its payment obligations under any of the Hedge Agreements.

App. A-23
Material Event means a Default, Event of Default, Senior Diversion Event, Rapid
Amortization Event or Manager Termination Event.
Mineral Interests has the meaning specified (i) with respect to the Initial Assets, in the definition of Initial Assets under the Asset Purchase Agreement and (ii) with respect to any
Additional Assets, in the definition of Assets under the applicable Joinder Supplement.
Maverick Party means each of the Issuer, AgentCorp, Holdings, each Seller, the Parent, the Operator and the Manager.
Mewbourne means Mewbourne Oil Company (or its affiliates or, to the extent such successors are oil and gas operators with creditworthiness and operational expertise reasonably comparable to Mewbourne Oil Company as of the Closing Date, its successors).
MNR means Maverick Natural Resources, LLC, a Delaware limited liability company, or its successors.
Monthly Remittance Amount has the meaning set forth in the Operating Agreement.
Moodys means Moodys Investors Service, Inc.
Morningstar means Morningstar Credit Ratings, LLC.
Mortgages means each Mortgage, Line of Credit, Assignment, Security Agreement,
Fixture Filing and Financing Statement, from the Issuer and AgentCorp to the Indenture Trustee and each Deed of Trust, Mortgage, Line of Credit, Assignment, Security Agreement, Fixture Filing
and Financing Statement, from the Issuer and AgentCorp to the Indenture Trustee.
Multiemployer Plan means any ERISA Plan that is a multiemployer plan (as such term is defined in section 4001(a)(3) of ERISA).
NAIC means the National Association of Insurance Commissioners.
Non-Foreign Status Certificate has the meaning specified in Section 2.02(r) of the
Indenture.
Non-U.S. Plan means any plan, fund or other similar program that (a) is established or maintained outside the United States of America by Holdings or the Issuer primarily for the benefit of employees of Holdings or the Issuer residing outside the United States of America, which plan, fund or other similar program provides, or results in, retirement income, a deferral of income in contemplation of retirement or payments to be made upon termination of employment, and (b) is not subject to ERISA or the Code.
Note Interest means, with respect to any Payment Date and to the Notes of a Class and
Series, an amount equal to the sum of (i) the interest accrued thereon during the Interest Accrual
Period at the applicable Interest Rate (which Interest Rate may be fixed or floating and shall be set forth in the related Series Supplement for such Series and Class of Notes) on the Outstanding
Principal Balance thereof plus (ii) any accrued and unpaid Note Interest thereon from prior

App. A-24
Payment Dates, together with, to the extent permitted by law, interest thereon at such Interest Rate during the Interest Accrual Period, calculated on the basis of the applicable Day Count Convention.
Note Owner means, with respect to any Book-Entry Note, the Person who is the beneficial owner of such Note as reflected on the books of the Depositary, a Depositary Participant or an indirect participating brokerage firm for which a Depositary Participant acts as agent.
Note Purchase Agreement means, with respect to any Series of Notes, each purchase agreement related to the sale by the Issuer or its Affiliates of all or any portion of a Class of Note of such Series of Notes, as the same may be amended, supplemented or otherwise modified from time to time in accordance with the terms thereof.
Note Register has the meaning specified in Section 2.02(a) of the Indenture.
Note Registrar has the meaning specified in Section 2.02(a) of the Indenture.
Noteholder means the Person in whose name a Note is registered in the Note Register.
Noteholder FATCA Information means, with respect to any Noteholder, information sufficient to eliminate the imposition of, or determine the amount of, U.S. withholding tax under
FATCA.
Noteholder Tax Identification Information means, with respect to any Noteholder, properly completed and signed tax certifications (generally, in the case of U.S. federal income tax,
IRS Form W-9 (or applicable successor form) in the case of a person that is a U.S. Person or the appropriate IRS Form W-8 (or applicable successor form)) as well as other relevant information if the Noteholder desires to claim the portfolio interest exemption in the case of a person that is not a U.S. Person.
Notes means the notes issued by the Issuer pursuant to the Indenture and the Series
Supplements.
Novation Agreement means each agreement by and among the Issuer, a transferor and a
Hedge Counterparty pursuant to which hedging transactions are novated to the Issuer and become subject to the related Hedge Agreement between the Issuer and such Hedge Counterparty.
NRSRO means any nationally recognized statistical rating agency recognized as such by the Commission and acceptable to the SVO.
OFAC means the Office of Foreign Assets Control of the U.S. Department of the
Treasury.
OFAC Sanctions Program means any comprehensive economic or trade sanction that
OFAC is responsible for administering and enforcing. A list of OFAC Sanctions Programs may be found at http://www.treasury.gov/resource-center/sanctions/Programs/Pages/Programs.aspx.
Officers Certificate means, in the case of the Issuer, a certificate signed by any authorized officer of the Issuer, under the circumstances described in, and otherwise complying

App. A-25
with, the applicable requirements of Section 12.01 of the Indenture, and delivered to the Indenture
Trustee (unless otherwise specified, any reference in the Indenture to an Officers Certificate shall be to an Officers Certificate of any authorized officer of the Issuer), and in the case of Holdings or the Manager, a certificate signed by the president, a vice president, a treasurer, an assistant treasurer, a secretary or an assistant secretary of Holdings or the Manager, as appropriate.
Oil and Gas Portfolio means, as of any date of determination, the Assets then held by the
Issuer (including, for the avoidance of doubt, any Additional Assets).
Operating Agreement means the Operating Agreement, dated as of the Initial Closing
Date, between the Operator, the Issuer and AgentCorp (as the same may be amended, supplemented or otherwise modified from time to time in accordance with the terms thereof), including the related recording supplement.
Operating Expense Limit means, as of any date of determination, 80% of the sum of the aggregate proceeds of the sale of Hydrocarbons from the Oil & Gas Portfolio, the aggregate of the
Equity Contribution Cures (in the form of cash), if any, deposited in the Collection Account, and the net proceeds of any Hedge Agreement received by or on behalf of the Issuer or AgentCorp, over the 12 immediately preceding Collection Periods.
Operating Expense Suspension Event means, as of any date of determination, if (i) the aggregate Operating Expenses over the 12 immediately preceding Collection Periods exceeds (ii)
the Operating Expense Limit with respect to such 12 immediately preceding Collection Periods.
Operating Expenses has the meaning set forth in the Operating Agreement.
Operator means Unbridled Resources, LLC, a Delaware limited liability company, in its capacity as operator under the Operating Agreement, and any successor thereunder.
Operator Account means that certain deposit account in the name of the Operator and held at the Operator Account Bank, or any successor deposit account that has been approved in writing by the Majority Noteholders, into which the revenues generated from the Assets are deposited, which shall be subject to a blocked account control agreement or deposit account control agreement, as applicable, at all times, in favor of the Indenture Trustee for the benefit of the
Secured Parties.
Operator Account Bank means an Eligible Institution at which the Operator Account is located.
Opinion of Counsel means one or more written opinions of counsel who may, except as otherwise expressly provided in the Indenture and except for any opinion rendered with respect to a tax matter under the Indenture, be an employee of or counsel to the Restricted Parties or the
Manager and who shall be satisfactory to the addressees of such opinion, and which opinion or opinions, if addressed to the Indenture Trustee, shall comply with any applicable requirements of
Section 12.01 of the Indenture and shall be in form and substance satisfactory to the Indenture
Trustee.
Opinion Threshold means has the meaning specified in the Asset Purchase Agreement.

App. A-26
Optional Redemption means the redemption of the Notes by the Issuer in accordance with Section 10.01 of the Indenture.
Optional Redemption Price means, in connection with a redemption of Notes of any
Class and Series pursuant to Section 10.01 of the Indenture, the price specified in the related Series
Supplement for Notes of such Class.
Order means any award, decision, injunction, judgment, order, ruling, subpoena or verdict entered, issued, made or rendered by any court, administrative agency or other
Governmental Body or by any arbitrator.
Organizational Documents means, with respect to any entity, (a) in the case of a corporation, the articles or certificate of incorporation (or the equivalent of such items under state law) and the bylaws of such corporation, (b) in the case of a limited liability company, the certificate or articles of existence or formation and the operating agreement of such limited liability company, (c) in the case of a limited partnership, the certificate of formation and the limited partnership agreement of such limited partnership and the Organizational Documents of the general partner of such limited partnership and (d) any documents equivalent to the foregoing under the law of the state where such entity was organized or formed.
Outstanding means, as of any date of determination, all Notes that have been authenticated and delivered under the Indenture, except:
(a)Notes that have been cancelled by the Note Registrar or delivered to the Note
Registrar for cancellation;
(b)Notes or portions thereof the payment for which money in the necessary amount has been deposited with the Indenture Trustee or any Paying Agent in trust for the
Holders of such Notes (provided, that if such Notes are to be redeemed, notice of such redemption has been duly given or waived pursuant to the Indenture or provision for such notice or waiver has been made which is satisfactory to the Indenture Trustee); and
(c)Notes in exchange for or in lieu of which other Notes have been authenticated and delivered pursuant to the Indenture, unless proof satisfactory to the Indenture Trustee is presented that any such Notes are held by a protected purchaser;
provided, that in determining whether the Controlling Class or the Majority Noteholders have given any request, demand, authorization, direction, notice, consent or waiver hereunder or under any Basic Document, Notes owned by any Affiliate of a Maverick Party shall be disregarded and deemed not to be Outstanding, except that, in determining whether the Indenture Trustee shall be protected in relying upon any such request, demand, authorization, direction, notice, consent or waiver, only Notes that a Responsible Officer of the Indenture Trustee has actual knowledge are so owned shall be so disregarded. Notes so owned that have been pledged in good faith may be regarded as Outstanding if the pledgee establishes to the satisfaction of the Indenture Trustee the pledgees right so to act with respect to such Notes and that the pledgee is not an Affiliate of a
Maverick Party.

App. A-27
Outstanding Amount means, as of any date of determination, the aggregate principal amount of all Notes then Outstanding.
Outstanding Principal Balance means, as of any date of determination, with respect to any Class and/or Series of Notes, the aggregate unpaid principal balance of all Outstanding Notes of such Class and/or Series.
Over Hedged Payments means the amount, if any, required to be paid by the Issuer pursuant to the termination, disposition, novation, restructuring or other modification in whole or in part, of any Hedge Agreement in order to maintain compliance with the Over Hedged
Requirement.
Over Hedged Requirement has the meaning specified in Section 4.27 of the Indenture.
Ownership Interest means, with respect to any Note, any ownership or security interest in such Note of the Holder thereof and any other interest therein, whether direct or indirect, legal or beneficial, as owner or as pledgee.
P&A Reserve Account means the account designated as such, established and maintained pursuant to Section 8.02(a)(v) of the Indenture.
P&A Expense Amount means, for any fiscal year, the actual net aggregate amount of plugging and abandonment expenses attributable to the Operated Wellbores and the Non-Operated
Wellbores (calculated net to the Issuers right, title and interest in and to the applicable Operated
Wellbores and the Non-Operated Wellbores).
P&A Reserve Account means an account established on or before the Closing Date and maintained by the Securities Intermediary in the name of the Issuer, in trust for the benefit of the
Noteholders and each Hedge Counterparty.
P&A Reserve Amount means (i) at any time for which the most recent determination of the P&A Expense Amount for the prior calendar year resulted in a P&A Reserve Trigger, two times the amount by which the P&A Expense Amount exceeded the P&A Reserve Trigger for the prior calendar year and (ii) any other time, $0.
P&A Reserve Trigger means the occurrence of, as of the first Payment Date following the determination of the P&A Expense Amount for the prior fiscal year, the P&A Expense Amount for such prior fiscal year exceeding the amounts set forth on Exhibit D
Parent means Maverick Natural Resources II, LLC, a Delaware limited liability company, or its successors.
Paying Agent means the Indenture Trustee or any other Person that meets the eligibility standards for the Indenture Trustee specified in Section 6.11 of the Indenture, and is authorized by the Issuer to make payments to and distributions from the Collection Account, including payments of principal of or interest on the Notes on behalf of the Issuer.
Payment Date means the 15th day of each calendar month beginning in January 2024 or, if such day is not a Business Day, the immediately following Business Day.

App. A-28
Payment Date Report means a certificate of the Manager delivered pursuant to
Section 8.06(a) of the Indenture.
Payment Determination Date means, with respect to any Payment Date, two (2) Business
Days immediately preceding such Payment Date.
Permitted Change of Control has the meaning specified in the Management Services
Agreement.
Permitted Disposition means any sale, transfer or other disposition of Collateral satisfying the conditions set forth in Section 8.04 of the Indenture
Permitted Indebtedness has the meaning specified in Section 4.21 of the Indenture.
Permitted Investments means:
(i)direct obligations of the United States of America or any agency thereof, or shares of money market funds that invest solely in such obligations,
(ii)obligations fully guaranteed by the United States of America and certificates of deposit issued by, or bankers acceptances of, or time deposits, demand deposits or overnight deposits with, any bank, trust company or national banking association incorporated or doing business under the laws of the United States of America or one of the states thereof having combined capital and surplus and retained earnings of at least $300,000,000,
(iii)commercial paper of companies, banks, trust companies or national banking associations incorporated or doing business under the laws of the United States of America or one of the states thereof and in each case having a rating assigned to such commercial paper by S&P or Moodys (or, if neither such organization shall rate such commercial paper at any time, by any nationally recognized rating organization in the United States of America) equal to the highest rating assigned by such organizations,
(iv)money market funds which (a) invest primarily in obligations of the United States of
America or any agency thereof, corporate bonds, certificates of deposit, commercial paper rated
AAAmmf or better by Fitch and P-1 or better by Moodys, repurchase agreements, time deposits, bankers acceptances, municipal bonds and floating rate and variable rate securities and
(b) have a rating assigned to such fund by Moodys, or Fitch equal to AAAmmf or AAA/
V-1+, respectively, or better, and
(v)such other investments as the Majority Noteholders may approve from time to time.
In no event shall any investment be eligible as a Permitted Investment unless the final maturity or date of return of such investment is thirty (30) days or less from the date of purchase thereof.
Permitted Liens has the meaning specified for the term Permitted Encumbrances under the Asset Purchase Agreement and liens securing indebtedness permitted pursuant to Section
4.21(d) of the Indenture.

App. A-29
Person means any individual, corporation, limited liability company, estate, partnership, joint venture, association, joint stock company, trust (including any beneficiary thereof), unincorporated organization or government or any agency or political subdivision thereof.
Physical Property means instruments within the meaning of Section 9-102(a)(47) of the
UCC and certificated securities within the meaning of Section 8-102 of the UCC.
Placement Agent(s) means, with respect to any Series of Notes, as specified in the related
Series Supplement.
Plan means (i) a Benefit Plan Investor (ii) any other plan or (iii) any entity deemed to hold plan assets of the foregoing.
Precautionary Mortgage means each Mortgage, line-of-credit Mortgage, assignment, security agreement, fixture filing and financing statement, from the applicable Seller, as mortgagor, to the Issuer, as mortgagee.
Principal Distribution Amount means, with respect to any Class and Series of Notes, as specified in the related Series Supplement.
Priority of Payments has the meaning specified in Section 8.06(b) of the Indenture.
Proceeding means any suit in equity, action at law or other judicial or administrative proceeding.
Production Month means, with respect to each Payment Date, the period from and including the first day of the calendar month third preceding the calendar month in which such
Payment Date occurs (or with respect to the initial Payment Date, from but excluding the Effective
Date), to and including the last day of the calendar month third preceding the calendar month in which such Payment Date occurs.
Production Proceeds has the meaning set forth in the Operating Agreement.
Production Tracking Rate means, as of any Quarterly Determination Date, beginning with the Quarterly Determination Date in June 2024, an amount equal to the quotient of (a) the aggregate Hydrocarbon production volume with respect to the Oil and Gas Portfolio (calculated on a BOE basis) reported during the six (6) calendar months immediately preceding such Quarterly
Determination Date divided by (b) the aggregate Hydrocarbon production volume with respect to the Oil and Gas Portfolio (calculated on a BOE basis) projected in the most recent Reserve Report with respect to such six (6) immediately preceding calendar months; provided, that the calculation of the Production Tracking Rate shall exclude any Additional Assets until the first Quarterly
Determination Date that is at least six (6) months after the date of acquisition of such Additional
Assets by the Issuer.
Pro Forma Aggregate DSCR means the projected Aggregate DSCR calculation as of the
Payment Determination Date occurring in the Payment Determination Date occurring at least six
(6) calendar months following the date of the issuance of the relevant Additional Notes or
Permitted Disposition of Collateral. The Pro Forma Aggregate DSCR shall be based on six (6)
calendar months of projected Securitized Net Cash Flow and debt service on the Notes after giving

App. A-30
effect to the Additional Assets and Additional Notes or Permitted Disposition, as applicable, with such projected Securitized Net Cash Flow calculated (a) by reference to the net projected cash flows from the Oil and Gas Portfolio categorized as proved, developed and producing based upon the Reserve Report most recently delivered, (b) in a manner substantially similar to the calculation of PV-10 as though such Payment Determination Date was a Quarterly Determination Date, (c) by
excluding any Assets that have been disposed of prior to such determination date, and (d) by excluding any Additional Assets for which a reserve report as required by the Asset Purchase
Agreement covering such Additional Assets as of a date no more than six (6) months prior to the determination date is not available.
Pro Forma Senior DSCR means the projected Senior DSCR calculation as of the
Payment Determination Date occurring in the Payment Determination Date occurring at least six
(6) calendar months following the date of the issuance of the relevant Additional Notes or
Permitted Disposition of Collateral. The Pro Forma Senior DSCR shall be based on six (6) calendar months of projected Securitized Net Cash Flow and debt service on the Notes after giving effect to the Additional Assets and Additional Notes or Permitted Disposition of Collateral, with such projected Securitized Net Cash Flow calculated (a) by reference to the net projected cash flows from the Oil and Gas Portfolio categorized as proved, developed and producing based upon the
Reserve Report most recently delivered, (b) in a manner substantially similar to the calculation of
PV-10 as though such Payment Determination Date was a Quarterly Determination Date, (c) by
excluding any Assets that have been disposed of prior to such determination date, and (d) by excluding any Additional Assets for which a reserve report as required by the Asset Purchase
Agreement covering such Additional Assets as of a date no more than six (6) months prior to the determination date is not available.
PV-10 means, as of any date of determination, the value based on the most recent
Reserve Report delivered pursuant to Section 8.05 of the Indenture consisting of the discounted present value (using a 10.0% discount rate) of the sum of (i) the net projected cash flows from the
Oil and Gas Portfolio categorized as proved, developed and producing, calculated as of such date of determination, as (x) the sum of revenues based on (1) projected Hydrocarbon production at current WTI, Henry Hub or the applicable strip prices for natural gas liquids (as reported from time to time by CME Group/NYMEX) and (2) all other projected revenue line items recognized
(or that will be recognized) on the financial statements of the Restricted Parties, minus
(y) projected severance taxes, ad valorem taxes, operating expenses, workover expenses and other deductions, in each case, calculated on a monthly basis (or less frequently if the most recently delivered Reserve Report does not break down by month for such time period), and projected plugging and abandonment expenses (net to the Oil & Gas Portfolio) plus (ii) the positive or negative aggregate Mark-to-Market determined as of such date of determination of all Hedging
Transactions; provided, that on each Semi-Annual Determination Date, the PV-10 will be re-
calculated using the most recently delivered Reserve Report pursuant to the Indenture, adjusting for current strip prices and the current positive or negative aggregate Mark-to-Market determined as of such date of determination of all Commodity Hedges and excluding any production volumes and associated revenues and expenses that were projected for Collection Periods preceding such
Semi-Annual Determination Date.

App. A-31
Qualified Institutional Buyer means a qualified institutional buyer within the meaning of such term as set forth in Rule 144A(a)(1) under the Securities Act.
Qualifying Debt Opinion means an opinion, based on customary representations, covenants and undertakings by the Issuer and its Affiliates, from nationally-recognized tax counsel to the effect that the Notes, or a Series or Class of Notes, will be properly characterized as debt for
U.S. federal income tax purposes, subject to customary assumptions and qualifications.
Quarterly Determination Date means (i) initially, the Payment Determination Date in the month of June 2024 and (ii) thereafter, the Payment Determination Dates in the months of March,
June, September and December of each calendar year.
Rapid Amortization Event means the occurrence and continuation of any of (i) an Event of Default under the Indenture or (ii) Manager Termination Event under the Management Services
Agreement.
Rating Agency means, with respect to any action or event in regards to a Series of Notes, the rating agency or agencies specified as such in the Series Supplement for such Series.
Rating Agency Condition means, with respect to any transaction or matter in regards to
Notes of any Class and Series, a condition that is satisfied:
(i)if Rating Agency Condition (or an analogous term) is defined in the Series
Supplement for such Series, when such condition as defined therein has been satisfied; and
(ii)if Rating Agency Condition (or an analogous term) is not defined in the
Series Supplement for such Series, when each Rating Agency then rating such Notes shall have received ten (10) Business Days (or such shorter period as shall be acceptable to such
Rating Agency) prior written notice of such transaction or matter, and shall not have notified the Issuer that such transaction or matter will result in a downgrade or withdrawal of the then-current rating of such Rating Agency of such Notes.
Rating Agency Contact means, with respect to the Notes issued on the Initial Closing
Date, globalcrosssectorsf@fitchratings.com, and with respect to any other Rating Agency and
Series of Notes, the contact details specified for such Rating Agency in the related Series
Supplement.
Record Date means, with respect to a Payment Date or Redemption Date, the last day of the immediately preceding calendar month.
Redemption Date has the meaning specified in Section 10.01 of the Indenture.
Regulation S means Regulation S promulgated under the Securities Act and any successor provision thereto.
Regulation S Global Note means, with respect to any Series and Class of Notes, a single global Note, in definitive, fully registered form without interest coupons, representing such Notes offered and sold outside the United States in reliance on Regulation S, which Note bears a
Regulation S Legend.

App. A-32
Regulation S Legend means, with respect to any Series and Class of Notes, a legend generally to the effect that such Notes may not be offered, sold, pledged or otherwise transferred in the United States or to a U.S. Person prior to the date that is 40 days following the later of the commencement of the initial offering of such Notes and the Closing Date for such Notes, except pursuant to an exemption from the registration requirements of the Securities Act.
Related Fund means, with respect to any Noteholder, any fund or entity that (a) invests in securities or bank loans and (b) is advised or managed by such Noteholder, the same investment advisor as such Noteholder or by an affiliate of such Noteholder or such investment advisor.
Release Date means, with respect to any Series and Class of Notes, the date that is 40 days following the later of (i) the Closing Date for such Notes and (ii) the commencement of the initial offering of such Notes in reliance on Regulation S.
Release Price means, with respect to any disposition, an amount equal to (a) if the
Special Priority of Payments is not in effect, the product of (i) a fraction, the numerator of which is the aggregate Outstanding Principal Balance of the Notes, and the denominator of which is the
PV-10 of the Collateral (as reflected in the then-current Reserve Report), (ii) the PV-10 attributable to the Collateral disposed of (as reflected in the then-current Reserve Report), and
(iii) the applicable Release Price Multiplier or (b) if the Special Priority of Payments is in effect,
100% of the net proceeds of such disposition.
Release Price Multiplier means:
(a)with respect to the first 5% of the PV-10 attributable to the Collateral disposed of in the aggregate in Permitted Dispositions, including such Permitted Disposition, 1.10;
(b)with respect to the subsequent 5.01-10% of the PV-10 attributable to the Collateral disposed of in the aggregate in Permitted Dispositions, including such Permitted Disposition, 1.15;
and
(c)with respect to the subsequent 10.01-15% of the PV-10 attributable to the Collateral disposed of in the aggregate in Permitted Dispositions, including such Permitted Disposition, 1.25.
Remittance Date has the meaning set forth in the Operating Agreement.
Required Hedge Holdback Amounts has the meaning specified in Section 8.06 of the
Indenture.
Reserve Report means (i) initially, the APA Reserve Report and (ii) upon delivery of the updated Reserve Report required with respect to the Assets pursuant to Section 8.05 of the
Indenture, a Reserve Report in form and substance substantially similar to the APA Reserve Report
(as adjusted for new information), setting forth as of the date of such updated report the oil and gas reserves of the Restricted Parties, together with a projection of the rate of production and future net income, Taxes, Operating Expenses and capital expenditures with respect to the Assets as of such date, which report shall be based on good faith and reasonable economic assumptions provided by the Manager; contain customary assumptions, qualifications and exclusions, and to

App. A-33
the extent required to be audited by the Indenture, audited by the petroleum engineer that audited the Reserve Report delivered in connection with the execution of the Indenture or another reputable third party independent petroleum engineer reasonably acceptable to the Majority Noteholders.
Responsible Officer means, (x) with respect to the Indenture Trustee, any officer within the Corporate Trust Office of the Indenture Trustee, including any vice president, assistant vice president, assistant secretary, senior associate, associate, trust officer or any other officer, employee or other person of the Indenture Trustee customarily performing functions similar to those performed by any of the above-designated officers and, with respect to each, having direct responsibility for the administration of the Indenture and, with respect to a particular matter, any other officer to whom such matter is referred because of such other officers knowledge of and familiarity with a particular subject, (y) with respect to the Restricted Parties, any officer, including any president, vice president, secretary or any other officer performing functions similar to those performed by such officers, and (z) with respect to Holdings or any Seller, any officer, including any president, vice president, secretary or any other officer performing functions similar to those performed by such officers.
Restricted Parties and Restricted Party have the meanings specified in the preamble to the Indenture.
Retained Liabilities has the meaning specified in the Asset Purchase Agreement.
Rule 144A means Rule 144A promulgated under the Securities Act and any successor provision thereto.
Rule 144A Global Note means, with respect to any Series and Class of Notes, a single global Note, in definitive, fully registered form without interest coupons, representing such Notes, which Note does not bear a Regulation S Legend.
Sanctioned Jurisdiction means any country, region, or territory that is, or whose government is, the subject or target of any subject to comprehensive embargo under Economic
Sanctions Laws (including, as of the date hereof, Cuba, Iran, North Korea, Syria, the Crimea region of Ukraine, the so-called Donetsk Peoples Republic and the so-called Luhansk Peoples
Republic).
Section 385 Related Party means the Issuer (or any entity treated as the Issuer for U.S.
federal income tax purposes), a member of an expanded group that includes the Issuer (or any entity treated as the Issuer for U.S. federal income tax purposes) or with respect to which the Issuer is a controlled partnership or that would include the Issuer if the Issuer were a corporation or a controlled partnership with respect to such an expanded group, in each case within the meaning of Treasury Regulations under Section 385 of the Code.
Secured Obligations means, without duplication, any and all amounts owing or to be owing by the Issuer:  (a) to any Noteholder under any of the Notes or any of the other Basic
Documents, including, without limitation, (i) all payment of principal of, and interest on each Note and the Indenture (including, without limitation, interest accruing after the filing of any bankruptcy or similar petition or the commencement of any insolvency, receivership or similar proceeding,

App. A-34
regardless of whether such interest is allowed in such proceeding or after the filing of such petition), (ii) all other amounts payable by the Issuer under the Notes and the other Basic
Documents and (iii) the punctual and faithful performance, keeping, observance, and fulfilment by the Issuer of all of the agreements, conditions, covenants, and obligations of the Issuer contained in the Notes and the other Basic Documents; (b) to any Hedge Counterparties under any applicable
Hedge Agreements (including any termination payments and any amounts owed or owing thereunder); (c) to the Secured Parties under the Basic Documents; and (d) all renewals, extensions and/or rearrangements of any of the above, in each case, equally and ratably without prejudice, priority or distinction, and to secure compliance with the provisions of the Indenture, all as provided in the Indenture.
Secured Parties shall mean, collectively, the Indenture Trustee, the Back-up Manager, the Noteholders, and the Hedge Counterparties, and Secured Party means any of them individually.
Securities Act means the U.S. Securities Act of 1933, as amended.
Securities Intermediary has the meaning specified in Section 8.02(c)(i) of the Indenture.
Securitized Net Cash Flow means, with respect to any Collection Period, (a) the sum of
(i) the Available Collections for such Collection Period and the aggregate amount of Equity
Contribution Cures, if any, deposited into the Collection Account and available for distribution on the related Payment Date and (ii) the net proceeds from the Hedge Agreements received by the
Issuer with respect to the related Payment Date, in excess of amounts payable pursuant to clause (iii) of the Priority of Payments, minus (b) the amounts payable pursuant to clauses (i) and
(ii) of the Priority of Payments with respect to the related Payment Date.
Sellers means, collectively, the Initial Sellers and each Additional Seller.
Semi-Annual Determination Date means the Payment Determination Date in each June and December, commencing in December 2024, or if any such day is not a Business Day, the next succeeding Business Day.
Senior Diversion Event means an event that will be continuing as of any Payment Date for so long as:
(i)the Senior DSCR as of such Payment Date is less than 1.25x,
(ii)the Production Tracking Rate as of such Payment Date is less than 80%,
(iii)the Senior LTV is greater than (x) prior to twenty-four (24) months since the issuance of the most recent Series of Class A Notes, 65%, (y) between twenty-four (24) and thirty-six (36)
months since the issuance of the most recent series of Class A Notes, 55%, or (z) at any other time when clauses (x) and (y) do not apply, 50%, or
(iv)to the extent that Mewbourne is operator with respect to more than 20% of the PV-10 of the Collateral, (x) the commencement and continuation by Mewbourne of a voluntary case under any applicable federal or state bankruptcy, insolvency or other similar law now or hereafter in

App. A-35
effect, or the consent by Mewbourne to the entry of an order for relief in an involuntary case under any such law, or the making by Mewbourne of any general assignment for the benefit of creditors, or the continuing failure by Mewbourne generally to pay its debts as such debts become due, or the continued taking of any action by Mewbourne in furtherance of any of the foregoing; and (y)
Mewbourne is in continuing, material and uncured default of its payment obligations to the applicable Maverick Party:
provided, that a Senior Diversion Event shall be deemed to be cured as of any Quarterly
Determination Date on which none of the foregoing events are continuing.
Senior DSCR means, as of any Quarterly Determination Date, beginning with the
Quarterly Determination Date occurring in June 2024, an amount equal to the quotient of (a) the
Securitized Net Cash Flow for each of the six (6) immediately preceding Collection Periods, divided by (b) the sum of (i) without duplication, the aggregate Note Interest on the Class A Notes of each Series for each of such six (6) immediately preceding Payment Dates and any unpaid Note
Interest for such Class A Notes as of the Payment Date six (6) months prior to such Quarterly
Determination Date plus (ii) the aggregate Principal Distribution Amount for such Class A Notes for each of such six (6) immediately preceding Payment Dates plus (iii) any unpaid Principal
Distribution Amounts for such Class A Notes as of the Payment Date six (6) months prior to such
Quarterly Determination Date. The calculation of the Senior DSCR shall include Additional Assets and Additional Notes beginning with the first Quarterly Determination Date after the date of the acquisition of such Additional Assets or issuance of such Additional Notes. During the period which the Additional Assets have been owned by the Issuer for fewer than six (6) Collection
Periods or the Additional Notes have been outstanding for fewer than six (6) Collection Periods, such calculation will include the Additional Assets and Additional Notes from the related Effective
Time and the Closing Date, respectively, as applicable.
Senior Financial Officer means, with respect to the Issuer or Holdings, the manager, the chief financial officer, the principal accounting officer, the treasurer or the comptroller (or any other officer holding a title or role similar to any of the foregoing) of the Issuer or Holdings, as applicable.
Senior IO DSCR means, as of any Quarterly Determination Date, beginning with the
Quarterly Determination Date occurring in June 2024, an amount equal to the quotient of (a) the
Securitized Net Cash Flow for each of the six (6) immediately preceding Collection Periods, divided by (b) the aggregate Note Interest with respect to the Class A Notes of each Series for each of the six (6) immediately preceding Collection Periods. Any unpaid Note Interest as of any prior
Payment Dates shall not be included when calculating the Senior IO DSCR. The calculation of the
Senior IO DSCR shall include Additional Assets and Additional Notes beginning with the first
Quarterly Determination Date after the Closing Date of the acquisition of such Additional Assets or issuance of such Additional Notes. During the period which the Additional Assets have been owned by the Issuer for fewer than six (6) Collection Periods or the Additional Notes have been outstanding for fewer than six (6) Collection Periods, such calculation will include the Additional
Assets and Additional Notes from the related Effective Time and the Closing Date, respectively, as applicable.

App. A-36
Senior LTV means, as of any Semi-Annual Determination Date, beginning with the
Semi-Annual Determination Date in 2024, an amount equal to the quotient of (a) the excess of (x)
the Outstanding Principal Balance of the Class A Notes (net of any then-existing receivables, to the extent they have reduced the PV-10) as of such date of determination over (y) the amount then on deposit in the Collection Account divided by (b) the PV-10 as of such date of determination minus any Excess Concentration Amounts. The Senior LTV shall be determined on an semi-
annual basis; provided that if the PV-10 shall have been re-calculated as a result of an updated
Reserve Report being obtained prior to any otherwise scheduled annually updated Reserve Report
(as described in the definition of PV-10), then the Senior LTV shall be re-calculated giving effect to such re-calculation of the PV-10 and on the basis of the then-current amounts specified in the preceding clause (a).
Series means a series of Notes issued pursuant to the Indenture and the related Series
Supplement.
Series 2023-1 Note Purchase Agreement means the Series 2023-1 Note Purchase
Agreement, dated as of the Initial Closing Date, among the Maverick Parties and the Series
2023-1 Purchasers, as the same may be amended, supplemented or otherwise modified from time to time in accordance with the terms thereof.
Series 2023-1 Purchaser or Series 2023-1 Purchasers means the purchasers listed on
Schedule B to the Series 2023-1 Note Purchase Agreement.
Series Allocation Percentage means for each Series, the percentage calculated as of the most recent Closing Date equal to the quotient of (a) the Outstanding Principal Balance of such
Series and (b) the aggregate Outstanding Principal Balance of all Series. Once a Series has been repaid in full, the Series Allocation Percentage for each Outstanding Series shall be increased on a pro rata basis such that the sum of the Series Allocation Percentages for each Outstanding Series shall equal 100%. The Series Allocation Percentage for all Series shall be recalculated upon the issuance of Additional Notes.
Series Supplement means a supplement to the Indenture pursuant to which a Series of
Notes is issued.
Special Priority of Payments has the meaning specified in Section 8.06(d) of the
Indenture.
Standard & Poors or S&P means S&P Global Ratings, a division of S&P Global Inc.
State means any one of the 50 states of the United States of America or the District of
Columbia.
Subsidiary means, as to any Person, any other Person in which such first Person or one or more of its Subsidiaries or such first Person and one or more of its Subsidiaries owns sufficient equity or voting interests to enable it or them (as a group) ordinarily, in the absence of contingencies, to elect a majority of the directors (or Persons performing similar functions) of such second Person, and any partnership or joint venture if more than a 50% interest in the profits or

App. A-37
capital thereof is owned by such first Person or one or more of its Subsidiaries or such first Person and one or more of its Subsidiaries (unless such partnership or joint venture can and does ordinarily take major business actions without the prior approval of such Person or one or more of its
Subsidiaries). Unless the context otherwise clearly requires, any reference to a Subsidiary is a reference to a Subsidiary of the Issuer.
Successor Manager Transition Expenses means all costs and expenses incurred by a successor Manager or Interim Successor Manager in connection with the termination, removal, resignation and/or replacement of the Manager under the Management Services Agreement.
SVO means the Securities Valuation Office of the NAIC.
Synthetic Lease means, at any time, any lease (including leases that may be terminated by the lessee at any time) of any property (a) that is accounted for as an operating lease under
GAAP and (b) in respect of which the lessee retains or obtains ownership of the property so leased for U.S. federal income tax purposes, other than any such lease under which such Person is the lessor.
Tangible Net Worth has the meaning specified in the Management Services Agreement.
Tangible Net Worth Test means, as of any Quarterly Determination Date, the Tangible
Net Worth of Parent is at least $50 million.
Tax or Taxes means all present or future taxes, levies, imposts, duties, deductions, withholdings (including backup withholding), assessments, fees or other charges imposed by any taxing authority, including any interest, additions to tax or penalties applicable thereto.
Tax Restricted Notes means Notes for which the Issuer does not receive a Qualifying
Debt Opinion (a) at the time the Series or Class of such Notes is issued, or (b) to the extent the
Notes are held by a Section 385 Related Party at any time, when such Notes are transferred by such Section 385 Related Party to another person (it being understood that such Series or Class that does not receive a Qualifying Debt Opinion at the time such Series or Class of Notes is issued will be designated as Tax Restricted Notes in the Series Supplement for such Series or Class).
Threatened means, with respect to any claim, Proceeding, dispute, action or other matter, a demand or statement has been made (orally or in writing) to the Issuer, Holdings, or any of the
Issuers or Holdings officers, directors or employees, that would lead a prudent Person to conclude that such a claim, Proceeding, dispute, action or other matter is likely to be asserted, commenced, taken or otherwise pursued in the future.
Title Failure Amount has the meaning specified in the Asset Purchase Agreement.
Trade Control Laws means those Laws (a) regulating the export, reexport, transfer, disclosure or provision of commodities, software, technology, or imposing trade control restrictions on countries, individuals or entities, including but not limited to the Export Control
Reform Act of 2018 (Public Law Public Law 115-232--Title XVII, Subtitle B), the Export

App. A-38
Administration Regulations (15 C.F.R. Parts 730-774), the Arms Export Control Act (Public Law
90-629), and the International Traffic in Arms Regulations (22 C.F.R. Parts 120-130), authorizing or related to Economic Sanctions Laws (including but not limited to the International Emergency
Economic Powers Act (Public Law 95-223) and the Trading With the Enemy Act (50 U.S.C. App.
§§ 1-44)), (b) any other export and import control and customs Laws administered by a U.S. or
non-U.S. Governmental Authority, (c) Anti-Corruption Laws, and (d) Anti-Money Laundering
Laws.
Transfer Taxes has the meaning specified in the Asset Purchase Agreement.
Treasury Regulations means regulations, including proposed or temporary regulations, promulgated under the Code. References herein to specific provisions of proposed or temporary regulations shall include analogous provisions of final Treasury Regulations or other successor
Treasury Regulations.
UCC means, unless the context otherwise requires, the Uniform Commercial Code, as in effect in the relevant jurisdiction, as amended from time to time.
Uncertificated Notes has the meaning specified in Section 2.01(a)(i) of the Indenture.
Unpermitted Assignee means, other than any Affiliate or Related Fund of a Noteholder purchasing Notes at original issuance or during the existence of an Event of Default, any Person for which owning operated, non-operated and/or mineral interests in oil and gas reserves is its primary business; provided, for the avoidance of doubt, that passive investment by a Person in companies engaged in such operations will not cause such Person to be deemed to be an
Unpermitted Assignee.
USA PATRIOT Act means United States Public Law 107-56, Uniting and Strengthening
America by Providing Appropriate Tools Required to Intercept and Obstruct Terrorism (USA
PATRIOT ACT) Act of 2001, as amended from time to time, and the rules and regulations promulgated thereunder from time to time in effect.
U.S. Person means a United States person as defined under Section 7701(a)(30) of the
Code.
Verification Agent the Back-up Manager or, in the event the Back-up Manager is unavailable or declines to accept such engagement in its sole discretion, an accounting firm of nationally recognized standing.
Voting Amount means, with respect to any Class of any Series, the amount specified in the related Series Supplement for Notes of such Class.
Warm Back-Up Management Duties has the meaning specified in the Back-up
Management Agreement.
Warm Trigger Event means the occurrence of a Senior Diversion Event for two consecutive Quarterly Determination Dates or a Rapid Amortization Event, and a Warm Trigger
Event shall be deemed to be no longer continuing if no Senior Diversion Event has been in effect

App. A-39
for two consecutive Quarterly Determination Dates and no Rapid Amortization Event is
continuing.
Well Facilities has the meaning specified (i) with respect to the Initial Assets, in the definition of Initial Assets under the Asset Purchase Agreement and (ii) with respect to any
Additional Assets, in the definition of Assets under the applicable Joinder Supplement.
Wells has the meaning specified (i) with respect to the Initial Assets, in the definition of
Initial Assets under the Asset Purchase Agreement and (ii) with respect to any Additional Assets, in the definition of Assets under the applicable Joinder Supplement.

App. A-40
PART II - RULES OF CONSTRUCTION
(a)Accounting Terms. As used in this Appendix or the Basic Documents, accounting terms which are not defined, and accounting terms which are partly defined, herein or therein shall have the respective meanings given to them under GAAP. To the extent that the definitions of accounting terms in this Appendix or the Basic Documents are inconsistent with the meanings of such terms under GAAP, the definitions contained in this Appendix or the Basic
Documents will control.
(b)Hereof, etc. The words hereof, herein and hereunder and words of similar import when used in this Appendix or any Basic Document will refer to this Appendix or such Basic Document as a whole and not to any particular provision of this Appendix or such Basic
Document; and Section, Schedule and Exhibit references contained in this Appendix or any Basic
Document are references to Sections, Schedules and Exhibits in or to this Appendix or such Basic
Document unless otherwise specified. The word or is not exclusive.
(c)Use of related. As used in this Appendix and the Basic Documents, with respect to any Payment Date, the related Payment Determination Date, the related Collection
Period and the related Record Date will mean the Payment Determination Date, the Collection
Period and the Record Date, respectively, immediately preceding such Payment Date.
(d)Amendments. Any agreement or instrument defined or referred to in the Basic
Documents, or in any instrument or certificate delivered in connection therewith, shall mean such agreement or instrument as from time to time amended, modified or supplemented, and includes references to all attachments thereto and instruments incorporated therein.
(e)Number and Gender. Each defined term used in this Appendix or the Basic
Documents has a comparable meaning when used in its plural or singular form. Each gender-
specific term used in this Appendix or the Basic Documents has a comparable meaning whether used in a masculine, feminine or gender-neutral form.
(f)Including. Whenever the term including (whether or not that term is followed by the phrase but not limited to, without limitation or words of similar effect) is used in this
Appendix or the Basic Documents in connection with a listing of items within a particular classification, that listing will be interpreted to be illustrative only and will not be interpreted as a limitation on, or exclusive listing of, the items within that classification.
(g)UCC References. References to sections or provisions of Article 9 of the UCC in any of the Basic Documents shall be deemed to be automatically updated to reflect the successor, replacement or functionally equivalent sections or provisions of Revised Article 9, Secured
Transactions (2000) at any time in any jurisdiction which has made such revised article effective.
(h)Designations. Whenever the phrase in direct order of alphabetical designation, highest alphabetical designation or a similar phrase is used herein, it shall be construed to mean beginning with the letter A and ending with the letter Z; whenever the

App. A-41
phrase direct order of numerical designation or a similar phrase is used herein, it shall be construed to mean beginning with the number 1 and ending with the highest applicable number.